                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


------------------------------   x
                                 :
In re                            :       Chapter 11
                                 :
FAVORITE BRANDS INTERNATIONAL    :       Case No. 99-726 (PJW)
HOLDING CORP., et al.,           :
                                 :       Jointly Administered
               Debtors.          :
                                 :
------------------------------   x

                  DISCLOSURE STATEMENT WITH RESPECT TO FIRST
            AMENDED JOINT PLAN OF REORGANIZATION OF FAVORITE BRANDS INTERNATIONAL HOLDING CORP. AND ITS DEBTOR SUBSIDIARIES
            -------------------------------------------------------

David S. Kurtz (IL 03126561)
Timothy R. Pohl (IL 06208157)
Felicia Gerber Perlman (IL 06210753)
SKADDEN, ARPS, SLATE, MEAGHER
  & FLOM (ILLINOIS)
333 West Wacker Drive
Chicago, Illinois 60606-1285
(312) 407-0700

Gregg M. Galardi (I.D. No. 2991)
Thomas G. Macauley (I.D. No. 3411)
SKADDEN, ARPS, SLATE, MEAGHER
  & FLOM LLP
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899-0636
(302) 651-3000

ATTORNEYS FOR DEBTORS AND
DEBTORS IN POSSESSION
Dated: Wilmington, Delaware
     February 16, 2000

                               TABLE OF CONTENTS

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I.  INTRODUCTION............................................................................        1
         A.   Holders of Claims Entitled to Vote............................................        5
         B.   Voting Procedures.............................................................        6
         C.   Confirmation Hearing..........................................................        7

II.  OVERVIEW OF THE PLAN...................................................................        7
         A.   TPG Settlement................................................................        8
         B.   Summary of Distributions......................................................       10

III.  GENERAL INFORMATION...................................................................       17
         A.   Overview of Chapter 11........................................................       17
         B.   Description and History of Debtors' Business..................................       17
                  1.  The Debtors...........................................................       17
                  2.  The Business..........................................................       18
         C.   Events Leading to Chapter 11 Filings..........................................       18
         D.   Significant Funded Indebtedness...............................................       19

IV.  EVENTS DURING THE CHAPTER 11 CASES.....................................................       21
         A.   Parties in Interest...........................................................       21
                  1.  Advisors to the Debtors...............................................       21
                  2.  Official Committees...................................................       21
                  3.  Postpetition Lender...................................................       22
         B.   Significant Court Orders......................................................       22
         C.   Creditor-Related Activities...................................................       24
         D.   Employee Matters..............................................................       24
         E.   Reclamation Demands and Procedures............................................       24
         F.   Claims Process................................................................       25
                  1.  Claims Objections and Claims Reconciliation...........................       25
                  2.  Preparation of Claims Estimates.......................................       26
         G.   Sale of Substantially All of the Debtors' Assets..............................       26
                  1.  Decision to Sell......................................................       26
                  2.  The Sale Agreement....................................................       27
                  3.  Working Capital Adjustment............................................       28
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                                       i
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V.  THE PLAN OF REORGANIZATION..............................................................       29
         A.   Overall Structure of the Plan.................................................       30
         B.   Classification and Treatment of Claims and Interests..........................       31
                  1.  Fee Claims............................................................       32
                  2.  Administrative Claims.................................................       33
                  3.  Priority Tax Claims...................................................       34
                  4.  Class 1 - Non-Tax Priority Claims.....................................       35
                  5.  Class 2 - Secured Claims..............................................       35
                  6.  Class 3 - Senior Note Claims..........................................       36
                  7.  Class 4 - Subordinated Note Claims....................................       37
                  8.  Class 5 - General Unsecured Claims....................................       38
                  9.  Class 6 - Intercompany Claims.........................................       38
                  10. Class 7 - Old Equity..................................................       38
                  11. Special Provision Regarding Unimpaired Claims.........................       38
         C.   Method of Distribution Under the Plan.........................................       39
                  1.  Sources of Cash for Plan Distributions................................       39
                  2.  Distributions for Claims Allowed as of the Effective Date.............       39
                  3.  Interest on Claims....................................................       39
                  4.  Distributions by Reorganized FBI......................................       39
                  5.  Delivery of Distributions and Undeliverable or Unclaimed
                      Distributions.........................................................       40
                  6.  Record Date for Distributions.........................................       41
                  7.  Allocation of Plan Distributions Between Principal and
                      Interest..............................................................       41
                  8.  Means of Cash Payment.................................................       41
                  9.  Withholding and Reporting Requirements................................       41
                  10. Setoffs...............................................................       42
                  11. Fractional Dollars; De Minimis Distributions..........................       42
         D.   Exemption from Certain Transfer Taxes.........................................       42
         E.   The Plan Administrator........................................................       43
                  1.  Compensation of the Plan Administrator................................       43
                  2.  Indemnification of the Plan Administrator.............................       43
                  3.  Insurance.............................................................       44
                  4.  Successor in Interest to Creditors' Committee.........................       45
                  5.  Authority to Object to Claims and Interests and to Settle
                      Disputed Claims.......................................................       45
         F.   Creditors' Committee and Plan Committee.......................................       45
         G.   Resolution of Disputed, Contingent and Unliquidated Claims....................       47
                  1.  Prosecution of Objections.............................................       47
                  2.  No Distributions Pending Allowance....................................       47

                                      ii
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                  3.  Accounts; Reserves; Escrows............................................      48
                  4.  Distributions After Allowance..........................................      49
         H.   Alternative Dispute Resolution.................................................      50

VI.  MEANS FOR IMPLEMENTATION OF THE PLAN....................................................      50
         A.   Merger of Subsidiaries into FBI................................................      50
         B.   Continued Corporate Existence; Dissolution of Reorganized FBI..................      50
         C.   No Revesting of Assets.........................................................      51
         D.   Substantive Consolidation......................................................      51
                  1.  Substantive Consolidation of the Debtors' Estates......................      51
                  2.  Discussion of Substantive Consolidation................................      52
         E.   Preservation of Rights of Action; Settlement of Litigation Claims..............      56
         F.   Treatment of Executory Contracts and Unexpired Leases..........................      56
         G.   Special Provisions Regarding Insured Claims....................................      57
         H.   Confirmation and Effectiveness of the Plan.....................................      57
         I.   Effect of Plan Confirmation....................................................      58
                  1.  Releases...............................................................      59
                  2.  Discharge of Claims and Termination of Interests.......................      60
                  3.  Exculpation and Limitation of Liability................................      60
                  4.  Injunction.............................................................      61
                  5.  Termination of Subordination Rights and Settlement of Related
                      Claims and Controversies...............................................      61
                  6.  Continuation of ADR....................................................      62
                  7.  Payment of Harshman Severance..........................................      63
                  8.  TPG Settlement.........................................................      63
         J.   Summary of Other Provisions of the Plan........................................      64
                  1.  New By-Laws and New Certificates of Incorporation......................      65
                  2.  Cancellation of Existing Securities, Instruments and
                      Agreements Evidencing Claims and Interests.............................      65
                  3.  Surrender of Canceled Debt Instruments or Securities...................      65
                  4.  Exculpation............................................................      66
                  5.  Effectuating Documents, Further Transactions and Corporate
                      Action.................................................................      66
                  6.  Release of Liens.......................................................      67
                  7.  Bar Dates for Certain Claims...........................................      67
                  8.  Severability of Plan Provisions........................................      68
                  9.  Revocation, Withdrawal or Non-Consummation.............................      69
                  10. Plan Supplement........................................................      69
                  11. Amendment or Modification of the Plan..................................      69
                  12. Retention of Jurisdiction..............................................      70
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                                      iii
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VII.  CONFIRMATION AND CONSUMMATION PROCEDURE................................................      70
         A.   Solicitation of Votes..........................................................      70
         B.   The Confirmation Hearing.......................................................      74
         C.   Confirmation...................................................................      75
                  1.  Unfair Discrimination and Fair and Equitable Tests.....................      76
                  2.  Best Interests Test....................................................      77
                  3.  Feasibility............................................................      78

VIII. RISK FACTOR TO BE CONSIDERED...........................................................      79

IX.   CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN....................................      79
         A.   General........................................................................      79
         B.   Federal Income Tax Consequences to the Debtors.................................      80
                  1.  Regular Federal Income Tax.............................................      80
                  2.  Alternative Minimum Tax................................................      81
         C.   Federal Income Tax Consequences to Holders of Claims...........................      81
         D.   Information Reporting and Backup Withholding...................................      82
         E.   Importance of Obtaining Professional Tax Assistance............................      82

X.    ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN..............................      82

XI.   CONCLUSION AND RECOMMENDATION..........................................................      83

EXHIBIT A     FIRST AMENDED JOINT PLAN OF REORGANIZATION OF
              FAVORITE BRANDS INTERNATIONAL HOLDING CORP.
              AND ITS DEBTOR SUBSIDIARIES

EXHIBIT B     DISCLOSURE STATEMENT ORDER

                               I.  INTRODUCTION

          Favorite Brands International Holding Corp. ("FBI") and its three debtor affiliates (collectively with FBI, the "Debtors") in these jointly administered chapter 11 cases (the "Chapter 11 Cases") submit this disclosure statement (the "Disclosure Statement") pursuant to section 1125 of title 11, United States Code (the "Bankruptcy Code"), to holders of claims against and interests in the Debtors in connection with (i) the solicitation of acceptances of the First Amended Joint Plan of Reorganization of Favorite Brands International Holding Corp. and Its Debtor Subsidiaries, dated February 16, 2000, as the same may be amended (the "Plan"), filed by the Debtors with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), and (ii) the hearing to consider confirmation of the Plan (the "Confirmation Hearing") scheduled for April 7, 2000, at 2:00 p.m., prevailing Eastern Time. Unless otherwise defined herein, all capitalized terms contained herein have the meanings ascribed to them in the Plan.

          The Debtors filed petitions for relief under chapter 11 of the United States Bankruptcy Code on March 30, 1999. Concurrently with the filing of this Disclosure Statement the Debtors filed their Plan which sets forth how claims against and interests in the Debtors will be treated. This Disclosure Statement describes certain aspects of the Plan, the Debtors' former operations, significant events occurring in the Debtors' Chapter 11 Cases and other related matters. FOR A COMPLETE UNDERSTANDING OF THE PLAN, YOU SHOULD READ THE DISCLOSURE STATEMENT, THE PLAN AND THE EXHIBITS AND SCHEDULES THERETO IN THEIR ENTIRETY.

          The Plan provides for the liquidation of the Debtors' remaining assets (including the net proceeds of the sale of substantially all of the Debtors' assets to Nabisco, Inc. ("Nabisco")) and, in large measure, for the distribution of the proceeds to creditors in order of their relative priority of distribution under the Bankruptcy Code. The Debtors are not reorganizing their business; they are liquidating, and they will not be conducting any business operations following confirmation and consummation of the Plan.

          The Plan contemplates and is predicated upon the substantive consolidation of the Debtors. Absent the entry of an order substantively consolidating the Debtors, the Plan cannot be confirmed or consummated. The Plan further contemplates that, upon consummation, the Subsidiary Debtors will be merged with and into FBI, which shall remain in existence for the limited purpose of implementing the Plan and making distributions to creditors as provided in the Plan. A Plan Administrator selected by the Debtors (after consultation with and as agreed to by the

Creditors' Committee) and approved by the Bankruptcy Court will hold title to the sole share of common stock to be issued by Reorganized FBI and will serve as the sole officer and sole director of Reorganized FBI. The Plan Administrator will be responsible for implementing and administering the Plan in accordance with the Plan, the Plan Administrator Agreement and applicable law.

          On January 19, 2000, the board of directors of FBI held a meeting by conference call to consider the Plan. At the meeting, the Plan was presented to the board and the board was given the opportunity to ask any questions concerning the Plan. Because affiliates of the Texas Pacific Group ("TPG") are both substantial creditors of the Debtors and members of the Debtors' board of directors, in accordance with Delaware General Corporation Law the Plan was voted upon by the disinterested (non-TPG related) directors. The disinterested directors on the board approved the Plan by a unanimous vote.

          Attached as Exhibits to this Disclosure Statement are copies of the following:

     .    The Plan (Exhibit A);

     . Order of the Bankruptcy Court, dated February 17, 2000 (the "Disclosure Statement Order"), which, among other things, approves the Disclosure Statement and establishes certain procedures with respect to the solicitation and tabulation of votes to accept or to reject the Plan (Exhibit B);

          In addition, a Ballot for the acceptance or rejection of the Plan is enclosed with the Disclosure Statement submitted to the holders of Claims that the Debtors believe are entitled to vote to accept or reject the Plan.

          On February 17, 2000, after notice and a hearing, the Bankruptcy Court signed the Disclosure Statement Order, a copy of which is annexed hereto as Exhibit B, approving this Disclosure Statement as containing adequate information of a kind and in sufficient detail to enable hypothetical, reasonable investors typical of the Debtors' creditors to make an informed judgment whether to accept or reject the Plan. APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

          THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016(C) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NONBANKRUPTCY LAW. THIS DISCLOSURE STATEMENT HAS BEEN NEITHER APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OR CLAIMS OF ANY OF THE OTHER DEBTORS SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

          NO PERSON IS AUTHORIZED BY ANY OF THE DEBTORS IN CONNECTION WITH THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION REGARDING THIS DISCLOSURE STATEMENT OR THE PLAN OTHER THAN AS CONTAINED IN THIS DISCLOSURE STATEMENT AND THE EXHIBITS AND SCHEDULES ATTACHED HERETO OR INCORPORATED BY REFERENCE OR REFERRED TO HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ANY OF THE DEBTORS.

          THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS ANOTHER TIME IS SPECIFIED HEREIN, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT SHALL NOT CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION STATED SINCE THE DATE HEREOF. HOLDERS OF CLAIMS SHOULD CAREFULLY READ THIS DISCLOSURE STATEMENT IN ITS ENTIRETY, INCLUDING THE PLAN, PRIOR TO VOTING ON THE PLAN.

          THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT, INCLUDING THE INFORMATION REGARDING THE HISTORY, BUSINESS AND OPERATIONS OF THE DEBTORS AND THE HISTORICAL FINANCIAL INFORMATION REGARDING THE DEBTORS IS INCLUDED FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN BUT, AS TO CONTESTED MATTERS AND ADVERSARY PROCEEDINGS, IS

NOT TO BE CONSTRUED AS ADMISSIONS OR STIPULATIONS BUT RATHER AS STATEMENTS MADE IN SETTLEMENT NEGOTIATIONS.

          EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, ALL INFORMATION CONTAINED HEREIN HAS BEEN PROVIDED BY THE DEBTORS.

          The Disclosure Statement Order specifies the deadlines, procedures and instructions for voting to accept or reject the Plan and for Filing objections to confirmation of the Plan, the record date for voting purposes and the applicable standards for tabulating Ballots. In addition, detailed voting instructions accompany each Ballot. Each holder of a Claim entitled to vote on the Plan should read the Disclosure Statement, the Plan, the Disclosure Statement Order and the instructions accompanying the Ballots in their entirety before voting on the Plan. These documents contain, among other things, important information concerning the classification of Claims and Interests for voting purposes and the tabulation of votes. No solicitation of votes to accept the Plan may be made except pursuant to section 1125 of the Bankruptcy Code.

          FOR THE CONVENIENCE OF HOLDERS OF CLAIMS AND INTERESTS, THIS DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN, BUT THE PLAN ITSELF QUALIFIES ALL SUMMARIES. IF ANY INCONSISTENCY EXISTS BETWEEN THE PLAN AND THE DISCLOSURE STATEMENT, THE TERMS OF THE PLAN ARE CONTROLLING. THE DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE TO ACCEPT OR TO REJECT THE PLAN, AND NOTHING STATED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN ON THE DEBTORS OR HOLDERS OF CLAIMS OR INTERESTS. CERTAIN OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, BY NATURE, ARE FORWARD-LOOKING AND CONTAIN ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES. ALL HOLDERS OF CLAIMS SHOULD CAREFULLY READ AND CONSIDER FULLY ARTICLE VIII, "RISK FACTOR TO BE CONSIDERED," OF THIS DISCLOSURE STATEMENT BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

          SUMMARIES OF CERTAIN PROVISIONS OF AGREEMENTS REFERRED TO IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, THE FULL TEXT OF THE APPLICABLE AGREEMENT, INCLUDING THE DEFINITIONS OF TERMS CONTAINED IN SUCH AGREEMENT.

 A.  Holders of Claims Entitled to Vote.
     ----------------------------------

          Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired and that are in a class that will receive a distribution under the plan are entitled to vote to accept or reject a proposed chapter 11 plan. Classes of claims or equity interests in which the holders of claims or equity interests are unimpaired under a chapter 11 plan are deemed to have accepted the plan and are not entitled to vote to accept or reject the plan. Classes of claims or interests which receive no distribution on account of their claims or interests are deemed to have rejected the plan and not entitled to vote to accept or reject the plan.

          The Bankruptcy Code defines "acceptance" of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan. Acceptance of a plan by a class of interests requires acceptance by at least two-thirds of the number of shares in such class that cast ballots for acceptance or rejection of the plan. For a more detailed description of the requirements for confirmation of the Plan, see
Section VI.H, "Means for Implementation of the Plan - Confirmation and Effectiveness of the Plan."

          Section 1129(b) permits the confirmation of a plan notwithstanding the non-acceptance of a plan by one or more impaired classes of claims or interests. Under that section, a plan may be confirmed by a bankruptcy court if it does not "discriminate unfairly" and is "fair and equitable" with respect to each non-accepting class. For a more detailed description of the requirements for confirmation of a non-consensual plan, see Section VI.H, "Means for Implementation of the Plan - Confirmation and Effectiveness of the Plan." Accordingly, the Debtors intend to seek confirmation pursuant to section 1129(b) of the Bankruptcy Code with respect to Classes 6 and 7, which are deemed to reject the Plan.

          In addition, if any other impaired Class or subclass of Claims entitled to vote shall not accept the Plan by the requisite majorities provided in section

1126(c) or 1126(d) of the Bankruptcy Code, as applicable, the Debtors reserve the right to amend the Plan or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code or both. Thus, the Debtors intend to request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code if Class 3, 4 or 5 votes to reject the Plan. The determination as to whether to seek confirmation of the Plan under such circumstances will be announced before or at the Confirmation Hearing.

 B.  Voting Procedures.
     ------------------

          If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan. If you hold Claims in more than one (1) Class and you are entitled to vote Claims in more than one (1) Class, you will receive separate Ballots that must be used for each separate Class of Claims. Please vote and return your Ballot(s) to:

                  FAVORITE BRANDS INTERNATIONAL HOLDING CORP.
                           c/o Logan & Company, Inc.
                                546 Valley Road
                       Upper Montclair, New Jersey  07043
                     Attn: Favorite Brands Balloting Center

provided, however, that, pursuant to the terms of the Plan and the Disclosure Statement Order, beneficial owners of 10 3/4% Senior Notes who receive a Ballot from a bank or brokerage Firm (or its agent) shall return the Ballot to such bank or brokerage firm (or its agent).

          DO NOT RETURN YOUR NOTES OR SECURITIES WITH YOUR BALLOT.

          TO BE COUNTED, YOUR BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED NO LATER THAN 5:00 P.M., PREVAILING EASTERN TIME, ON MARCH
             --------
24, 2000 (THE "VOTING DEADLINE"). ANY EXECUTED BALLOT RECEIVED THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN SHALL BE DEEMED TO CONSTITUTE AN ACCEPTANCE OF THE PLAN.

          Pursuant to the Disclosure Statement Order, solely for the purpose of voting to accept or reject the Plan and not for the purposes of allowance of, or distribution on account of, a Claim and without prejudice to the rights of the Debtors in any other context, each Claim within a Class of Claims entitled to vote to accept or reject the Plan will be temporarily Allowed in an amount equal to the amount of such Claim as set forth in a timely Filed proof of claim, or, if no proof of claim was Filed, the amount of such Claim as set forth in the Schedules. For additional information on voting, see Section VII.A, "Confirmation and Consummation Procedure - Solicitation of Votes." The Disclosure Statement Order sets February 17, 2000, as the record date for voting on the Plan. Accordingly only holders of Claims as of February 17, 2000, which are otherwise entitled to vote under the Plan will receive a Ballot and may vote on the Plan.

          If you are a holder of a Claim entitled to vote on the Plan and did not receive a Ballot, received a damaged Ballot or lost your Ballot, or if you have any questions concerning the Disclosure Statement, the Plan or the procedures for voting on the Plan, please call Logan & Company, Inc. ("Logan") at (973) 509-3190, attention: Favorite Brands Balloting Center.

 C.  Confirmation Hearing.
     ---------------------

          Pursuant to section 1128 of the Bankruptcy Code, the Confirmation Hearing will be held on April 7, 2000, at 2:00 p.m., prevailing Eastern Time, before the Honorable Peter J. Walsh, Chief United States Bankruptcy Judge, at the United States Bankruptcy Court, 824 Market Street, Fifth Floor, Wilmington, Delaware 19801. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be served and Filed so that they are received on or before March 24, 2000, at 4:00 p.m., prevailing Eastern Time, in the manner set forth in the Disclosure Statement Order. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.


                           II.  OVERVIEW OF THE PLAN

          On November 18, 1999, the Bankruptcy Court granted the Debtors' motion, dated September 29, 1999, seeking approval of the sale of substantially all of the Debtors' assets to Nabisco, the assumption by Nabisco of certain liabilities and the assumption by the Debtors and assignment to Nabisco of substantially all of the Debtors' executory contracts and unexpired leases. The sale, assumption and assignment closed on November 19, 1999. The purchase price for the assets was

$475 million which was paid entirely in cash at closing. In addition, Nabisco assumed virtually all of the Debtors' postpetition liabilities including postpetition liabilities relating to contracts, leases and postpetition tax liabilities. The Nabisco purchase price is subject to adjustment based on a final determination of the Debtors' working capital as of the date of the sale. See Section IV.G "Events During the Chapter 11 Cases -Sale of Substantially All of the Debtors' Assets." Subsequent to the sale to Nabisco, from the proceeds thereof, the Debtors paid the $201,614,970 owing under their Senior Secured Credit Agreement, dated as of May 19, 1998 (as amended, the "Senior Secured Credit Agreement"). Accordingly, the Debtors have no further obligations under the Senior Secured Credit Agreement. In addition, although the Debtors did not borrow funds under the DIP Credit Agreement, the Debtors paid the $39,686 in fees owing under such agreement in full satisfaction of the Debtors' obligations under the DIP Credit Agreement. Further, as required by the Nabisco Asset Purchase Agreement, the Debtors paid approximately $7 million in cure claims on account of contracts and leases that were assumed by the Debtors and assigned to Nabisco. The Debtors also paid the other costs associated with the sale and will continue to pay their operating costs, including employee salaries, benefits and severance obligations, as well as, after the Effective Date, the salary of the Plan Administrator from these proceeds. The remaining proceeds, along with the Debtors' existing cash balances, deposits and Cash derived from the liquidation of their remaining non-cash assets, are expected to aggregate approximately $308 million as of the Effective Date and will be used to fund Cash payments required by the Plan.

A.   TPG Settlement
     --------------

          Pursuant to the Subordinated Note Agreement, the Subordinated Notes are subordinated and junior in right of payment to the right of full payment of the Debtors' Senior Debt (including the interest accruing after the Petition Date, even though such interest is not allowable against the Debtors under section 502(b)(2) of the Bankruptcy Code) (the "Subordination Rights"). The Senior Debt, as defined in the Subordinated Note Agreement, consists of the 10 3/4% Senior Note and the Sponsor Note. See Section III.D, "General Information
- Significant Funded Indebtedness."

          TPG is the holder of the Sponsor Note. TPG also purchased Subordinated Notes on or after the Petition Date (the "Purchased Notes"). Affiliates of TPG are both substantial creditors and shareholders of the Debtors, as well as members of the Debtors' board of directors. The Creditors' Committee and certain creditors raised issues regarding TPG's Sponsor Note Claim arguing that the $17 million Sponsor Note was not in true economic substance debt, but was, in fact, a capital contribution and, therefore, should be recharacterized as equity. The Creditors' Committee and the same other creditors also raised issues as to whether the Purchased Notes should be equitably subordinated under section 510(c) of the Bankruptcy Code. TPG denies that any basis exists for equitably subordinating any of its Claims against the Debtors. In order to resolve these issues TPG has agreed to waive any right to interest accruing subsequent to the Petition Date on the Sponsor Note, including interest payable to TPG pursuant to the Subordination Rights. TPG also has agreed to waive any right to interest accrued prior to the Petition Date on the Sponsor Note if the holders of Class 4 Subordinated Note Claims vote to accept the Plan (if the holders of Class 4 Subordinated Note Claims do not vote to accept the Plan, then the Allowed Sponsor Note Claim will include interest accrued prior to the Petition Date).

          In addition, TPG, as the holder of the Purchased Note Claim, will not participate in the initial distributions to holders of Class 4 Subordinated Note Claims after the Subordination Redistribution Amount has been paid to the holders of Class 3 Claims until an amount equal to the amount of interest on the Sponsor Note that was waived by TPG (the "Waived Interest Amount") has been distributed to the remaining holders of Unsecured Claims. The Waived Interest Amount will be distributed on a Pro Rata basis to the holders of all the Unsecured Claims except for TPG on account of the Purchased Note Claim.

          Finally, TPG agreed to limit its recovery on account of the Purchased Note Claim to $3.5 million. Any amount in excess of $3.5 million that would have been distributed to TPG on account of the Purchased Note Claim will be distributed on a Pro Rata basis to the remaining holders of Unsecured Claims.

          Pursuant to the terms of the TPG Settlement, TPG is foregoing approximately $1.5 million in postpetition interest on the Sponsor Note and may forego approximately $746,111 in prepetition interest on the Sponsor Note. In addition, pursuant to the TPG Settlement TPG's recovery on account of the Purchased Note Claim may be reduced by approximately $400,000.

          The foregoing would constitute a complete compromise and settlement of any rights and claims of the Debtors and TPG against each other. See Section VI.I.8. The Creditors' Committee and its advisors have reviewed the Debtors' defenses to the Sponsor Note and to the Purchased Notes, primarily arguments, that the Sponsor Note should be recharacterized as an Interest and that TPG should be equitably subordinated. In light of the potential results and cost of litigation regarding these issues, the Debtors and the Creditors' Committee believe that this proposed compromise and settlement is reasonable.

B.   Summary of Distributions
     ------------------------

          Under the Plan, Claims against and Interests in the Debtors are divided into Classes. Certain unclassified Claims, including Administrative Claims and Priority Tax Claims will be paid in full in Cash once their Claims become Allowed Claims. All other Claims and all Interests will be divided into eight Classes and will receive the distributions and recoveries (if any) described in the table below.

          In order to give effect to the terms of the Subordinated Note Agreement, all distributions that otherwise would have gone to holders of Class 4 Subordinated Note Claims will be redistributed to holders of Class 3 Senior Note Claims until the holders of Class 3 Senior Note Claims receive the full amount of the Senior Note Claims plus the interest that accrued subsequent to the Petition Date on the 10 3/4% Senior Notes at the default rate set forth in the 10 3/4% Senior Note Indenture to the extent such claims become Allowed Claims. As of February 17, 2000, the total amount of postpetition interest that would be payable under the 10 3/4% Senior Notes at the default rate is approximately $20.1 million. Once all obligations due and owing to holders of Allowed Senior Note Claims under the Plan and the Subordinated Note Agreement have been satisfied, holders of Class 4 Subordinated Note Claims will receive their distribution plus any subsequent distributions that would have gone to holders of Allowed Class 3 Senior Note Claims, subject to the limitations on the recovery of TPG on account of the Purchased Notes pursuant to the TPG Settlement. Therefore, although the holders of all unsecured claims would have received the same proportionate distribution on account of their claims, but for the Subordination Rights, the holders of Class 4 Subordinated Note Claims will receive no distribution unless the holders of Class 3 Senior Note Claims have received the full amount of their Senior Note Claims plus the postpetition interest to which the holders of the 10 3/4% Senior Notes are so entitled under the Plan.

          The following table briefly summarizes the classification and treatment of Claims and Interests under the Plan. With respect to Classes 1, 2, 5 and 6, the amount shown in the following table as "Estimated Percentage Recovery" is the quotient of the estimate of the Cash to be distributed to all holders of Allowed Claims in the applicable Class, if any, divided by the estimated aggregate amount of Allowed Claims in such Class, exclusive of any accrual of postpetition interest. For a discussion of the process used by the Debtors in preparing their estimates of

Allowed Claims, see Section IV.F.2, "Events During the Chapter 11 Cases - Claims Process - Preparation of Claims Estimates." With respect to Classes 3 and 4, the amount shown as "Estimated Percentage Recovery" is the estimated percentage recovery to holders of Allowed Class 3 and 4 Claims after giving effect to the Subordination Rights. Therefore, the "Estimated Percentage Recovery" for Classes 3 and 4 is the quotient of the estimate of the Cash to be distributed to all holders of Allowed Class 3 and 4 Claims, after the redistribution of the Subordination Redistribution Amount to holders of Class 3 Claims, divided by the estimated aggregate amount of Allowed Claims in Classes 3 and 4.

          The estimated recovery to the holders of Class 3, 4 and 5 Claims is based upon the Debtors' current estimates of Allowed Claims. As of February 16, 2000, the aggregate amount of Administrative, Priority and Secured Claims, as reflected in the proofs of claim filed by holders of such claims, or in the event no proof of claim was filed, in the schedules or, with respect to Administrative Claims, in the Debtors' books and records, is approximately $1.9 billion, excluding Administrative, Priority and Secured Claims for which no amounts were specified, unliquidated Administrative, Priority or Secured Claims, amended Administrative, Priority and Secured Claims and duplicative Administrative, Priority and Secured Claims. This number includes claims under the Senior Secured Credit Agreement which were paid from the proceeds of the slae to Nabisco. Allowed Administrative Claims are expected to be minimal, consisting largely of professional fees, as a result of the Asset Purchase Agreement with Nabisco, pursuant to which most administrative liabilities were assumed. The aggregate amount of Class 3, 4 and 5 Claims, as reflected in proofs of claim Filed by holders of Class 3, 4 and 5 Claims or, in the event no proof of claim was Filed, in the Schedules, is approximately $2.2 billion, excluding Class 3, 4 and 5 Claims for which no amounts were specified, unliquidated Class 3, 4 and 5 Claims, amended Class 3, 4 and 5 Claims, and duplicate Class 3, 4 and 5 Claims. The Debtors estimate that after the completion of the claims reconciliation and claims objection processes currently under way, the amount of Allowed Administrative, Priority and Secured Claims will aggregate between $9.5 million and $10.5 million. The Debtors estimate that the amount of Allowed Class 3, 4 and 5 Claims will aggregate between $465 million and $480 million. To the extent that the actual amount of Allowed Claims varies from the amount estimated by the Debtors, the recoveries of holders of Allowed Class 3, 4 and 5 Claims may be higher or lower than such estimated amounts. Because the distribution to holders of Class 4 Subordinated Note Claims is redistributed to holders of Class 3 Senior Note Claims until holders of Class 3 Senior Note Claims have received the full amount to which they are entitled, the recovery of holders of Class 4 Claims and, to a lesser degree, holders of Class 5 Claims, will be more influenced by fluctuation in the amount of Allowed

Claims than the recovery of holders of Allowed Class 3 Claims, who enjoy the benefit of the Subordination Rights.

          ALTHOUGH THE DEBTORS BELIEVE THAT THE ESTIMATED PERCENTAGE RECOVERIES ARE REASONABLE AND WITHIN THE RANGE OF ASSUMED RECOVERY USED IN NEGOTIATIONS OF THE PLAN, THERE IS NO ASSURANCE THAT THE ACTUAL AMOUNTS OF ALLOWED CLAIMS IN EACH CLASS WILL NOT MATERIALLY EXCEED THE ESTIMATED AGGREGATE AMOUNTS SHOWN IN THE TABLE BELOW. The actual recoveries under the Plan by the Debtors' creditors will be dependent upon a variety of factors including, but not limited to, whether, and in what amount, contingent claims against the Debtors become non-contingent and fixed and whether, and to what extent, Disputed Claims are resolved in favor of the Debtors rather than the claimants. In addition, these recoveries will vary based on the working capital adjustment that may be made to the purchase price Nabisco paid for the Debtors' assets. See Section IV.G "Events During the Chapter 11 Cases-Sale of Substantially All of the Debtors' Assets." Accordingly, no representation can be or is being made with respect to whether each Estimated Percentage Recovery shown in the table below will be realized by the holder of an Allowed Claim in any particular Class.

--------------------------------------------------------------------------------------------------
             Description and Amount
             of Claims or Interests                             Summary of Treatment
--------------------------------------------------------------------------------------------------
 Class 1 (Non-Tax Priority Claims)                 Class 1 is unimpaired by the Plan.  Each
                                                   holder of an Allowed Non-Tax Priority
 A Claim (other than an Administrative             Claim is conclusively presumed to have
 Claim or a Priority Tax Claim) that is            accepted the Plan and is not entitled to vote
 entitled to priority in payment pursuant to       to accept or reject the Plan unless
 section 507(a) of the Bankruptcy Code.            otherwise agreed.

                                                   On or as soon as reasonably practicable
                                                   after (a) the Distribution Date if such Non-
                                                   Tax Priority Claim is an Allowed Non-Tax
                                                   Priority Claim as of the Effective Date or
                                                   (b) the first Quarterly Distribution Date
                                                   after the date such Non-Tax Priority Claim
                                                   becomes an Allowed Non-Tax Priority
                                                   Claim, each holder of an Allowed Non-Tax
                                                   Priority Claim shall receive in full
                                                   satisfaction, settlement and release of and
                                                   in exchange for such Allowed Non-Tax
                                                   Priority Claim (i) Cash equal to the amount
                                                   of such Allowed Non-Tax Priority Claim
                                                   or (ii) such other treatment as to which the
                                                   Debtors or Reorganized FBI and the holder
                                                   of such Allowed Non-Tax Priority Claim
                                                   have agreed upon in writing.

 Estimated Amount of Allowed Claims:               Estimated Percentage Recovery:  100%
 $290,00 to $300,000
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
 Class 2  (Secured Claims)                          Class 2 is unimpaired by the Plan.

 A Claim (other than an Administrative             On or as soon as reasonably practicable
 Claim) that is secured by a lien on property      after (a) the Distribution Date if such
 in which a Debtor's Estate has an interest        Secured Claim is an Allowed Secured
 or which has attached to the proceeds of          Claim as of the Effective Date or (b) the
 the sale to Nabisco or that is subject to         first Quarterly Distribution Date after the
 setoff under section 553 of the Bankruptcy        date such Secured Claim becomes an
 Code, to the extent of the value of the           Allowed Secured Claim, the holder of an
 Claim holder's interest in the applicable         Allowed Secured Claim shall receive in
 Estate's interest in such property or to the      full satisfaction, settlement and release of
 extent of the amount subject to setoff, as        and in exchange for such Allowed Secured
 applicable, as determined pursuant to             Claim (i) Cash equal to the amount of such
 section 506(a) of the Bankruptcy Code or,         Allowed Secured Claim or (ii) such other
 in the case of the setoff, pursuant to section    treatment as to which the Debtors or
 553 of the Bankruptcy Code.                       Reorganized FBI and the holder of such
                                                   Allowed Secured Claim have agreed upon
                                                   in writing.

 Estimated Amount of Allowed Claims:               Estimated Percentage Recovery:  100%
 $1.5 million to $2.0 million
--------------------------------------------------------------------------------------------------
 Class 3 (Senior Note Claims)                      Class 3 is impaired and therefore entitled
                                                   to vote on the Plan.
 Class 3 consists of all Senior Note Claims,
 which are collectively the 10 3/4% Senior         On, or as soon as reasonably practicable
 Note Claim and the Sponsor Note Claim.            after, the Distribution Date, each holder of
                                                   an Allowed Senior Note Claim shall
                                                   receive its Pro Rata share of the Initial
                                                   Class 3 Distribution Amount.  On each
                                                   ensuing Quarterly Distribution Date, each
                                                   holder of an Allowed Senior Note Claim
                                                   shall receive its Pro Rata share of the
                                                   Quarterly Class 3 Distribution Amount.

 Estimated Amount of Allowed Claims:               Estimated Percentage Recovery:  100%
 $225,808,611                                      (57% to 62% plus the Subordination
                                                   Redistribution Amount)
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
 Class 4 (Subordinated Note Claims)                Class 4 is impaired and therefore entitled
                                                   to vote on the Plan.
 Class 4 consists of all Subordinated Note
 Claims which are Claims arising under or          On, or as soon as reasonably practicable
 as a result of the $195,000,000 Series A          after, the Distribution Date, each holder of
 Subordinated Notes Due August 20, 2007,           an Allowed Subordinated Note Claim shall
 issued under the Subordinated Note                receive its Pro Rata share of the Initial
 Agreement.                                        Class 4 Distribution Amount.  On each
                                                   ensuing Quarterly Distribution Date, each
                                                   holder of an Allowed Subordinated Note
                                                   Claim shall receive its Pro Rata share of
                                                   the Quarterly Class 4 Distribution Amount.

 Estimated Amount of Allowed Class 4               Estimated Percentage Recovery:
 Claims other than Purchased Note Claims:          0% to 9.0%
 $154,912,500

 Estimated Amount of Allowed Class 4               Estimated Percentage Recovery:
 Purchased Note Claims: $42,525,000                0% to 8.5%
--------------------------------------------------------------------------------------------------
 Class 5 (General Unsecured Claims)                Class 5 is impaired and therefore entitled
                                                   to vote on the Plan.
 Class 5 consists of all General Unsecured
 Claims, which is a claim that is not an           On or as soon as reasonably practicable
 Administrative Claim, Priority Tax Claim,         after (a) the Distribution Date if such Class
 Non-Tax Priority Claim, Secured Claim,            5 General Unsecured Claim is an Allowed
 Senior Note Claim, Subordinated Note              Class 5 General Unsecured Claim as of the
 Claim or Intercompany Claim.                      Effective Date or (b) the first Quarterly
                                                   Distribution Date after the date a Class 5
                                                   General Unsecured Claim becomes an
                                                   Allowed Class 5 General Unsecured
                                                   Claim, each holder of an Allowed Class 5
                                                   General Unsecured Claim shall receive its
                                                   Pro Rata share of the Initial Class 5
                                                   Distribution Amount.  On each ensuing
                                                   Quarterly Distribution Date, each holder of
                                                   an Allowed Class 5 General Unsecured
                                                   Claim shall receive its Pro Rata share of
                                                   the Quarterly Class 5 Distribution Amount.

Estimated Amount of Allowed Claims:                Estimated Percentage Recovery:
$42 million to $57 million                         57% to 62%
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
 Class 6 (Intercompany Claims)                     Class 6 is impaired but deemed to have
                                                   rejected the Plan and, therefore, is not
 Intercompany Claim means (a) any                  entitled to vote on the Plan.
 account reflecting intercompany book
 entries by one Debtor with respect to any         In connection with, and as a result of, the
 other Debtor or (b) any Claim that is not         substantive consolidation of the Debtors'
 reflected in such book entries and is held        Estates and Chapter 11 Cases, on the
 by a Debtor against any other Debtor.             Confirmation Date or such other date as
                                                   may be set by an order of the Bankruptcy
                                                   Court, but subject to the occurrence of the
                                                   Effective Date, all Intercompany Claims
                                                   shall be eliminated and the holders of Class
                                                   6 Claims shall not be entitled to, and shall
                                                   not, receive or retain any property or
                                                   interest in property on account of such
                                                   Claims.

                                                   Estimated Percentage Recovery:  0%
--------------------------------------------------------------------------------------------------
 Class 7 (Old Equity)                              Class 7 is impaired but deemed to have
                                                   rejected the Plan and, therefore, is not
 Old Equity means collectively the Old             entitled to vote on the Plan.
 Common Stock (the Series A common
 stock and Series B common stock of                In connection with, and as a result of, the
 Favorite Brands International Holding             substantive consolidation of the Debtors'
 Corp. outstanding immediately prior to the        Estates and Chapter 11 Cases, on the
 Petition Date, including treasury stock and       Confirmation Date or such other date as
 all options, warrants, calls, rights, puts,       may be set by an order of the Bankruptcy
 awards, commitments or any other                  Court, but subject to the occurrence of the
 agreements of any character to acquire            Effective Date, all Subsidiary Interests
 such stock) and the Old Preferred Stock           shall be eliminated.  On the Effective Date,
 (the Series A cumulative preferred stock          the Old Equity (including Subsidiary
 and Series B cumulative preferred stock of        Interests) shall be canceled and the holders
 Favorite Brands International Holding             of Old Equity (including Subsidiary
 Corp. outstanding immediately prior to the        Interests) shall not be entitled to, and shall
 Petition Date, including treasury stock and       not, receive or retain any property or
 all options, warrants, calls, rights, puts,       interest in property on account of such Old
 awards, commitments or any other                  Equity.
 agreements of any character to acquire
 such preferred stock).

                                                   Estimated Recovery:  0
--------------------------------------------------------------------------------------------------

                          III.  GENERAL INFORMATION.

A.   Overview of Chapter 11.
     -----------------------

          Chapter 11 is one of the principal business chapters of the Bankruptcy Code. Under chapter 11 of the Bankruptcy Code, a debtor is authorized to reorganize or liquidate its business for the benefit of itself, its creditors and interest holders. Another goal of chapter 11 is to promote equality of treatment for similarly situated creditors and similarly situated interest holders with respect to the distribution of a debtor's assets.

          The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the filing date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a "debtor-in-possession."

          The consummation of a plan of reorganization is the principal objective of a chapter 11 case. A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor. Confirmation of a plan by the bankruptcy court makes the plan binding upon a debtor, any issuer of securities under the plan, any person acquiring property under the plan and any creditor or interest holder of a debtor.

          After a plan has been filed, the holders of claims against a debtor are permitted to vote to accept or reject the plan. Before soliciting acceptances of the proposed plan, however, section 1125 of the Bankruptcy Code requires a debtor to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment about the plan. The Debtors are submitting this Disclosure Statement to holders of Claims against and Interests in the Debtors to satisfy the requirements of section 1125 of the Bankruptcy Code.

B.   Description and History of Debtors' Business.
     ---------------------------------------------

     1.   The Debtors.

          FBI operated its business through a group of affiliated entities. The Debtors in these Cases are, in addition to FBI, (1) Favorite Brands International, Inc., a Delaware corporation ("Favorite Brands"); (2) Sather Trucking Corporation ("Sathers"), a Delaware corporation; and (3) Trolli, Inc. ("Trolli"), a Delaware corporation. FBI directly owns 100% of the equity of Favorite Brands, which in turn owns 100% of the equity of Sathers and Trolli.

     2.   The Business.

          FBI was incorporated on July 7, 1995, in Delaware. In September 1995, the Debtors began operating by acquiring the marshmallow and caramel business of Kraft Foods.

          Thereafter the Company grew primarily through five subsequent acquisitions. In August 1996 FBI acquired three companies, including Kidd & Co., a major competitor in the private label marshmallow market, and Farley Candy Company and Sathers, Inc., the country's second and third largest suppliers of general line candy, respectively. Subsequently FBI acquired Dae Julie in January 1997 and Trolli in April 1997, both of which were manufacturers and marketers of gummi candy.

          Prior to filing these Chapter 11 Cases, the Debtors were the fourth largest confection company in the United States. The Debtors sold four primary product lines: (1) branded and private label marshmallows, marshmallow creme and dehydrated marshmallow bits; (2) fruit snack products under Farley's brand name; (3) branded gummi products under the Trolli brand name; and (4) general line candy primarily under the Farley and Sathers brand names and under private labels. The Debtors generated approximately $733 million in net sales for the fiscal year ending June 26, 1999.

          As of the Petition Date, the Debtors were headquartered in Bannockburn, Illinois, and had production and distribution facilities throughout the United States. The Debtors employed approximately 4,200 full-time employees.

C.   Events Leading to Chapter 11 Filings.
     -------------------------------------

          The Debtors pursued their acquisition strategy (a) to realize cost savings from integrating the production, distribution, sales, marketing and administrative functions and facilities of the acquired company and (b) to access additional distribution channels and strengthen the Debtors' market position in existing distribution channels.

          Unfortunately the Debtors experienced difficulty integrating the acquired businesses and were not able to realize these benefits. The Debtors' failure to integrate effectively the acquired companies resulted, among other consequences, in a poorly designed trade spending program. The Debtors' trade spending program was designed to pay or credit trade customers, such as retailers, to promote the Debtors' products, provide advertising, allow temporary price reductions and secure shelf space. The Debtors experienced a dramatic increase in trade spending on such promotional materials and programs from $64 million in Fiscal 1997 to $101 million in Fiscal 1999 in an attempt to increase the distribution of the Debtors' products. The increased trade spending, however, yielded little performance benefit as the frequency of the Debtors' products on display at retail stores did not increase.

          The Debtors also suffered sales declines in many of their product lines. Marshmallow sales declined significantly from Fiscal 1997 to Fiscal 1999 primarily due to problems resulting from, among other causes, the consolidation of the Debtors' marshmallow product plants and difficulties in consolidating the distribution network of the companies the Debtors had acquired. Sales of branded caramels declined as the result of the rebranding of the caramels after the expiration of the Debtors' agreement with Kraft which allowed the Debtors to use the Kraft name. Further, sales of other product lines decreased as a result of increased competition, integration difficulties and constant change within the sales organization.

          In addition, to complete the acquisitions discussed above, the Debtors took on substantial debt. The Debtors' indebtedness for borrowed money as of the Petition Date totaled approximately $613 million. Therefore, due to the highly leveraged capital structure and the Debtors' inability to generate profits as projected, the Debtors could not meet their short-term liquidity needs.

D.   Significant Funded Indebtedness.
     --------------------------------

          As of the Petition Date, Favorite Brand's principal financing facility was the Senior Secured Credit Agreement, which consisted of a seven year Senior Secured B Term Loan Facility in a principal amount of $150 million (the "Term Loan") and a revolving credit facility providing for revolving loans to the Company and the issuance of letters of credit in an aggregate principal and stated amount at any time not to exceed $75 million (the "Revolving Credit Facility"). The Chase Manhattan Bank acted as Administrative Agent under the Senior Secured Credit Agreement (the "Administrative Agent"). On November 19, 1999, the Term Loan and the Revolving Credit Facility were completely paid off with proceeds generated by the sale to Nabisco, and, therefore, the Debtors no longer have any outstanding indebtedness under the Senior Secured Credit Agreement.

          In August and September 1997 the Company issued an aggregate of approximately $195 million principal amount of Senior Subordinated Notes ("Subordinated Notes"), due to mature on August 20, 2007, pursuant to an Amended and Restated Subordinated Note Agreement, dated as of September 12, 1997 (as amended, the "Subordinated Note Agreement"). The Subordinated Notes were sold pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. As of the Petition Date, an aggregate amount of $195 million in principal, and an additional $2,437,500 in accrued interest at the non-default rate, was outstanding under the Subordinated Notes.

          In May 1998 the Company sold $200 million of 10 3/4% Senior Unsecured Notes due 2006 ("Initial Senior Notes") in a private offering pursuant to an indenture dated as of May 19, 1998 (as amended, the "Senior Unsecured Note Indenture"). Pursuant to the terms of an Exchange and Registration Agreement entered into in connection with the Senior Unsecured Note Indenture, the Company was obligated to offer to exchange the Initial Senior Notes for registered notes with substantially identical terms. In February 1999 the Company's Registration Statement relating to this exchange offer was declared effective, and the exchange offer was completed in March 1999. As of the Petition Date, an aggregate amount of $200 million in principal, and an additional $8,062,500 in accrued interest at the non-default rate, were outstanding under the 10 3/4% Senior Notes.

          Finally, the controlling stockholder of Favorite Brands International Holding Corp., TPG Partners, L.P. ("TPG"), loaned the Company $17.0 million on an unsecured basis in exchange for a 10% Senior Note due November 20, 2005, dated as of October 22, 1998 (the "Sponsor Note"). As of the Petition Date, an aggregate amount of $17 million in principal, and an additional $746,111 in interest at the non-default rate, remained outstanding under the Sponsor Note.

          The Subordinated Note Agreement provides that the Subordinated Notes are subordinated and junior in right of payment to the right of payment in full in Cash of the Debtors' senior debt (including the interest that accrued subsequent to the commencement of the Chapter 11 Cases at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law). The 10 3/4% Senior Notes and the Sponsor Note are senior debt as defined in the Subordinated Note Agreement. Therefore, the Subordinated Notes are subordinated in right of payment to the 10 3/4% Senior Notes and the Sponsor Note. Accordingly, pursuant to the Plan, holders of Class 4 Subordinated Note Claims will receive no distributions until and unless holders of Class 3 Senior Note Claims have received the full amount of the Senior Note Claims plus, with respect to the 10 3/4% Senior Note Claim, interest accruing subsequent to the Petition Date at the default rate. As of February 17, 2000, $20.1 million in postpetition interest will have accrued on the 10 3/4% Senior Notes.

          IV.  EVENTS DURING THE CHAPTER 11 CASES

          On March 30, 1999 (the "Petition Date"), each of the Debtors filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code. At that point, all actions and proceedings against the Debtors and all acts to obtain property from the Debtors were stayed under section 362 of the Bankruptcy Code. The Debtors continue to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. The Bankruptcy Court has jointly administered the Debtors' bankruptcy cases for procedural purposes only.

 A.  Parties in Interest.
     -------------------

          The entities described below have played significant roles in these Chapter 11 Cases.

     1.   Advisors to the Debtors.

          The Debtors applied to the Court on the Petition Date for an order authorizing them to retain Skadden, Arps, Slate, Meagher & Flom ("Skadden, Arps") as their bankruptcy counsel. The Debtors retained Wasserstein Perella & Co., Inc. as their financial advisor and Arthur Andersen LLP as their accountant and auditor.

     2.   Official Committees.

          On April 8, 1999, the United States Trustee appointed a committee of unsecured creditors (the "Creditors' Committee") in these cases. No trustee or examiner has been appointed in any of these cases.

          The Creditors' Committee is currently comprised of Leiner Davis Gelatin, United Sugars Corporation, Lawson Mardon Packaging U.S.A., Inc., Bank One, NA, Oaktree Capital Management, LLC, Metropolitan Life Insurance Company and Alliance Capital Management, L.P. The Creditors' Committee has, with the Bankruptcy Court's approval, employed and retained Paul, Weiss, Rifkind, Wharton

& Garrison and Potter, Anderson & Corroon LLP as counsel and Houlihan, Lokey, Howard & Zukin, Inc. as its financial advisor.

     3.   Postpetition Lender.

          On March 30, 1999, the Debtors entered into the DIP Credit Agreement, which provided them with up to $100 million in postpetition financing. The Debtors, however, never borrowed under the DIP Credit Agreement. On November 19, 1999, the Debtors paid the $39,686 in fees owing under the DIP Credit Agreement from the proceeds of the sale of substantially all of the Debtors' assets to Nabisco, and the DIP Credit Agreement was terminated. In addition, the DIP Lenders refunded the $1.0 million the Debtors had deposited into the letter of credit account pursuant to the terms of the DIP Credit Agreement. Accordingly, the Debtors no longer have any obligations under the DIP Credit Agreement.

B.   Significant Court Orders.
     ------------------------

          Although the Debtors are authorized to operate their businesses as debtors-in-possession, they may not engage in transactions outside the ordinary course of business without approval of the Bankruptcy Court after notice and opportunity for a hearing as provided for in the Bankruptcy Code and Bankruptcy Rules. On and after the Petition Date, the Debtors sought and obtained from the Bankruptcy Court certain orders that are of particular importance in the operation of the Debtors' business during the pendency of the Chapter 11 Cases, including orders:

     . authorizing the employment and compensation of professionals utilized by the Debtors in the ordinary course of business;

     . authorizing the retention of bankruptcy-related professionals and establishing payment procedures for such professionals;

     . authorizing the continued maintenance of the Debtors' bank accounts, continued use of existing business forms and continued use of the Debtors' consolidated cash management system;

     . authorizing payments to employees of accrued prepetition wages, salaries and benefits;

     . prohibiting utilities from altering, refusing or discontinuing services on account of prepetition invoices and establishing procedures for determining requests for additional adequate assurance of payment;

     .    authorizing payment of prepetition sales, use and other taxes;

     . authorizing payment of certain prepetition shipping, warehousing and distribution charges and brokers' fees;

     .    authorizing continuation of certain trade spending programs;

     . authorizing payment of certain prepetition obligations necessary to obtain imported merchandise;

     .    authorizing postpetition financing and use of cash collateral;

     .    authorizing the sale of certain idle machinery and equipment;

     . authorizing rejection of certain executory contracts and unexpired personal property leases that were not providing benefit to the Debtors;

     . authorizing rejection of certain unexpired nonresidential real property leases which were unnecessary to the operation of the Debtors' business;

     . approving the implementation of a program to pay valid prepetition mechanics' liens filed by various contractors against the Debtors' properties;

     . extending the time for the Debtors to assume or reject unexpired leases of nonresidential real property until January 24, 2000;

     . extending the time for the Debtors to remove pending litigation to the Bankruptcy Court until January 21, 2000; and

     . extending the exclusive periods during which the Debtors may file and solicit acceptances to plans of reorganization until January 24, 2000, and March 24, 2000, respectively.

C.   Creditor-Related Activities.
     ---------------------------

          The Debtors mailed a notice of commencement of the cases, dated April 23, 1999, to all known and potential creditors. The Debtors then filed their schedules of assets, liabilities and executory contracts, and statements of financial affairs on May 20, 1999. The following day, on May 21, 1999, the United States Trustee conducted the meeting of the Debtors' creditors under section 341 of the Bankruptcy Code.

          On July 26, 1999, the Bankruptcy Court established September 30, 1999, as the bar date (the "Bar Date") for filing proofs of claim. Subsequently Logan & Company, Inc., the claims and noticing agent employed in these cases ("Logan" or the "Claims Agent"), mailed notices of the Bar Date and proof of claim forms to all known creditors and stockholders of the Debtors. The Claims Agent caused notices of the bar date to be published in The New York Times and Chicago Tribune.

D.   Employee Matters.
     ----------------

          On May 11, 1999, the Court entered an order authorizing the implementation of an employee retention program that sought to amend certain severance and bonus plans already in existence as well as establish new employee incentives to remain in the Debtors' employment.

          Nevertheless, after several months numerous employees began leaving the Debtors' employment because of rampant rumors that the Debtors were for sale. In response, the Debtors sought and, on July 21, 1999, obtained Court approval of a supplemental employee retention program to counteract the rumors and offer further incentives to employees to remain in the Debtors' employment.

E.   Reclamation Demands and Procedures.
     ----------------------------------

          On April 1, 1999, the Court entered an order confirming administrative expense treatment, at a minimum, for holders of valid reclamation claims and prohibiting third parties from interfering with the Debtors' delivery of goods.

          Once the Debtors completed their analysis of all reclamation demands received, the Debtors negotiated procedures with the Creditors' Committee for paying valid reclamation claims. The Debtors then drafted and filed a motion to approve such procedures, which the Court approved on July 2, 1999. Pursuant to the Bankruptcy Court's Order Under 11 U.S.C. (S) 546 and Fed. R. Bankr. P. 9019

Approving Uniform Procedures for Reconciliation and Payment of Reclamation Claims, the Debtors have paid approximately $2.7 million of reclamation claims.

F.   Claims Process.
     --------------

     1.   Claims Objections and Claims Reconciliation.

          As of September 30, 1999, approximately nine hundred (900) proofs of claim asserting over $3 billion in claims had been received by the Debtors' Claims Agent. The Debtors have been reviewing, analyzing and resolving Claims on an ongoing basis as part of the Claims reconciliation process.

          On December 17, 1999, the Debtors Filed two (2) objections to proofs of claim and scheduled amounts. In the Debtors' first omnibus claims objection, the Debtors objected to certain procedurally defective or otherwise incorrect or invalid proofs of claim. In the second, the Debtors objected to a series of claims that had been paid or satisfied by the Debtors during the Chapter 11 Cases, including mechanics' lien claims, employee wage and benefit claims, claims relating to real property leases and bank claims. As of mid-January, 2000, the Bankruptcy Court had entered orders disallowing approximately three hundred thirteen (313) claims, thereby eliminating asserted liabilities aggregating approximately $1.4 billion.

          In addition, on December 22, 1999, the Debtors Filed a motion for authority to resolve Claims in specific value ranges without need for further approval of the Bankruptcy Court or any other party in interest and in other value ranges with review by the Creditors' Committee only. On January 18, 2000, the Bankruptcy Court entered the Order Pursuant to 11 U.S.C. (S) 105 and Rule 9019(b) of the Federal Rules of Bankruptcy Procedure Authorizing the Debtor to Settle Certain Claims.

          The Debtors anticipate that additional omnibus and individual Claims objections will be Filed in the near future, including in advance of the deadline for holders of Claims to return Ballots accepting or rejecting the Plan, and that the effect of certain objections could be to prohibit certain Claim holders from voting absent the Bankruptcy Court's temporary allowance of such Claims for voting purposes.

          Notwithstanding the ongoing Claims reconciliation process, the actual ultimate aggregate amount of Allowed Claims may differ significantly from the estimates set forth in Article II, "Overview of the Plan." Accordingly, the amount of the Pro Rata distribution that will ultimately be received by any particular holder of an Allowed Class 3, 4 and 5 Claim may be adversely affected by the outcome of the Claims resolution process.

     2.   Preparation of Claims Estimates.

          The Debtors, with the assistance of the Debtors' professionals, have been engaged in reviewing and analyzing the Claims asserted in these cases. As a result of these efforts, substantial progress has been made in (a) reconciling the amount and classification of outstanding Claims and (b) asserting and prosecuting objections to Claims. In addition, the Debtors have, among other things, (i) identified Claims or categories of Claims for future resolution and
(ii) identified existing or potential claims disputes.

          Through these various activities, the Debtors have developed estimates of Allowed Unsecured Claims in each Class established under the Plan. The Debtors have prepared these estimates based primarily on the following: (a) the outcome of claim reconciliations and claim objections to date, (b) projections based on anticipated future claim reconciliations and claim objections, (c) the comparison of asserted Claims against the Debtors' books and records, (d) the Debtors' experience in reconciling Claims prior to and following the commencement of the Cases, (e) the historical experience of the Debtors' professionals in other chapter 11 cases, (f) an analysis of the litigation risks associated with Disputed Claims, and (g) other legal and factual analyses unique to particular types of Claims.

          The Debtors' estimates of Allowed Claims are identified in the chart above and form the basis of projected recoveries in that Class. See Article II, "Overview of the Plan." Notwithstanding the Debtors' substantial efforts in developing their claims estimates, the preparation of such estimates is inherently uncertain, and accordingly there is no assurance that such estimates will accurately predict the actual amount of Allowed Claims in these cases. As a result, the actual amount of Allowed Claims may differ significantly from the Debtors' claims estimates contained herein.

G.   Sale of Substantially All of the Debtors' Assets.
     ------------------------------------------------

     1.   Decision to Sell.

          Prior to the filing of the Chapter 11 Cases, the Debtors had undertaken a number of actions to correct their operational difficulties and stop their declining revenues. These actions included closing two manufacturing facilities and improving trade spending management and control process. While these efficiencies improved the Debtors' performance on the expense side, revenues continued to decline. Long-term orders for holiday products decreased dramatically as the result of uncertainty regarding the Debtors' ability to deliver the products and rumors in the marketplace regarding the potential sale of the Debtors' business. The Debtors' projections showed sales and revenues continuing to decrease, thereby causing further reduction of the enterprise value of the Debtors' business. Therefore, as part of their restructuring efforts, in order to maximize value, the Debtors evaluated a range of options with respect to their operations including the sale of all or some of their business units as an alternative to continuing to operate on a stand-alone basis.

          Accordingly, the Debtors undertook a thorough investigation to identify potential buyers of the assets. In March 1999 the Debtors retained Wasserstein Perella & Co. ("Wasserstein") as investment bankers to solicit offers from qualified buyers. Wasserstein worked with the Debtors to identify thirty-two (32) companies that potentially would be interested in acquiring the assets. Of these companies, twenty-two (22) entered into a confidentiality agreement with the Debtors and received an offering memoranda pertaining to the Debtors' business. After reviewing the offering memorandum, eight (8) companies submitted preliminary letters of interest to Wasserstein in purchasing some or all of the Debtors' assets.

          The Debtors and Wasserstein reviewed the letters of interest submitted and determined that four (4) could be considered acceptable bids for either all of the Debtors' assets or all of the Debtors' assets except for the assets of Trolli. The Debtors then solicited detailed proposals from these potential purchasers by inviting them to management presentations, accompanying them on plant and facility tours and allowing them over a month to conduct extensive due diligence. This final intensive effort led to the receipt of three (3) final proposals.

          The Debtors, in conjunction with Wasserstein, evaluated the terms and benefits of each proposal, as well as the benefits of other alternatives. The Debtors, in their business judgment, concluded that the proposal from Nabisco offered the most advantageous terms and greatest economic benefit to the Debtors.

     2.   The Sale Agreement.

          On September 29, 1999, the Debtors entered into an asset purchase agreement with Nabisco (the "Asset Purchase Agreement"). Pursuant to the Asset Purchase Agreement, Nabisco agreed to purchase substantially all of the Debtors' assets for $475 million, payable in cash. The purchase price is subject to adjustment based on a final determination of the Debtors' working capital as of the date of the sale. Nabisco also agreed to assume substantially all of the Debtors' postpetition liabilities and to assume substantially all of the Debtors' executory contracts and unexpired leases. The amount of ordinary course postpetition accrued liabilities assumed by Nabisco was approximately $50.6 million. In addition, Nabisco assumed employee severance and bonus liabilities and other employment related liabilities. Nabisco agreed to hire virtually all of the Debtors' employees.

          In order to implement the Asset Purchase Agreement on September 30, 1999, the Debtors filed the Motion for Orders Pursuant to 11 U.S.C. (S)(S) 105(a), 363, 365 and 1146(c) and Fed. R. Bankr. P. 2002, 6004, 6006, 9014 and
9019 (A) Approving Asset Purchase Agreement; (B) Authorizing (i) Sale of Substantially All of the Debtors' Assets Free and Clear of Liens, Claims and Encumbrances, (ii) Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and (iii) Assumption of Certain Liabilities; and (C) Approving Bidding Procedures and the Form and Manner of Notice Thereof (the "Sale Motion") seeking an order approving the Bidding Procedures, as well as an order to be entered at a subsequent hearing approving the sale to Nabisco as the highest bidder at an auction be held pursuant to the Bidding Procedures (the "Auction"). On October 8, 1999, the Court approved the Bidding Procedures.

          After approval of the Bidding Procedures, the Debtors held discussions with several other interested parties with respect to the sale of assets. No other parties, however, bid on the assets. Therefore, the Court, on November 18, 1999, entered an order approving the sale to Nabisco. The sale to Nabisco closed on November 19, 1999.

     3.   Working Capital Adjustment.

          Pursuant to the terms of the Asset Purchase Agreement, the purchase price for the Debtors' assets is subject to adjustment based on a final determination of the Debtors' working capital as of the date of the sale (the "Final Working Capital"). If the Final Working Capital is in excess of the base working capital set forth in the Asset Purchase Agreement (the "Base Working Capital"), then Nabisco is required to pay the Debtors an additional sum equal to a percentage of the amount by which the Final Working Capital exceeds the Base Working Capital. If the working capital is less than the Base Working Capital, the Debtors are required to pay Nabisco a sum equal to a percentage of the amount by which the Base Working Capital exceeds the Final Working Capital. After the sale, the Debtors prepared a closing balance which reflected a Final Working Capital of approximately the same amount as the Base

Working Capital set forth in the Asset Purchase Agreement. Nabisco was provided with thirty (30) days to review the Debtors' closing balance sheet and provide a notice of any disagreement with the Debtors' calculations. After reviewing the Debtors' closing balance sheet, Nabisco submitted a notice stating that it believes the Debtors' calculations are incorrect and that the Base Working Capital exceeds the Final Working Capital, thereby entitling Nabisco to reduce the purchase price by $15 million. The Debtors disagree with Nabisco's assertion.

          Pursuant to the terms of the Asset Purchase Agreement, this dispute is to be submitted to KPMG LLP ("KPMG") for a final, binding determination of the Final Working Capital. The Debtors and Nabisco have provided KPMG with the relevant documents pertaining to the calculation of the Final Working Capital. The current schedule provides that on March 10, 2000 Nabisco will submit a brief detailing its objection to the Debtors' Final Working Capital calculation. On April 14, 2000, the Debtors will submit their brief supporting its calculation of the Final Working Capital. Nabisco and the Debtors are to submit response briefs on May 5, 2000, and May 26, 2000, respectively. On June 8 and 9 an oral hearing is be conducted by KPMG unless the Debtors and Nabisco agree to forego the hearing. KPMG will issue its final, binding opinion regarding the Final Working Capital on June 23, 2000. The resolution of the Final Working Capital dispute could impact the distributions received by holders of Class 4 and Class 5 Claims. There are no assurances as to the outcome of this dispute or whether the dispute will, in fact, be resolved by June 23, 2000. If KPMG determines that Nabisco is correct in all of its assertions, the recovery to Class 4 and Class 5 will decrease by 80-100% and 1-2%, respectively.


               V.  THE PLAN OF REORGANIZATION

          The primary objectives of the Plan are to (a) maximize the value of the ultimate recoveries to all creditor groups on a fair and equitable basis and
(b) settle, compromise or otherwise dispose of certain Claims and Interests on terms that the Debtors believe to be fair and reasonable and in the best interests of their respective estates and creditors. The Plan provides for, among other things: (i) the cancellation of certain indebtedness in exchange for Cash, (ii) compromise and settlement of certain contingent Claims and exchange of mutual releases among the Debtors and holders of Claims and Interests, and (iii) assumption and assignment, or rejection, as appropriate, of executory contracts and unexpired leases to which any Debtor is a party.

          After careful review of the estimated recoveries in a Chapter 11 liquidation scenario and a Chapter 7 liquidation scenario, the Debtors have concluded that the recovery to creditors will be maximized by completing the liquidation of the Debtors under Chapter 11 of the Bankruptcy Code and making distributions pursuant to the Plan. The Debtors believe that their Estates have value that would not be fully realized by creditors in a Chapter 7 liquidation primarily due to (i) the difficulties that a Chapter 7 trustee would encounter in resolving disputed, contingent and unliquidated claims, (ii) the additional administrative expenses that would be incurred in a Chapter 7 liquidation and
(iii) the delay in distributions that would occur if the Debtors' Chapter 11 Cases were converted to cases under Chapter 7. Additionally, because there are four (4) separate Debtors, there could be multiple Chapter 7 trustees - one for each Debtor - whose interests and obligations conflict. This, in turn, would result in additional legal and other expenses. Accordingly, the Debtors' Estates are worth more to their creditors if the Debtors' liquidation is completed, and distributions are made, under Chapter 11 pursuant to the Plan. The Plan is annexed hereto as Exhibit A and forms part of this Disclosure Statement. The summary of the Plan set forth below is qualified in its entirety by reference to the more detailed provisions of the Plan.

          The statements contained in this Disclosure Statement include summaries of the provisions contained in the Plan and in documents referred to therein. The statements contained in this Disclosure Statement do not purport to be precise or complete statements of all the terms and provisions of the Plan or documents referred to therein, and reference is made to the Plan and to such documents for the full and complete statements of such terms and provisions.

          The Plan itself and the documents referred to therein control the actual treatment of claims against and interests in the Debtors under the Plan and will, upon the Effective Date, be binding upon all holders of claims against and interests in the Debtors and their Estates, Reorganized FBI, the Plan Administrator and other parties in interest. In the event of any conflict between this Disclosure Statement, on the one hand, and the Plan, the Plan Administrator Agreement or any other operative document, on the other hand, the terms of the Plan, the Plan Administrator Agreement and such other operative document are controlling.

A.   Overall Structure of the Plan.
     -----------------------------

          After consummating the sale to Nabisco, the Debtors focused on formulating a liquidating plan that would enable them to make distributions to holders of Allowed Claims as soon as practicable. The Plan does not contemplate
                                                                 ---
the continued business operations by the Debtors following confirmation and consummation of the Plan. The Debtors are liquidating, not reorganizing.

          The Debtors believe that the Plan provides the best and most prompt possible recovery to the Debtors' Claim holders. Under the Plan, Claims against and Interests in the Debtors are divided into different classes. If the Plan is confirmed by the Bankruptcy Court and consummated, on the Distribution Date, and at certain times thereafter as Claims are resolved, liquidated or otherwise allowed, the Debtors will distribute Cash in respect of certain Classes of Claims as provided in the Plan. The Classes of Claims against and Interests in the Debtors created under the Plan, the treatment of those Classes under the Plan and distributions to be made under the Plan are described below.

B.   Classification and Treatment of Claims and Interests.
     ----------------------------------------------------

          The Plan classifies Claims and Interests separately and provides different treatment for different Classes of Claims and Interests in accordance with the Bankruptcy Code. As described more fully below, the Plan provides, separately for each Class, that holders of certain Claims will receive types of consideration based on the different rights of the holders of Claims in each Class. A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released or otherwise settled prior to the Effective Date.

          Procedures for the distribution of Cash pursuant to the Plan, including matters that are expected to affect the timing of the receipt of distributions by holders of Claims in certain Classes and that could affect the amount of distributions ultimately received by such holders, are described in
Section V.C, "The Plan of Reorganization - Method of Distribution Under the
Plan."

          In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims (including Fee Claims) and Priority Tax Claims have not been classified.

     1.   Fee Claims.

          Fee Claims are Administrative Claims under section 330(a), 331, 503, or 1103 of the Bankruptcy Code for compensation of Professionals or other entities for professional services rendered or expenses incurred in the Cases on or prior to the Effective Date (including expenses of the members of the Creditors' Committee incurred as members of the Creditors' Committee in discharge of their duties as such). All payments to Professionals for Fee Claims will be made in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court relating to the payment of interim and final compensation for services rendered and reimbursement of expenses. The aggregate amount of compensation for services rendered and reimbursement of expenses incurred by professionals (including professionals employed by the Debtors and the Creditors' Committee), inclusive of payments through January 20, 2000, is approximately $3.0 million. The Bankruptcy Court will review and determine all applications for compensation for services rendered and reimbursement of expenses.

          In addition, section 503(b) of the Bankruptcy Code provides for payment of compensation to (a) creditors, indenture trustees and other entities making a "substantial contribution" to a chapter 11 case and (b) attorneys for and other professional advisors to such entities. The amounts, if any, which may be sought by entities for such compensation are not known by the Debtors at this time. Requests for compensation must be approved by the Bankruptcy Court after a hearing on notice at which the Debtors and other parties in interest may participate and, if appropriate, object to the allowance of any compensation and reimbursement of expenses.

          Pursuant to the Plan, Professionals or other entities asserting Fee Claims (including requests under section 503(b) of the Bankruptcy Code by any Professional or other entity for making a substantial contribution in the Chapter 11 Cases) must File and serve on the Debtors and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Bankruptcy Court an application for final allowance of such Fee Claim no later than sixty (60) days after the Effective Date; provided, however, that any Professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date, without further Bankruptcy Court review or approval. Holders of Fee Claims that are required to File and serve applications for final allowance of their Fee Claims and that do not File and serve such applications by the required deadline shall be forever barred from assert-ing such Claims against the Debtors, the Reorganized Debtors or their respective property, and such Fee Claims shall be deemed discharged as of the Effective Date. Objections to any Fee Claim must be Filed and served on the Debtors and the requesting party by sixty (60) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which an application for final allowance of such Fee Claim was served.

     2.   Administrative Claims.

          Administrative Claims are Claims for costs and expenses of administration of the Cases Allowed under section 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code. Such Claims include (a) any actual and necessary costs and expenses incurred after the Petition Date of preserving the Debtors' Estates and operating the businesses of the Debtors (such as wages, salaries, commissions for services and payments for inventories, leased equipment and premises), and Claims of governmental units for taxes (including tax audit Claims related to tax years commencing after the Petition Date, but excluding Claims relating to tax periods, or portions thereof, ending on or before the Petition Date); (b) compensation for legal, financial, advisory, accounting and other services and reimbursement of expenses Allowed by the Bankruptcy Court under section 330, 331 or 503(b) of the Bankruptcy Code to the extent incurred prior to the Effective Date; (c) the Indenture Trustee Fees and Expenses; (d) all fees and charges assessed against the Debtors' Estates under section 1930, chapter 123 of title 28, United States Code; (e) Reclamation Claims to the extent not already paid; and (f) Claims under the DIP Credit Agreement.

          Except with respect to Administrative Claims that are Fee Claims, pursuant to the Plan and unless otherwise agreed, on or as soon as reasonably practicable after (a) the Distribution Date if such Administrative Claim is an Allowed Administrative Claim as of the Effective Date or (b) the first Quarterly Distribution Date after the date such Administrative Claim becomes an Allowed Administrative Claim, each holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Administrative Claim (A) Cash equal to the unpaid portion of such Allowed Administrative Claim or (B) such other treatment as to which the Debtors or Reorganized FBI and the holder of such Allowed Administrative Claim shall have agreed upon in writing; provided, however, that Allowed Administrative Claims representing liabilities incurred in the ordinary course of business by the Debtors or liabilities arising under loans or advances to or other obligations incurred by the Debtors, to the extent authorized and approved by the Bankruptcy Court if such authorization and approval was required under the Bankruptcy Code, shall be paid and performed by the Reorganized Debtors in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to, such transactions, and the holders of such Claims shall not be required to File or serve any request for payment of such Claims.

          The Confirmation Order will establish an Administrative Claims Bar Date for filing Administrative Claims (except for Professional Fees and the expenses of the members of the Creditors' Committee), which date will be thirty
(30) days after the Confirmation Date. Holders of asserted Administrative Claims, except for Professional Fees and the expenses of the members of the Creditors' Committee, not paid prior to the Confirmation Date must submit proofs of Claim on or before such Administrative Claims Bar Date or be forever barred from doing so. The notice of Confirmation to be delivered pursuant to Fed. R. Bankr. P. 3020(c) and 2002(f) will set forth such date and constitute notice of this Administrative Claims Bar Date. The Debtors, or Reorganized FBI, as the case may be, will have thirty (30) days (or such longer period as the Bankruptcy Court may allow) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims.

     3.   Priority Tax Claims.

          Federal Priority Tax Claims are Claims for taxes entitled to priority in payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code. The Debtors estimate that the amount of Allowed Priority Tax Claims that have not previously been paid pursuant to an order of the Bankruptcy Court will be approximately $2.1 million.

          On or as soon as reasonably practicable after (a) the Distribution Date if such Priority Tax Claim is an Allowed Priority Tax Claim as of the Effective Date or (b) the first Quarterly Distribution Date after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, each holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Priority Tax Claim (i) Cash equal to the amount of such Allowed Priority Tax Claim or (ii) such other treatment as to which the Debtors or Reorganized FBI and the holder of such Allowed Priority Tax Claims shall have agreed upon in writing; provided, however, that any Claim or demand for payment of a penalty (other than a penalty of the type specified in section 507(a)(8)(G) of the Bankruptcy Code) shall be disallowed pursuant to the Plan, and the holder of an Allowed Priority Tax Claim shall not assess or attempt to collect such penalty from the Debtors or their Estates, Reorganized FBI, the Plan Administrator or their property.

     4.   Class 1 - Non-Tax Priority Claims.

          Non-Tax Priority Claims are Claims, other than Administrative Claims or Priority Tax Claims, that are entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code. Such Claims include (a) Claims for accrued employee compensation earned within ninety (90) days prior to the Petition Date to the extent of $4,300 per employee and (b) contributions to employee benefit plans arising from services rendered within one hundred eighty
(180) days prior to the Petition Date, but only for each such plan to the extent of (i) the number of employees covered by such plan multiplied by $4,300, less
(ii) the aggregate amount paid to such employees from the estates for wages, salaries or commissions.

          Pursuant to the Plan and unless otherwise agreed, on or as soon as reasonably practicable after (a) the Distribution Date if such Non-Tax Priority Claim is an Allowed Non-Tax Priority Claim as of the Effective Date or (b) the first Quarterly Distribution Date after the date such Non-Tax Priority Claim becomes an Allowed Non-Tax Priority Claim, each holder of an Allowed Non-Tax Priority Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Non-Tax Priority Claim (i) Cash equal to the amount of such Allowed Non-Tax Priority Claim or (ii) such other treatment as to which the Debtors or Reorganized FBI and the holder of such Allowed Non-Tax Priority Claim have agreed upon in writing.

     5.   Class 2 - Secured Claims.

          Secured Claims are Claims (other than an Administrative Claim) that are secured by a lien on property in which a Debtor's Estate has an interest or has attached to the proceeds of the sale to Nabisco or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of the setoff, pursuant to section 553 of the Bankruptcy Code.

          Based upon the Schedules and the proofs of claim Filed in the Cases, the Debtors believe that the amount of Allowed Secured Claims that have not previously been paid pursuant to an order of the Bankruptcy Court will be approximately $1.5 million to $2.0 million.

          Pursuant to the Plan, and unless otherwise agreed, on or as soon as reasonably practicable after (a) the Distribution Date if such Secured Claim is an Allowed Secured Claim as of the Effective Date or (b) the first Quarterly Distribution Date after the date such Secured Claim becomes an Allowed Secured Claim, each holder of an Allowed Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Secured Claim (i) Cash equal to the amount of such Allowed Secured Claim or (ii) such other treatment as to which the Debtors or Reorganized FBI and the holder of such Allowed Secured Claim have agreed upon in writing.

     6.   Class 3 - Senior Note Claims.

          Senior Note Claims are collectively, the 10 3/4% Senior Note Claim and the Sponsor Note Claim. 10 3/4% Senior Note Claim means individually, a Claim of a Senior Note Holder arising under or as a result of the 10 3/4% Senior Notes and collectively the Claims of all Senior Note Holders. Sponsor Note Claim means the Claim of TPG arising under or as a result of the Sponsor Note.

          On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class 3 Senior Note Claim shall receive its Pro Rata share of the Initial Class 3 Distribution Amount. On each ensuing Quarterly Distribution Date, each holder of an Allowed Class 3 Claim shall receive its Pro Rata share of the Quarterly Class 3 Distribution Amount. All such amounts paid on account of the 10 3/4% Senior Note Claim shall be paid to the 10 3/4% Senior
Note Indenture Trustee for distribution to holders of Allowed 10 3/4% Senior Note Claims.

          All amounts distributed to holders of Allowed Senior Note Claims shall be allocated, first, to the outstanding principal indebtedness of such Allowed Senior Note Claim, second, to the extent the amount of the distributions exceed such principal indebtedness to accrued prepetition interest with respect to the 10 3/4% Senior Notes and, if applicable the Sponsor Note, and third, to the extent the amount of the distributions exceed the amount of the Allowed Senior Note Claims, to postpetition interest with respect to the 10 3/4% Senior Notes as provided in the definition of Subordination Redistribution Amount.

          Pursuant to the TPG Settlement, as set forth in Section VI.I.8, the Sponsor Note Claim shall be Allowed (a) in the amount of $17 million, which is equal to the principal amount of the Sponsor Note, if the holders of Class 4 Claims vote to accept the Plan; and (b) in the amount of $17,746,111, which is equal to the principal amount of the Sponsor Note plus accrued prepetition interest, if the holders of Class 4 Claims do not vote to accept the Plan.

          For the purpose of calculating the Subordination Redistribution Amount, interest accruing subsequent to the Petition Date will be calculated at the default rate set forth in the 10 3/4% Senior Note Indenture.

     7.   Class 4 - Subordinated Note Claims.

          Subordinated Note Claim means individually a Claim of a holder of one or more of the $195,000,000 Series A Subordinated Notes Due August 20, 2007, issued under the Subordinated Note Agreement (a "Subordinated Note Holder") and collectively the Claims of all Subordinated Note Holders.

          On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class 4 Subordinated Note Claim shall receive its Pro Rata share of the Initial Class 4 Distribution Amount. On each ensuing Quarterly Distribution Date, each holder of an Allowed Class 4 Subordinated Note Claim shall receive its Pro Rata share of the Quarterly Class 4 Distribution Amount.

          Provided that, notwithstanding anything in this Section to the contrary, after the payment of the Subordination Redistribution Amount to the holders of Class 3 Senior Note Claims, the subsequent distributions up to the Waived Interest Amount shall be distributed on a Pro Rata basis to all holders of Unsecured Claims except for TPG on account of the Purchased Note Claim. The Purchased Note Claim will not receive any distribution on account of the Waived Interest Amount.

          Further provided, notwithstanding anything in this Section to the contrary, in no event shall the distributions received by TPG on account of the Purchased Note Claim (after giving effect to the Subordination Redistribution Amount) exceed $3.5 million. Upon receipt by TPG of $3.5 million on account of the Purchased Note Claim (after giving effect to the Subordination Redistribution Amount) (a) no further distributions shall be made to TPG on account of the Purchased Note Claim and (b) all distributions that, but for this Section, would have been distributed to TPG on account of the Purchased Note Claim shall be distributed on a Pro Rata basis to the remaining holders of Unsecured Claims.

     8.   Class 5 - General Unsecured Claims.

          General Unsecured Claim means a Claim that is not an Administrative Claim, Priority Tax Claim, Non-Tax Priority Claim, Secured Claim, Senior Note Claim, Subordinated Note Claim or Intercompany Claim.

          On or as soon as reasonably practicable after (a) the Distribution Date if such Class 5 General Unsecured Claim is an Allowed Class 5 General Unsecured Claim as of the Effective Date or (b) the first Quarterly Distribution Date after the date a Class 5 General Unsecured Claim becomes an Allowed Class 5 General Unsecured Claim, each holder of an Allowed Class 5 General Unsecured Claim shall receive its Pro Rata share of the Initial Class 5 Distribution Amount. On each ensuing Quarterly Distribution Date, each holder of an Allowed Class 5 General Unsecured Claim shall receive its Pro Rata share of the Quarterly Class 5 Distribution Amount.

     9.   Class 6 - Intercompany Claims.

          In connection with, and as a result of, the substantive consolidation of the Debtors' Estates and Chapter 11 Cases, on the Confirmation Date or such other date as may be set by an order of the Bankruptcy Court, but subject to the occurrence of the Effective Date, all Intercompany Claims shall be eliminated and the holders of Class 6 Intercompany Claims shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Claims.

     10.  Class 7 - Old Equity.

          In connection with, and as a result of, the substantive consolidation of the Debtors' Estates and Chapter 11 Cases, on the Confirmation Date or such other date as may be set by an order of the Bankruptcy Court, but subject to the occurrence of the Effective Date, all Subsidiary Interests shall be eliminated. On the Effective Date, the Old Equity (including Subsidiary Interests) shall be canceled and the holders of Old Equity (including Subsidiary Interests) shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Old Equity.

     11.  Special Provision Regarding Unimpaired Claims.

          Except as otherwise provided in the Plan, nothing shall affect the Debtors' or Reorganized FBI's rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

 C.  Method of Distribution Under the Plan.
     --------------------------------------

     1.   Sources of Cash for Plan Distributions.

          Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for Reorganized FBI and the Plan Administrator to make payments pursuant to the Plan will be obtained from the Debtors' Cash balances and the liquidation of the Debtors' and the Estates' remaining non-Cash assets, if any.

     2.   Distributions for Claims Allowed as of the Effective Date.

          Except as otherwise provided in the Plan or as ordered by the Bankruptcy Court, distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Distribution Date or as soon thereafter as is practicable. Any distribution to be made on the Effective Date pursuant to the Plan shall be deemed as having been made on the Effective Date if such distribution is made on the Effective Date or as soon thereafter as is practicable. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to the terms and conditions of the Plan Administrator Agreement and Articles III, VI and VIII of the Plan.

     3.   Interest on Claims.

          Unless otherwise specifically provided for in the Plan or Confirmation Order, or required by applicable bankruptcy law, and subject to the provisions of Section 6.2 of the Plan, postpetition interest shall not accrue or be paid on any Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.

     4.   Distributions by Reorganized FBI.

          Reorganized FBI shall make all distributions of Cash required to be distributed under the applicable provisions of the Plan and the Plan Administrator Agreement. Reorganized FBI and the Plan Administrator may employ or contract with other entities to assist in or make the distributions required by the Plan and the Plan Administrator Agreement.

     5.   Delivery of Distributions and Undeliverable or Unclaimed
          Distributions.

          Distributions to holders of Allowed Claims shall be made at the addresses set forth in the Schedules, unless such addresses are superseded by proofs of claim or transfers of claim filed pursuant to Bankruptcy Rule 3001 (or at the last known addresses of such holders if the Debtors or Reorganized FBI has been notified in writing of a change of address).

          If the distribution to any holder of an Allowed Claim is returned to the Disbursing Agent as undeliverable or is otherwise unclaimed, no further distributions shall be made to such holder unless and until the Disbursing Agent is notified in writing of such holder's then-current address. Undeliverable and unclaimed distributions shall be deposited in a segregated, interest-bearing account, designated as an "unclaimed distribution reserve" (the "Unclaimed Distribution Reserve"), for the benefit of all such similarly situated Persons until such time as a distribution becomes deliverable or is claimed.

          On each Quarterly Distribution Date, Reorganized FBI shall make all distributions that have become deliverable or have been claimed since the Distribution Date or the immediately preceding Quarterly Distribution Date, as the case may be, together with any interest actually earned thereon.

          Any holder of an Allowed Claim that does not assert a Claim pursuant to the Plan for an undeliverable or unclaimed distribution within one (1) year after the Effective Date shall be deemed to have forfeited its Claim for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed distribution against the Debtors and the Estates, Reorganized FBI, the Plan Administrator or their property. In such cases, any Cash in the Unclaimed Distribution Reserve for distribution on account of such claims for undeliverable or unclaimed distributions shall become the property of the Estates free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary, and shall be distributed in accordance with the terms of the Plan Administrator Agreement. Nothing contained in the Plan or the Plan Administrator Agreement shall require any Disbursing Agent, including, but not limited to, the Plan Administrator or Reorganized FBI, to attempt to locate any holder of an Allowed Claim.

     6.   Record Date for Distributions.

          The Disbursing Agent will have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim that occurs after the close of business on the Distribution Record Date, and will be entitled for all purposes herein to recognize and distribute only to those holders of Allowed Claims who are holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date. The Disbursing Agent and Reorganized FBI shall instead be entitled to recognize and deal for all purposes under the Plan with only those record holders stated on the official claims register as of the close of business on the Distribution Record Date.

     7.   Allocation of Plan Distributions Between Principal and Interest.

          To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the claim, to the portion of such Claim representing accrued but unpaid interest.

     8.   Means of Cash Payment.

          Payments of Cash made pursuant to the Plan shall be in U.S. dollars and shall be made, at the option and in the sole discretion of Reorganized FBI, by (a) checks drawn on or (b) wire transfer from a domestic bank selected by Reorganized FBI. If so requested in a writing received by Reorganized FBI no later than five (5) Business Days after the Confirmation Date, Cash payments of $500,000.00 or more to be made pursuant to the Plan shall be made by wire transfer from a domestic bank. Cash payments to foreign creditors may be made, at the option of Reorganized FBI, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

     9.   Withholding and Reporting Requirements.

          In connection with the Plan and all distributions thereunder, Reorganized FBI shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions under the Plan shall be subject to any such withholding and reporting requirements.

     10.  Setoffs.

          Reorganized FBI may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy laws, but shall not be required to, set off against any Claim and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or Reorganized FBI may have against the holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim under the Plan shall constitute a waiver or release by Reorganized FBI of any such claim that the Debtors or Reorganized FBI may have against such holder.

     11.  Fractional Dollars; De Minimis Distributions.

          Notwithstanding any other provision of the Plan or the Plan Administrator Agreement, (a) neither the Plan Administrator nor Reorganized FBI shall be required to make distributions or payments of fractions of dollars, and, whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down, and (b) the Plan Administrator shall have no obligation to make a distribution on account of an Allowed Claim from any Reserve or account (i) to any holder of an Allowed Claim if the aggregate amount of all distributions authorized to be made from all such Reserves or accounts on the Quarterly Distribution Date in question is less than $250,000 or (ii) to a specific holder of an Allowed Claim if the amount to be distributed to that holder on the particular Distribution Date or Quarterly Distribution Date (A) does not constitute a final distribution to such holder and (B) is less than $50.00.

D.   Exemption from Certain Transfer Taxes.
     --------------------------------------

          Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from the Debtors to Reorganized FBI pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

E.   The Plan Administrator.
     -----------------------

          From and after the Effective Date, an entity to be designated by the Debtors prior to the Confirmation Date after consultation with and as agreed to by the Creditors' Committee shall serve as the Plan Administrator pursuant to the Plan Administrator Agreement and the Plan until death, resignation or discharge and the appointment of a successor Plan Administrator in accordance with the Plan Administrator Agreement. Reorganized FBI shall retain and have all the rights, powers and duties necessary to carry out its responsibilities under the Plan. Such rights, powers and duties, which shall be exercisable by the Plan Administrator on behalf of Reorganized FBI pursuant to the Plan and the Plan Administrator Agreement, are more fully set forth in Section 4.6.(b).(i) - (xiv) of the Plan.

     1.   Compensation of the Plan Administrator.

          The Plan Administrator will be compensated from an Operating Reserve established and maintained by Reorganized FBI to fund its ongoing operating expenses. Any professionals retained by the Plan Administrator to assist the Plan Administrator with the implementation of the Plan will be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred. The payment of the fees and expenses of the Plan Administrator and its retained professionals will be made in the ordinary course of business and will not be subject to the approval of the Bankruptcy Court but will be subject to reasonable review and objection by the Plan Committee.

     2.   Indemnification of the Plan Administrator.

          In addition, Reorganized FBI shall indemnify and hold harmless the Plan Administrator and its professionals, or any duly designated agent or representative thereof (in its capacity as such), from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including but not limited to attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to Reorganized FBI or the implementation or administration of the Plan, if the Plan Administrator, its professionals or any duly designated agent or representative thereof (in its capacity as such) acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Reorganized FBI and, with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful. To the extent Reorganized FBI indemnifies and holds harmless the Plan Administrator and its professionals, or any duly designated agent or representative thereof (in its capacity as such), as provided above, the legal fees and related costs incurred by counsel to the Plan Administrator in monitoring and participating in the defense of such claims giving rise to the right of indemnification shall be paid out of the Operating Reserve.

          Reorganized FBI and the Estates shall, to the fullest extent permitted by the laws of the State of Delaware, indemnify and hold harmless the Plan Administrator (in its capacity as such and as officer and director of Reorganized FBI) and the Plan Administrator's and Reorganized FBI's agents, representatives, professionals and employees (collectively the "Indemnified Parties") from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including but not limited to attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to Reorganized FBI and the Estates or the implementation or administration of the Plan and the Plan Administrator Agreement if the Indemnified Party acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Reorganized FBI and the Estates and, with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful. To the extent Reorganized FBI and the Estates indemnify and hold harmless the Indemnified Parties as provided above, the legal fees and related costs incurred by counsel to the Plan Administrator in monitoring and participating in the defense of such claims giving rise to the right of indemnification shall be paid out of the Operating Reserve. The indemnification provisions of the Plan Administrator Agreement shall remain available to and be binding upon any former Plan Administrator or the Estate of any decedent Plan Administrator and shall survive the termination of the Plan Administrator Agreement.

     3.   Insurance.

          The Plan Administrator shall be authorized to obtain all reasonably necessary insurance coverage for itself, its agents, representatives, employees or independent contractors, and Reorganized FBI, including, but not limited to, coverage with respect to (a) any property that is or may in the future become the property of Reorganized FBI and (b) the liabilities, duties and obligations of the Plan Administrator and its agents, representatives, employees or independent contractors under the Plan Administrator Agreement (in the form of an errors and omissions policy or otherwise), the latter of which insurance coverage may, at the sole option of the Plan Administrator, remain in effect for a reasonable period (not to exceed seven years) after the termination of the Plan Administrator Agreement.

     4.   Successor in Interest to Creditors' Committee.

          Reorganized FBI shall be the successor in interest to (and assignee of) any and all causes of action, rights, claims or defenses, including objections to Claims or Interests, or proceedings to subordinate or recharacterize Claims and Interests, of the Creditors' Committee.

     5.   Authority to Object to Claims and Interests and to Settle Disputed
          Claims.

          From and after the Effective Date, as more fully set forth in Article 4.6.(f).(i) - (ii) of the Plan, Reorganized FBI and the Plan Administrator will be authorized, with respect to those Claims or Interests which are not Allowed hereunder or by Court order, to object to Claims or Interests filed against any of the Debtor's Estates. They also will be authorized, pursuant to Fed. R. Bankr. P. 9019(b) and section 105(a) of the Bankruptcy Code, to compromise and settle Disputed Claims.

          If the resulting settlement is valued at a sum less than or equal to $50,000, Reorganized FBI and the Plan Administrator may settle the Disputed Claim and execute necessary documents, including a stipulation of settlement or release, in its sole discretion and without notice to any party.

          If the resulting settlement is valued at a sum greater than $50,000 but no more than $750,000, Reorganized FBI and the Plan Administrator shall be authorized and empowered to settle such Disputed Claim and execute necessary documents, including a stipulation of settlement or release, subject to notifying the Plan Committee of the terms of the settlement agreement. If (a) the Plan Committee indicates its approval in writing or (b) the Plan Committee does not provide counsel for Reorganized FBI and the Plan Administrator with written notice of an objection to the respective settlement agreement within ten
(10) days after the date such notice is mailed, Reorganized FBI and the Plan Administrator shall be authorized to accept and consummate the settlement agreement and record an allowed claim in the settled amount.

F.   Creditors' Committee and Plan Committee.
     ----------------------------------------

          The Creditors' Committee will continue in existence until the Effective Date, at which time it will be dissolved and its members will be released from all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation. The retention or employment of the Creditors' Committee's attorneys, accountants and other agents also will terminate on the Effective Date, except with respect to (i) all Fee Claims and
(ii) any appeals of the Confirmation Order. All expenses of Creditors' Committee members and the fees and expenses of their professionals through the Effective Date will be paid in accordance with the terms and conditions of the Fee Order. Counsel to the Creditors' Committee will be entitled to reasonable compensation and reimbursement of actual, necessary expenses for post-Effective Date activities authorized hereunder upon the submission of invoices to Reorganized FBI.

          On the Effective Date, the Plan Committee will be formed and constituted. The Plan Committee will consist of three (3) Creditors' Committee members who will be appointed by the Creditors' Committee and whose identities will be disclosed to the Bankruptcy Court. If no one is willing to serve on the Plan Committee or there shall have been no Plan Committee members for a period of thirty (30) consecutive days, then the Plan Administrator may, during such vacancy and thereafter, ignore any references in the Plan, the Plan Administrator Agreement or the Confirmation Order to a Plan Committee, and all references to the Plan Committee's ongoing duties and rights in the Plan, the Plan Administrator Agreement and the Confirmation Order will be null and void. The members of the Plan Committee will serve without compensation for their performance of services as members of the Plan Committee, but they will be entitled to reimbursement of reasonable expenses by Reorganized FBI. The Plan Committee may retain counsel or other professionals who shall be entitled to reasonable compensation and reimbursement of actual, necessary expenses upon the submission of invoices to Reorganized FBI.

          The responsibilities of the Plan Committee are set forth in Article 4.10.(c) of the Plan and include responsibility for (1) instructing and supervising Reorganized FBI and the Plan Administrator with respect to their responsibilities under the Plan and the Plan Administrator Agreement, (2) reviewing the prosecution of adversary and other proceedings, if any, including proposed settlements thereof, (3) reviewing objections to and proposed settlements of Disputed Claims and (4) performing such other duties that may be necessary and proper to assist the Plan Administrator and its retained professionals. The Plan Committee shall remain in existence until such time as Reorganized FBI will have made the final distributions under the Plan.

          Neither the Plan Committee, nor any of its members, designees or professionals, nor any duly designated agent or representative of the Plan Committee, or their respective employees, will be liable for the act or omission of any other member, designee, agent or representative of the Plan Committee, nor will any member be liable for any act or omission taken or omitted to be taken in its capacity as a member of the Plan Committee, other than acts or omissions resulting from such member's willful misconduct or gross negligence. Reorganized FBI will indemnify and hold harmless the Plan Committee and its members, designees and professionals, and any duly designated agent or representative thereof (in its capacity as such), from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to, attorneys' fees arising out of or due to their acts or omissions, or consequences of such actions or omissions other than as a result of their willful misconduct or gross negligence, with respect to Reorganized FBI or the implementation or administration of the Plan. To the extent Reorganized FBI indemnifies and holds harmless the Plan Committee and its members, designees or professionals, or any duly designated agent or representative thereof (in its capacity as such), as provided above, the legal fees and related costs incurred by counsel to the Plan Committee in monitoring and participating in the defense of such claims giving rise to the right of indemnification will be paid out of the Operating Reserve.

G.   Resolution of Disputed, Contingent and Unliquidated Claims.
     -----------------------------------------------------------

     1.   Prosecution of Objections.

          No later than the Claims Objection Deadline (unless extended by an order of the Bankruptcy Court), the Debtors, Reorganized FBI, the Creditors' Committee or the Plan Committee, as the case may be, shall file objections to Claims with the Bankruptcy Court and serve such objections upon the holders of each of the Claims to which objections are made. Nothing contained herein, however, shall limit Reorganized FBI's right to object to Claims, if any, filed or amended after the Claims Objection Deadline. Subject to the limitations set forth in the Plan Administrator Agreement and Section 4.6 of the Plan, and the oversight of the Plan Committee, Reorganized FBI and the Plan Administrator shall be authorized to, and shall, resolve all Disputed Claims by withdrawing or settling such objections thereto, or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction the validity, nature and/or amount thereof.

     2.   No Distributions Pending Allowance.

          Notwithstanding any other provision of the Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

     3.   Accounts; Reserves; Escrows.

          Reorganized FBI and the Plan Administrator shall, subject to and in accordance with the Plan Administrator Agreement, (i) establish one or more general accounts into which shall be deposited all funds not required to be deposited into any other account, Reserve or Escrow and (ii) create, fund and withdraw funds from, as appropriate, the Operating Reserve, Working Capital Reserve, Administrative Claims Reserve, Disputed Claims Reserve and Unclaimed Distributions Reserve. Reorganized FBI may sell non-Cash assets, if any, in accordance with the provisions of the Plan and the Plan Administrator Agreement. The net proceeds of any such sales shall be deposited in an account or Reserve pursuant to the terms of the Plan Administrator Agreement.

          (a)  Disputed Claims Reserve
               -----------------------

          On the Effective Date (or as soon thereafter as is practicable) and each Quarterly Distribution Date, Reorganized FBI shall create and fund the Disputed Claims Reserve with an amount of the Estates' Cash equal to one hundred percent (100%) of distributions to which holders of Disputed Class 3 Senior Note Claims and Disputed Class 5 Unsecured Claims would be entitled under the Plan as of such date if such Disputed Class 3 Senior Note Claims and Disputed Class 5 Unsecured Claims were Allowed Claims in their Disputed Claims Amount, provided, however, that the Debtors or Reorganized FBI may, at any time, File Motion(s) pursuant to section 502(c) of the Bankruptcy Code for order(s) estimating and limiting the amount of Cash which shall be deposited in the Disputed Claims Reserve in respect of any Disputed Claims, with notice and an opportunity to be heard to the affected holders of such Disputed Claims and the Plan Committee, further provided, that the Debtors must within thirty (30) days of the Effective Date (or such other date as the Bankruptcy Court may order) file a motion(s) seeking to estimate any contingent or unliquidated Claims, with a notice and an opportunity to be heard to the affected holders of such Disputed Claims and the Plan Committee. The Disputed Claims Reserve shall be fully funded no later than ten (10) days after the Bankruptcy Court has entered an order resolving such motion(s).

          (b)  Administrative Claims Reserve
               -----------------------------

          On the Effective Date (or as soon thereafter as is practicable) and each Quarterly Distribution Date Reorganized FBI shall, after consultation with and as agreed to by the Creditors' Committee or Plan Committee, as applicable, create and fund the Administrative Claims Reserve with an amount of the Estates' Cash equal to the aggregate Disputed Claim Amount of all Disputed Administrative Claims, Disputed Priority Tax Claims, and Disputed Non-Tax Priority Claims, provided, however, that the Debtors or Reorganized FBI may, at any time, File Motion(s) pursuant to section 502(c) of the Bankruptcy Code for order(s) estimating and limiting the amount of cash which shall be deposited in the Administrative Claims Reserve in respect of any Disputed Administrative Claims, Disputed Priority Tax Claims or Disputed Non-Tax Priority Claims with notice and an opportunity to be heard to the affected holders of such Disputed Administrative Claims, Disputed Priority Tax Claims and Disputed Non-Tax Priority Claims and the Plan Committee.

          (c)  Operating Reserve
               -----------------

          The Operating Reserve shall be established and maintained by Reorganized FBI, and Reorganized FBI shall from time to time deposit Cash into the Operating Reserve to fund, among other things, the expenses of the Plan Administrator and Reorganized FBI, as set forth more fully in the Plan Administrator Agreement.

     4.   Distributions After Allowance.

          Reorganized FBI shall make payments and distributions from the appropriate Reserves to the holder of any Disputed Administrative Claim, Disputed Priority Tax Claim, Disputed Non-Tax Priority Claim or Disputed Unsecured Claim that has become an Allowed Claim, on the first Quarterly Distribution Date following the date that such Disputed Administrative Claim, Disputed Priority Tax Claim, Disputed Non-Tax Priority Claim or Disputed Unsecured Claim becomes an Allowed Claim. Such distributions shall be made in accordance with the Plan and the Plan Administrator Agreement. With respect to Disputed Unsecured Claims, such distribution shall be based upon the cumulative distributions that would have been made to such holder under the Plan if the Disputed Unsecured Claim had been Allowed on the Effective Date (with any post-Effective Date interest thereon earned by the Disbursing Agent) and shall not be limited by the Disputed Claim Amounts previously reserved with respect to such Disputed Unsecured Claim to the extent that additional amounts are available therefor from the Disputed Claims Reserve, but only to the extent that such additional amounts have not yet been distributed to holders of Allowed Unsecured Claims.

H.   Alternative Dispute Resolution.
     -------------------------------

          The Debtors have requested or may request that the Bankruptcy Court establish the ADR for the liquidation and payment of Tort Claims. Any ADR so established will be implemented prior to the Confirmation Date but will continue after the Confirmation Date and the Effective Date. The Debtors anticipate that, pursuant to any ADR that may be established, each Tort Claim will be subjected to a process designed to produce a settlement with respect to such Tort Claim. If unsuccessful, the holder of the Tort Claim would then be entitled to obtain relief from the Bankruptcy Court to pursue the Tort Claim in an appropriate forum, which may include the Bankruptcy Court, if so requested by Reorganized FBI.


                   VI.  MEANS FOR IMPLEMENTATION OF THE PLAN

A.   Merger of Subsidiaries into FBI.
     --------------------------------

          On the Effective Date or as soon thereafter as practicable, (1) the members of the board of directors of each of the Subsidiary Debtors will be deemed to have resigned; (2) subject to any limitations imposed by the terms of the Asset Purchase Agreement, each of the Subsidiary Debtors will be deemed merged with and into FBI; and (3) the Chapter 11 Cases of the Subsidiary Debtors will be closed, following which any and all proceedings that could have been brought or otherwise commenced in the Chapter 11 Case of any Subsidiary Debtor will be brought or otherwise commenced in FBI's Chapter 11 Case.

B.   Continued Corporate Existence; Dissolution of Reorganized FBI.
     --------------------------------------------------------------

          FBI will continue to exist as Reorganized FBI after the Effective Date for the limited purpose of distributing all of the assets of the Debtors' Estates. As soon as practicable after the Plan Administrator exhausts the assets of the Debtors' Estates by making the final distribution of Cash under the Plan and the Plan Administrator Agreement, the Plan Administrator will effectuate the dissolution of Reorganized FBI in accordance with the laws of the State of Delaware and resign as the sole officer and sole director of Reorganized FBI.

          Following the making of the final distribution under the Plan and the dissolution of Reorganized FBI, neither the Estate(s) nor Reorganized FBI will have any remaining assets. Accordingly, the distributions to be made pursuant to the Plan and the Plan Administrator Agreement will be the only distributions that will be made to holders of Claims against or Interests in the Debtors. As a practical matter, therefore, although the Debtors will not be receiving a discharge under section 1141(d)(3) of the Bankruptcy Code, the only recovery to be afforded to holders of Claims against and Interests in the Debtors will be the recovery afforded pursuant to the provisions of the Plan.

C.   No Revesting of Assets.
     -----------------------

          The Debtors in these Chapter 11 Cases are not reorganizing; they are liquidating. Thus, the assets of the Debtors are being administered for the benefit of holders of Allowed Claims against the Debtors and will not be used in any ongoing business enterprise. Accordingly, it is important that, following confirmation of the Plan, the Debtors' assets remain subject to the jurisdiction and protection of the Bankruptcy Court. For that reason, the property of the Debtors' Estates will not be revested in the Debtors on or following the
                      ---
Confirmation Date or the Effective Date but will remain property of the Estate(s) and continue to be subject to the jurisdiction of the Bankruptcy Court following confirmation of the Plan until distributed to holders of Allowed Claims in accordance with the provisions of the Plan, the Plan Administrator Agreement and the Confirmation Order. From and after the Effective Date, all such property will be distributed in accordance with the provisions of the Plan, the Plan Administrator Agreement and the Confirmation Order.

D.   Substantive Consolidation
     -------------------------

     1.   Substantive Consolidation of the Debtors' Estates.

          The Plan contemplates and is predicated upon entry of an order substantively consolidating the Debtors' Estates and Chapter 11 Cases for purposes of all actions associated with confirmation and consummation of the Plan. On the Confirmation Date or such other date as may be set by an order of the Bankruptcy Court, but subject to the occurrence of the Effective Date, (a) all Intercompany Claims by, between and among the Debtors will be eliminated,
(b) all assets and liabilities of the Subsidiaries will be merged or treated as if they were merged with the assets and liabilities of FBI, (c) any obligation of a Debtor and all guarantees thereof by one or more of the other Debtors will be deemed to be one obligation of FBI, (d) the Subsidiary Interests will be cancelled, and (e) each Claim filed or to be filed against any Debtor will be deemed filed only against FBI and will be deemed a single Claim against and a single obligation of FBI. On the Confirmation Date, and in accordance with the terms of the Plan and the consolidation of the assets and liabilities of the Debtors, all Claims based upon guarantees of collection, payment or performance made by the Debtors as to the obligations of another Debtor will be released and of no further force and effect.

          Unless the Bankruptcy Court has approved the substantive consolidation of the Chapter 11 Cases by a prior order, the Plan will serve as, and will be deemed to be, a motion for entry of an order substantively consolidating the Debtors' Chapter 11 Cases. If no objection to substantive consolidation is timely filed and served by any holder of an Impaired Claim affected by the Plan on or before the Voting Deadline or such other date as may be established by the Bankruptcy Court, the Substantive Consolidation Order (which may be the Confirmation Order) may be entered by the Bankruptcy Court. If any such objections are timely filed and served, a hearing with respect to the substantive consolidation of the Chapter 11 Cases and the objections thereto will be scheduled by the Bankruptcy Court, which hearing may, but is not required to, coincide with the Confirmation Hearing.

     2.   Discussion of Substantive Consolidation.

          (a)  General Description
               -------------------

          Substantive consolidation of the estates of multiple debtors in a bankruptcy case effectively combines the assets and liabilities of the multiple debtors and treats them as if they belonged to a single merged entity. The nature and effect of consolidation closely resemble a corporate merger and usually result in "pooling the assets of, and claims against, the [consolidating] entities; satisfying liabilities from the resulting common fund; eliminating inter-company claims; and combining the creditors of the [consolidating] companies for purposes of voting on reorganization plans." In
                                                                            --
re Augie/Restivo Baking Co., 860 F.2d 515, 518 (2d Cir. 1988).  There is no
---------------------------
statutory authority specifically authorizing substantive consolidation. The authority of a bankruptcy court to order substantive consolidation is derived from its general equitable powers under section 105(a) of the Bankruptcy Code, which provides that the court may issue orders necessary to carry out the provisions of the Bankruptcy Code. In re DRW Property Co. 82, 54 B.R. 489, 494
                                    -------------------------
(Bankr. N.D. Tex. 1985). Nor are there statutorily prescribed standards for substantive consolidation. Instead judicially developed standards control whether substantive consolidation should be granted in any given case.

          (b) Legal Standards for Substantive Consolidation
              ---------------------------------------------

          The propriety of substantive consolidation must be made on a case-by-case basis. E.g., FDIC v. Colonial Realty Co., 966 F.2d 57 (2d Cir. 1992). In
             ----  ---------------------------
deciding whether to consolidate, a number of earlier cases relied on the presence or absence of certain "elements" that are similar to factors relevant to piercing the corporate veil under applicable state law. E.g., In re Gulfco
                                                            ----  ------------
Inv. Corp., 593 F.2d 921 (10th Cir. 1979).  More recent cases, however, while
----------
not ignoring these elements, have applied a less mechanical approach. Thus, for example, the Second Circuit Court of Appeals, in In re Augie/Restivo, concluded
                                                 -------------------
that the extensive list of elements and factors frequently cited and relied upon by other courts in determining the propriety of substantive consolidation are "merely variants on two critical factors," namely, "(1) whether creditors dealt with the entities as a single economic unit and 'did not rely on their separate identity in extending credit, . . .' or (ii) whether the affairs of the debtors are so entangled that consolidation will benefit all creditors . . . ." 860 F.2d at 518.  More recently the Eleventh Circuit, in Eastgroup Properties v. Southern
                                                --------------------------------
Motel Assoc., Ltd., 935 F.2d 245 (11th  Cir. 1991), viewed those elements and
------------------
factors "as examples of information that may be useful to courts charged with deciding whether there is substantial identity between the entities to be consolidated and whether consolidation is necessary to avoid some harm or to realize some benefit." Id. at 250. Under the Eastgroup test, a proponent of
                        ---                    ---------
substantive consolidation must show that there is substantial identity between the entities to be consolidated and that consolidation is necessary to avoid some harm or realize some benefit. Once the proponent makes this showing, a presumption arises that creditors have not relied solely on the credit of one of the entities involved, and the burden shifts to an objecting creditor to show that (i) it has relied on the separate credit of one of the entities to be consolidated and (ii) it will be prejudiced by substantive consolidation. Eastgroup, 935 F.2d at 251; Reider v. FDIC (In re Reider), 31 F.3d 1102, 1108
---------                   -----------------------------
(11th Cir. 1994).

          Regardless of which of the "two similar but not identical tests . . . for assessing the propriety of substantive consolidation in the corporate context" is applied, In re Reider, 31 F.3d at 1107, the "elements" enumerated in
                     ------------
the earlier cases remain relevant, but not necessarily dispositive, as to whether substantive consolidation should be granted. These elements include:

          . the degree of difficulty in segregating and ascertaining the individual assets and liabilities of the entities to be consolidated;

          . the presence or absence of consolidated financial statements among the entities to be consolidated;

          . the commingling of assets and business functions among the entities to be consolidated;

          .    the unity of interests and ownership among the various entities;

          . the existence of parent and intercorporate guarantees on loans to the various entities; and

          . the transfer of assets to and from the various entities without formal observance of corporate formalities.

In re Vecco Constr. Indus., 4 B.R. 407, 410 (Bankr. E.D. Va. 1980).
--------------------------

          (c)  Factual Basis for and Result of a Substantive Consolidation of
               --------------------------------------------------------------
               the Debtors' Estates
               --------------------

          The facts and circumstances surrounding the historical business operations of FBI and the Subsidiary Debtors support substantive consolidation in these Chapter 11 Cases. FBI and the Subsidiary Debtors historically have issued consolidated financial statements and filed consolidated tax returns. Favorite Brands is a direct, wholly-owned subsidiary of FBI and Trolli and Sathers are wholly-owned subsidiaries of Favorite Brands. FBI and its Subsidiary Debtors have common officers and directors; they have shared key employees and outside professionals, including, but not limited to, employees of FBI who performed human resources, legal, and risk management services for the benefit of all the Debtors and accounting firms, law firms, engineers and consultants who rendered services to all of the Debtors.

          In addition, the Debtors have shared a centralized cash management system. Under this system, virtually all cash was centralized within FBI and funds were moved into and through FBI on an "as needed" basis to meet the short and long term cash requirements of all of the Debtors. As an outgrowth of this consolidated cash management system, intercompany loans routinely were made by and between FBI and the Subsidiary Debtors (and by and between the Subsidiary Debtors themselves) in the ordinary course of the Debtors' business. All of FBI's loans were guaranteed by each of the Subsidiary Debtors and used to fund the operations of all of the Debtors.

          Further, each of the Debtors transferred product to the other Debtors on a regular basis. These transfers are not reflected on the book at arm's-length pricing. The amounts showing on the Debtors' books and records as payable and receivable between the various entities do not reflect the balances that would exist if transactions between the Debtors had been appropriately recorded for purposes of separate company reporting, and the differences in many cases are material. Due to the volume of transactions between FBI and the Subsidiary Debtors and the significant passage of time, it would be extraordinarily time consuming and prohibitively expensive for the Debtors to determine on an Estate by Estate basis the adjustments needed to approximate intercompany balances reasonably. Even then, there can be no assurance that the end product would be a fair approximation of such balances due to (a) numerous uncertainties with respect to available historical knowledge and support documentation and (b) complexities such as extensive acquisition and disposition activity by the Debtors.

          In addition, the distributions under the Plan will be made primarily from the proceeds of the sale of substantially all of the Debtors' assets to Nabisco. Nabisco paid one purchase price for all of the assets. There was no allocation of the purchase price among the assets of the various Debtors.

          Substantive consolidation is an equitable remedy that a bankruptcy court may be asked to apply in chapter 11 cases involving affiliated debtors. Substantive consolidation involves the pooling of the assets and liabilities of the affected debtors. All of the debtors in the substantively consolidated group are treated as if they were a single corporate and economic entity. Consequently, a creditor of one of the substantively consolidated debtors is treated as a creditor of the substantively consolidated group of debtors, and issues of individual corporate ownership of property and individual corporate liability on obligations are ignored. Substantive consolidation of two or more debtors' estates generally results in the deemed consolidation of the assets and liabilities of the debtors, the deemed elimination of intercompany claims, subsidiary equity or ownership interests, multiple and duplicative creditor claims, joint and several liability claims and guarantees and the payment of allowed claims from a common fund.

          The purpose of substantive consolidation is to treat Claims against the Debtors in the same manner, to eliminate cross-corporate guaranties by one Debtor of the liabilities of other Debtors, to eliminate duplicate Claims against more than one Debtor, claims asserting joint and several liability by multiple Debtors and Intercompany Claims among the Debtors and between the Debtors and their non-Debtor affiliates, all of which would be dilutive of the amounts ultimately payable to holders of Allowed Class 3, 4 and 5 Unsecured Claims against the Debtors due to a multiplicity of Claims based upon the same transaction or obligation or based upon intercompany indebtedness. The Debtors believe substantive consolidation is warranted in light of the criteria established by the courts in ruling on the propriety of substantive consolidation in other cases.

E.   Preservation of Rights of Action; Settlement of Litigation Claims.
     ------------------------------------------------------------------

          Except as otherwise provided in the Plan, the Confirmation Order or in any document, instrument, release or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors and their Estates shall retain the Litigation Claims. Reorganized FBI, as the successor in interest to the Debtors and the Estates, may, in consultation with the Plan Committee, enforce, sue on, settle or compromise (or decline to do any of the foregoing) any or all of the Litigation Claims. The failure of the Debtors to list a claim, right of action, suit or proceeding in the Plan Supplement shall not constitute a waiver or release by the Debtors or their Estates of such claim, right of action, suit or proceeding.

          At any time after the Confirmation Date and before the Effective Date, notwithstanding anything in the Plan to the contrary, Reorganized FBI may settle any or all of the Litigation Claims with the approval of the Bankruptcy Court pursuant to Fed. R. Bankr. P. 9019.

F.   Treatment of Executory Contracts and Unexpired Leases.
     ------------------------------------------------------

          The Bankruptcy Code grants the Debtors the power, subject to the approval of the Bankruptcy Court, to assume, assume and assign, or reject executory contracts and unexpired leases. If an executory contract or unexpired lease is rejected, the other party to the agreement may file a claim for damages incurred by reason of the rejection. In the case of rejection of leases of real property, such damage claims are subject to certain limitations imposed by the Bankruptcy Code.

          Except as otherwise provided in the Plan, or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, each of the prepetition executory contracts and unexpired leases to which any Debtor is a party, to the extent such contracts or leases are executory contracts or unexpired leases, will be rejected by the applicable Debtor effective on and subject to the occurrence of the Confirmation Date, unless such contract or lease previously (a) was assumed or rejected by the Debtors (including, but not limited to, those execu-tory contracts and unexpired leases to which any Debtor is a party, to the extent such contracts or leases are executory contracts or unexpired leases, will be rejected by the applicable Debtor effective on and subject to the occurrence of the Confirmation Date, unless such contract or lease previously
(a) was assumed or rejected by the Debtors (including, but not limited to, those executory contracts or unexpired leases assumed by the Debtors and assigned to Nabisco) or (b) expired or terminated pursuant to its own terms; provided, however, that neither the inclusion by the Debtors of a contract or lease in the Plan Supplement nor anything contained in Article VII of the Plan or this Disclosure Statement constitutes an admission by any Debtor that such contract or lease is an executory contract or unexpired lease or that any Debtor or its successors and assigns have any liability thereunder. The Confirmation Order will constitute an order of the Bankruptcy Court approving the rejections described in Article VII of the Plan, pursuant to section 365 of the Bankruptcy Code, as of the Confirmation Date.

          If the rejection of an executory contract or unexpired lease pursuant to Section 7.1 of the Plan gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the applicable Debtor or its Estate, Reorganized FBI, the Plan Administrator or their respective successors or properties unless a proof of claim is filed and served on Reorganized FBI and counsel for Reorganized FBI within thirty (30) days after service of a notice of entry of the Confirmation Order or such other date as prescribed by the Bankruptcy Court.

 G.  Special Provisions Regarding Insured Claims.
     -------------------------------------------

          Distributions under the Plan to each holder of an Allowed Insured Claim shall be in accordance with the treatment set forth under the Plan for the Class in which such Allowed Insured Claim is classified; provided, however, that the maximum amount of any distribution under the Plan on account of an Allowed Insured Claim shall be limited to an amount equal to (a) the applicable deductible under the relevant insurance policy minus (b) any reimbursement obligations of the Debtors to the insurance carrier for sums expended by the insurance carrier on account of such Claim (including defense costs). Nothing in Article IV of the Plan shall constitute a waiver of any claim, right or cause of action the Debtors may hold against any Person, including the Debtors' insurance carriers, or is intended to, shall or shall be deemed to preclude any holder of an Allowed Insured Claim from seeking and/or obtaining a distribution or other recovery from any insurer of the Debtors in addition to any distribution such holder may receive pursuant to the Plan.

 H.  Confirmation and Effectiveness of the Plan.
     ------------------------------------------

          The Bankruptcy Court shall not enter the Confirmation Order unless and until (i) the Confirmation Order shall be reasonably acceptable in form and substance to the Debtors and the Creditors' Committee and (ii) the Substantive

Consolidation Order, which may be the Confirmation Order, shall be reasonably acceptable in form and substance to the Debtors and the Creditors' Committee and shall have been entered by the Bankruptcy Court prior to or contemporaneously with the Confirmation Order.

          The Debtors intend to request that the Confirmation Order include a finding by the Bankruptcy Court that, notwithstanding Rule 3020(e) of the Federal Rules of Bankruptcy Procedure, the Confirmation Order shall take effect immediately upon its entry.

          If the Effective Date does not occur within sixty (60) days of the Confirmation Date, or by such later date, after notice and hearing, as is proposed by the Debtors and the Creditors' Committee, then upon motion by the Debtors or the Creditors' Committee and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the filing of such motion, the Confirmation Order may not be vacated if the Effective Date occurs before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to Section 9.3 of the Plan, (a) the Plan shall be null and void in all respects; (b) any settlement of Claims pursuant to the Plan shall be null and void without further order of the Bankruptcy Court; and (c) the time within which the Debtors may assume and assign, or reject, all executory contracts and unexpired leases shall be extended for a period of thirty (30) days after the date the Confirmation Order is vacated.

          By accepting distributions pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in Section 10.5 of the Plan.

          All injunctions or stays provided for in the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until all property of the Estates of Reorganized FBI and the other Debtors has been distributed and Reorganized FBI has been dissolved

 I.  Effect of Plan Confirmation.
     ---------------------------

          The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims and Interests, and their respective successors and assigns, including, but not limited to, Reorganized FBI.

     1.   Releases.

          (a)  Releases by the Debtors
               -----------------------

          On the Effective Date, each of the Debtors shall release unconditionally, and hereby is deemed to forever release unconditionally (i) the Creditors' Committee and the Plan Committee and, solely in their respective capacities as members or representatives of the Creditors' Committee and the Plan Committee, as applicable (and not as individual lenders or creditors to or on behalf of the Debtors), each member of the Creditors' Committee and the Plan Committee; (ii) the Plan Administrator; (iii) the DIP Lenders; and (iv) the respective agents, advisors, accountants, investment bankers, consultants, attorneys and other representatives (including the respective current and former directors, officers, employees, members, shareholders and professionals) of any of the foregoing or of the Debtors, solely in their respective capacities as such, from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (other than the right to enforce the performance of their respective obligations, if any, to the Debtors or Reorganized FBI under the Plan, the Plan Administrator Agreement and the contracts, instruments, releases and other agreements delivered under the Plan and the Plan Administrator Agreement), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, the Plan or the Disclosure Statement.

          (b)  Releases by Holders of Claims and Interests
               -------------------------------------------

          On the Effective Date, to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, in consideration for the obligations of the Debtors and Reorganized FBI under the Plan and the Cash and other contracts, instruments, releases, agreements or documents to be delivered in connection with the Plan, each entity (other than a Debtor) that has held, holds or may hold a Claim or Interest, as applicable, will be deemed to forever release, waive and discharge all claims, demands, debts, rights, causes of action or liabilities (other than the right to enforce the Debtors' or Reorganized FBI's obligations under the Plan, the Plan Administrator Agreement and the contracts, instruments, releases, agreements and documents delivered under the Plan and the Plan Administrator Agreement), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, the Plan or the Disclosure Statement that such entity has, had or may have against the Creditors' Committee, the Plan Committee or their respective attorneys, accountants and financial advisors, acting in such capacity, the DIP Lenders and any Debtor and its present and former directors, officers, shareholders, employees, agents, advisors, accountants, investment bankers, consultants, attorneys and other representatives, solely in their respective capacities as such.

          (c)  Injunction Related to Releases
               ------------------------------

          The Confirmation Order will permanently enjoin the commencement or prosecution by any entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released pursuant to the Plan, including, but not limited to the claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released in this Section 10.2 and
Section 10.10 of the Plan.

     2.   Discharge of Claims and Termination of Interests.

          Pursuant to section 1141(d)(3) of the Bankruptcy Code, Confirmation will not discharge Claims against the Debtors; provided, however, that no holder of a Claim against any Debtor may, on account of such Claim, seek or receive any payment or other distribution from, or seek recourse against, any Debtor, Reorganized FBI, their respective successors or their respective property, except as expressly provided in the Plan.

     3.   Exculpation and Limitation of Liability.

          Neither the Debtors nor the Creditors' Committee, nor any of their respective present or former members, officers, directors, shareholders, employees, advisors, attorneys or agents acting in such capacity, shall have or incur any liability to, or be subject to any right of action by, any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, shareholders, employees, representatives, financial advisors, attorneys or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Debtors' Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence, and in all respects shall be entitled to rely reasonably upon the advice of counsel with respect to their duties and responsibilities under the Plan.

     4.   Injunction.

          Except as otherwise provided in the Plan, the Confirmation Order shall provide, among other things, that from and after the Confirmation Date all Persons who have held, hold or may hold Claims against or Interests in the Debtors are (a) permanently enjoined from taking any of the following actions against the Estate(s), the Plan Administrator, or any of their property on account of any such Claims or Interests and (b) preliminarily enjoined from taking any of the following actions against any of the Debtors, Reorganized FBI or their property on account of such Claims or Interests: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that (X) nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of the Plan and (Y) the preliminary injunction of actions against the Debtors, Reorganized FBI and their property (if any) shall be dissolved and terminate one (1) day following the termination of the Plan Administrator Agreement in accordance with the terms of such agreement.

          By accepting distributions pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in the Section 10.5 of the Plan.

     5. Termination of Subordination Rights and Settlement of Related Claims and Controversies.

          The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all subordination rights, whether arising under general principles of equitable subordination, section 510(b) or 510(c) of the Bankruptcy Code or otherwise. All such subordination rights that a holder of a Claim or Interest may have with respect to any distribution to be made pursuant to the Plan will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Accordingly, distributions pursuant to the Plan to holders of Allowed Claims or Allowed Interests will not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights.

          All Claims of the Senior Note Holders and Subordinated Note Holders against the Debtors and all rights and claims between or among the Senior Note Holders and Subordinated Note Holders relating in any manner whatsoever to claimed subordination rights, "make-whole" rights, rights to postpetition or default interest, or similar rights, if any (collectively "Subordination-Related Rights"), shall be deemed satisfied by the distributions under, described in, contemplated by, and/or implemented by the Plan to holders of such Claims (i.e., holders of Senior Note Claims and Subordinated Note Claims), and such rights shall be deemed waived, released, discharged and terminated as of the Effective Date, and all actions related to the enforcement of such Subordination-Related Rights shall be permanently enjoined. Distributions under, described in, contemplated by and/or implemented by the Plan shall not be subject to levy, garnishment, attachment or like legal process by any holder of a Claim, including, but not limited to, holders of Senior Note Claims and Subordinated Note Claims, by reason of any claimed Subordination-Related Rights or otherwise, so that each holder of a Claim shall have and receive the benefit of the distributions in the manner set forth and described in the Plan.

          Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a holder of a Claim including, but not limited to, a holder of a Senior Note Claim or a Subordinated Note Claim may have or any distribution to be made pursuant to the Plan on account of such Claim. Entry of the Confirmation Order will constitute the Bankruptcy Court's approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtors, Reorganized FBI, and their respective properties and holders of Claims and Interests, and is fair, equitable and reasonable.

     6.   Continuation of ADR.

          Notwithstanding Confirmation of the Plan, the holder of any unliquidated Tort Claim must first exhaust the remedies in the ADR (if any) before such holder may pursue its Damage Claim in an appropriate forum.

     7.   Payment of Harshman Severance.

          After filing the Chapter 11 Cases, the Debtors, with the approval of the Bankruptcy Court, entered into an employment agreement with Richard Harshman ("Harshman") pursuant to which Harshman, if he was terminated without cause, was entitled to $1.0 million (payable over 24 months) in severance and certain other conditional payments. In addition, the employment agreement entitled Harshman to a second $1.0 million payment under certain circumstances (the "Severance Payment"). After the sale of assets to Nabisco the board of directors of the Debtors terminated Harshman without cause. There remains a potential dispute regarding whether Harshman is entitled to his Severance Payment. In settlement of such dispute, pursuant to Bankruptcy Rule 9019 and section 1123(b)(3) of the Bankruptcy Code and in consideration for the distributions and other benefits provided under the Plan, on the Effective Date, or as soon thereafter as is reasonably practicable, Reorganized FBI shall pay Harshman a lump sum equal to $1,200,000 minus severance payments already made pursuant to section 7 of the employment agreement, dated May 18, 1999, between the Debtors and Harshman (the "Harshman Employment Agreement") plus the balance of Harshman's deferred compensation account in full satisfaction and release of all claims, demands, debts, rights, causes of action or liabilities against the Debtors, in full settlement of all Harshman's claims and causes of action under the Harshman Employment Agreement.

     8.   TPG Settlement.

          Pursuant to Bankruptcy Rule 9019 and section 1123(b)(3) of the Bankruptcy Code and in consideration for the distributions and other benefits provided under the Plan, the Debtors, the Creditors' Committee and TPG have agreed upon the following which shall be effective on the Effective Date. Pursuant to the TPG Settlement, (i) the TPG Sponsor Note Claim shall be Allowed in the amount of $17,746,611, which is equal to the principal amount of the Sponsor Note plus interest accrued prior to the Petition Date; (ii) if the holders of Class 4 Claims vote to accept the Plan, then the Allowed amount of the TPG Sponsor Note Claim shall be reduced to $17 million, which is the principal amount of the Sponsor Note and TPG shall waive any right to accrued prepetition interest; (iii) TPG shall waive the right to recover any amount from the Subordination Redistribution Amount over the Allowed amount of the Sponsor Note Claim; (iv) TPG's recovery on account of the Purchased Note Claim shall be limited to $3.5 million; and (v) TPG shall not recover any portion of the Waived Interest Amount on account of the Purchased Note Claim.

          In exchange for the good and valuable consideration, including the consideration provided by TPG pursuant to the terms of the TPG Settlement, the Debtors shall forever release, waive and discharge all claims, demands, debts, rights, causes of action, or liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, the Sponsor Note, the Subordinated Notes, the Plan or the Disclosure Statement that such entity has, had or may have against TPG and its present and former directors, officers, shareholders, employees, agents, advisors, accountants, investment bankers, consultants, attorneys and other representatives solely in their capacity as such.

          In exchange for the good and valuable consideration, including the consideration provided by TPG pursuant to the terms of the TPG Settlement, (i) each holder of a Claim that votes in favor of the Plan, (ii) each holder of a Claim that receives a distribution under the Plan and (iii) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, each entity that has held, holds or may hold a Claim or Interest or at any time was a creditor or stockholder of any Debtor that does not vote on the Plan or votes against the Plan or receives a distribution under the Plan will be deemed to forever release, waive and discharge all claims, demands, debts, rights, caused of action, or liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, the Sponsor Note, the Subordinated Notes, the Plan or the Disclosure Statement that such entity has, had or may have against TPG and its present and former directors, officers, shareholders, employees, agents, advisors, accountants, investment bankers, consultants, attorneys and other representatives solely in their capacity as such.

 J.  Summary of Other Provisions of the Plan.
     ---------------------------------------

          The following paragraphs summarize certain other significant provisions of the Plan. The Plan should be referred to for the complete text of these and other provisions of the Plan.

     1.   New By-Laws and New Certificates of Incorporation.

          The by-laws and certificates of incorporation of Reorganized FBI shall be amended and restated as of the Effective Date to the extent necessary to, among other things, effectuate the provisions of the Plan, in each case without any further action. The certificate of incorporation of Reorganized FBI shall be amended to, among other provisions: (a) authorize one (1) share of New Common Stock, $0.01 par value per share, (b) provide, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, and (c) limit the activities of Reorganized FBI to matters related to the implementation of the Plan. The forms of the documents relating to the Amended Certificate of Incorporation and By-Laws shall be contained in the Plan Supplement and will be filed with the Bankruptcy Court no later than ten (10) days prior to the Voting Deadline.

     2. Cancellation of Existing Securities, Instruments and Agreements Evidencing Claims and Interests.

          Except as otherwise provided in the Plan and in any contract, instrument, or other agreement or document created in connection with the Plan, on the Effective Date, the promissory notes, share certificates (including treasury stock), other instruments evidencing any Claims or Interests, and all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such Claims and Interests shall be deemed canceled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order or rule, and the obligations of the Debtors under the notes, share certificates and all agreements and instruments governing such Claims and Interests shall be discharged. The holders of or parties to such canceled notes, share certificates and other agreements and instruments shall have no rights arising from or relating to such notes, share certificates and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to the Plan.

     3.   Surrender of Canceled Debt Instruments or Securities.

          On or before the Distribution Date, or as soon thereafter as practicable, each holder of an instrument evidencing a Claim on account of Debt Securities (a "Certificate") must surrender such Certificate to the Plan Administrator or Reorganized FBI or, with respect to indebtedness that is governed by an indenture or other agreement, the respective indenture trustee, agent or servicer, as the case may be, and such Certificate will be canceled.
No distribution of property under the Plan will be made to or on behalf of any such holder unless and until such Certificate is received by the Plan Administrator or Reorganized FBI or the respective indenture trustee, agent or servicer, as the case may be, or the unavailability of such Certificate is reasonably established to the satisfaction of the Plan Administrator or Reorganized FBI or the respective indenture trustee, agent or servicer, as the case may be. Any holder who fails to surrender or cause to be surrendered his Certificate or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Plan Administrator or Reorganized FBI or the respective indenture trustee, agent or servicer, as the case may be, prior to the fifth (5th) anniversary of the Confirmation Date, will be deemed to have forfeited all rights and Claims in respect of such Certificate and will not participate in any distribution under the Plan, and all property in respect of such forfeited distribution, including interest accrued thereon, will revert to Reorganized FBI notwithstanding any federal or state escheat laws to the contrary and will be distributed in accordance with the terms of the Plan.

     4.   Exculpation.

          Pursuant to the Plan, from and after the Effective Date, none of the Debtors, Reorganized FBI, the Plan Administrator, the Plan Committee or the Creditors' Committee or any of their respective members, officers, directors, employees, advisors, attorneys, accountants, investment bankers, consultants, agents or other representatives acting in such capacity shall have or incur any liability to any holder of a Claim or Interest for any act or omission in connection with, related to, or arising out of, the Cases, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan (including objections to, and settlements of, Claims and Interests under the Plan), except for willful misconduct or gross negligence, and, in all respects, the Debtors, Reorganized FBI, the Plan Administrator, the Plan Committee and the Creditors' Committee and each of their respective members, officers, directors, employees, advisors, attorneys, accountants, investment bankers, consultants, agents or other representatives shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

     5.   Effectuating Documents, Further Transactions and Corporate Action.

          Pursuant to the Plan, each of the Debtors, Reorganized FBI and the Plan Administrator is authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

          Prior to, on or after the Effective Date (as appropriate), all matters provided for under the Plan that would otherwise require approval of the stockholders or directors of one or more of the Debtors or Reorganized Debtors or their successors in interest under the Plan, including, without limitation:
(a) the Restructuring Transactions; (b) the effectiveness of the new Certificate of Incorporation and the new By-Laws and the Amended Certificate of Incorporation and the Amended By-Laws; (c) corporate mergers or dissolutions effectuated pursuant to the Plan, the election or appointment, as the case may be, of directors and officers of the Reorganized Debtors; (d) the distribution of Cash pursuant to the Plan; and (e) the adoption, execution and implementation of other matters provided for under the Plan involving the corporate structure of any Debtor or Reorganized Debtor or corporate or other action to be taken by or required of any Debtor or Reorganized Debtor, shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the applicable general corporation law of the states in which the Debtors or Reorganized FBI are incorporated without any requirement of further action by the stockholders or directors of the Debtors or Reorganized FBI. On the Effective Date or as soon thereafter as is practicable, Reorganized FBI shall, if required, file its amended certificates of incorporation with the Secretary of State of the state in which each Reorganized Debtor is incorporated, in accordance with the applicable general corporation law of such states.

     6.   Release of Liens.

          Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document created or assumed in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, liens, pledges or other security interests against the property of any Debtor's Estates shall be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, liens, pledges or other security interests shall revert to Reorganized FBI and its successors and assigns.

     7.   Bar Dates for Certain Claims.

          (a)  Administrative Claims.
               ---------------------

          The Confirmation Order will establish an Administrative Claims Bar Date for filing Administrative Claims, which date will be thirty (30) days after the

Confirmation Date. Holders of asserted Administrative Claims, except for Fee Claims, not paid prior to the Confirmation Date must submit proofs of Claim on or before such Administrative Claims Bar Date or forever be barred from doing so. The notice of Confirmation to be delivered pursuant to Fed. R. Bankr. P. 3020(c) and 2002(f) will set forth such date and constitute notice of this Administrative Claims Bar Date. The Debtors, Reorganized FBI, or the Creditors' Committee or the Plan Committee as the case may be, shall have thirty (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims.

          (b)  Professional Fee Claims; Substantial Contribution Claims.
               --------------------------------------------------------

          All requests for compensation or reimbursement of Fee Claims pursuant to section 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtors prior to the Effective Date (including requests under section 503(b)(4) of the Bankruptcy Code by any Professional or other entity for making a substantial contribution in the Chapter 11 Cases) shall file and serve on Reorganized FBI and counsel for Reorganized FBI an application for final allowance of compensation and reimbursement of expenses no later than sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on Reorganized FBI, counsel for Reorganized FBI and the requesting Professional or other entity no later than sixty (60) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable request for compensation or reimbursement was served.

     8.   Severability of Plan Provisions.

          If, prior to the Confirmation Date, any term or provision of the Plan is determined by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

     9.   Revocation, Withdrawal or Non-Consummation.

          The Debtors reserve the right, after consultation with the Creditors' Committee, to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if Confirmation or Consummation as to any or all of the Debtors does not occur, then, with respect to such Debtors, (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void, and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person, or (iii) constitute an admission of any sort by the Debtors or any other Person.

     10.  Plan Supplement.

          Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the clerk of the Bankruptcy Court or its designee during normal business hours. Holders of Claims or Interests may obtain a copy of the Plan Supplement upon written request to FBI in accordance with Section
12.9 of the Plan. The documents contained in the Plan Supplement shall be approved by the Bankruptcy Court.

     11.  Amendment or Modification of the Plan.

          Subject to section 1127 of the Bankruptcy Code and, to the extent applicable, sections 1122, 1123 and 1125 of the Bankruptcy Code, the Debtors reserve the right, after consultation with and as agreed to by the Creditors' Committee or the Plan Committee as applicable, to alter, amend or modify the Plan at any time prior to or after the Confirmation Date but prior to the substantial consummation of the Plan. A holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim or Interest of such holder.

     12.  Retention of Jurisdiction.

          Under sections 105(a) and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will, to the fullest extent permitted by law, retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan, as set forth more fully Article XI in the Plan.


     VII.  CONFIRMATION AND CONSUMMATION PROCEDURE

          The Bankruptcy Court may confirm the Plan only if it determines that the Plan complies with the technical requirements of Chapter 11, including, among other things, that (a) the Plan has properly classified Claims and Interests, (b) the Plan complies with applicable provisions of the Bankruptcy Code, (c) the Debtors have complied with applicable provisions of the Bankruptcy Code, (d) the Debtors have proposed the Plan in good faith and not by any means forbidden by law, (e) disclosure of "adequate information" as required by section 1125 of the Bankruptcy Code has been made, (f) the Plan has been accepted by the requisite votes of all classes of creditors (except to the extent that "cramdown" is available under section 1129(b) of the Bankruptcy
Code), (g) the Plan is in the "best interests" of all holders of Claims or Interests in an Impaired Class, and (h) all fees and expenses payable under 28 U.S.C. (S) 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, have been paid or the Plan provides for the payment of such fees on the Consummation Date.

          Under the Bankruptcy Code, the following steps must be taken to confirm the Plan:

A.   Solicitation of Votes.
     ----------------------

          Under the Bankruptcy Code, only Classes of Claims and Interests that are "impaired" (as that term is defined in section 1124 of the Bankruptcy Code) under the Plan are entitled to vote to accept or reject the Plan. A Class is impaired if the legal, equitable or contractual rights to which the holders of Claims or Interests are entitled are modified, other than by curing defaults and reinstating the debt. Pursuant to sections 1126(f) and (g) of the Bankruptcy Code, Classes of Claims and Interests that are not impaired are conclusively presumed to have accepted the Plan and are not entitled to vote on the Plan, and Classes of Claims and Interests whose holders will receive or retain no property under the Plan are deemed to have rejected the Plan and are not entitled to vote on the Plan. The classification of Claims and Interests is summarized, together with notations as to whether each Class of Claims or Interests is Impaired or Unimpaired, under the caption "The Plan of Reorganization - Classification and Treatment of Claims and Interests." Additional information regarding voting is contained in the instructions accompanying the Ballots.

          This Disclosure Statement and an appropriate Ballot are being distributed to all holders of Claims who are entitled to vote on the Plan. A separate Ballot is designated for each Class of Claims in order to facilitate vote tabulation; however, all Ballots are substantially similar in form and substance, and the term "Ballot" is used without intended reference to the Ballot of any specific Class of Claims.

          Because of the complexity and difficulty associated with reaching beneficial owners of publicly traded securities, many of which hold their securities in brokerage accounts and through several layers of ownership, the Debtors are distributing a Ballot (i) to each holder of record of the 10 3/4% Senior Notes as of the Record Date and (ii) to each bank or brokerage firm (or the agent therefor) identified by Logan as an entity through which beneficial owners hold the 10 3/4% Senior Notes. The banks, brokerage firms or agents shall forward a beneficial owner ballot to each beneficial owner of the 10 3/4% Senior Notes for voting, along with a return envelope provided by and addressed to the bank, brokerage firm or agent, so that the beneficial owner may return the completed beneficial owner ballot to that entity. The bank, brokerage firm or agent shall summarize the individual votes of its respective beneficial owners from their individual beneficial owner ballot on a master ballot and shall return such master ballot to Logan. This procedure enables the Debtors to transmit materials to the holders of their publicly traded securities and affords beneficial owners of the 10 3/4% Senior Notes a fair and reasonable opportunity to vote.

          Each Impaired Class of Claims that will (or may) receive or retain property or any interest in property under the Plan is entitled to vote to accept or reject the Plan. Ballots will be cast and tabulated on a consolidated basis, in accordance with the expected substantive consolidation of the Debtors' Chapter 11 Cases.

          Classes 1 and 2 of the Plan are unimpaired, and holders of Claims in such Classes are conclusively presumed to have accepted the Plan. Holders of Claims or Interests in Classes 6 and 7, respectively, will not receive or retain any property on account of their Claims or Interests and are conclusively presumed to have rejected the Plan, and the solicitation of acceptances with respect to such

Classes is not required. Therefore, in accordance with sections 1126 and 1129 of the Bankruptcy Code, the Debtors are soliciting acceptances only from holders of Allowed Claims in Classes 3, 4 and 5.

          As to classes of claims entitled to vote on a plan, the Bankruptcy Code defines acceptance of a plan by a class of creditors as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class that have timely voted to accept or reject a plan.

          A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

          The Disclosure Statement Order provides that any non-voting holder of a Claim who is a member of an Impaired Class entitled to vote on the Plan, but in which no votes are actually cast, will be deemed to have accepted the Plan for purposes of sections 1129(a)(8) and 1129(b) of the Bankruptcy Code.

          Pursuant to the Disclosure Statement Order, a copy of which is annexed hereto as Exhibit B, solely for purposes of voting to accept or reject the Plan and not for the purpose of allowance of, or distribution on account of, a Claim and without prejudice to the rights of the Debtors or other parties in interest in any other context, each Claim within a Class of Claims to be entitled to vote to accept or reject the Plan will be temporarily Allowed in an amount equal to the amount of such Claim as set forth in a timely Filed proof of claim or, if no proof of claim was Filed, the amount of such Claim as set forth in the Schedules. The foregoing general procedure will be subject to the following qualifications:

          (a) If a Claim is deemed Allowed in accordance with the Plan, such Claim is Allowed for voting purposes in the deemed Allowed amount set forth in the Plan;

          (b) If a Claim for which a proof of claim has been timely Filed is marked as contingent, unliquidated or disputed, such Claim will be temporarily Allowed for voting purposes only, and not for purposes of allowance of distribution, at $1.00;

          (c) If a Claim has been estimated or otherwise Allowed for voting purposes by order of the Bankruptcy Court, such Claim shall be temporarily Allowed in the amount so estimated or Allowed by the Bankruptcy Court for voting purposes only, and not for purposes of allowance or distribution;

          (d) If a Claim is listed in the Schedules as contingent, unliquidated or disputed and a proof of claim was not (i) Filed by the Bar Date or (ii) deemed timely Filed by an order of the Bankruptcy Court prior to the Voting Deadline, such Claim will be disallowed for voting purposes and for purposes of allowance and distribution pursuant to Bankruptcy Rule 3003(c); and

          (e) If the Debtors have served and Filed an objection to a Claim at least ten (10) days before the Voting Deadline, such Claim will be temporarily disallowed for voting purposes only and not for the purposes of the allowance or distribution except to the extent and in the manner as may be set forth in the objection; provided, however, that if such Claim was listed in the Schedules, such Claim shall be temporarily allowed, for voting purposes only, in an amount equal to the amount of such Claim as set forth in the Schedules.

          If any creditor seeks to challenge the allowance of its Claim for voting purposes in accordance with the above procedures, such claimant is directed to serve on all parties on the Debtors' general service list and File on or before the tenth (10/th/) day after the later of (a) service of notice of the confirmation hearing and (b) service of notice of an objection, if any, to such Claim, a motion for an order pursuant to Bankruptcy Rule 3018(a) temporarily allowing such Claim in a different amount for purposes of voting to accept or reject the Plan. As to any creditor Filing such motion, such creditor's Ballot is not to be counted unless temporarily allowed by the Bankruptcy Court for voting purposes after notice and a hearing.

          Any Ballot that is properly completed, executed and timely returned to Logan but does not indicate an acceptance or rejection of the Plan, or indicates both an acceptance and a rejection of the Plan, is deemed to be a vote to accept the Plan. If no votes to accept or reject the Plan are received with respect to a particular Class, such Class is deemed to have voted to accept the Plan. Whenever a creditor casts more than one Ballot voting the same Claim before the Voting Deadline, the last Ballot received before the Voting Deadline is deemed to reflect the voter's intent and thus to supersede any prior Ballots.
Creditors must vote all of their Claims within a particular Class under the Plan either to accept or reject the Plan and may not split their vote, and thus a Ballot that partially accepts and partially rejects the

Plan will not be counted; provided, however, that creditors holding acquired Claims need not combine such Claims and may vote their Claims separately.

          The following types of Ballots will not be counted in determining whether the Plan has been accepted or rejected:

          (a) any Ballot received after the Voting Deadline unless the Debtors have granted an extension of the Voting Deadline with respect to such ballot;

          (b) any Ballot that is illegible or contains insufficient information to permit the identification of the creditor or interest holder;

          (c) any Ballot cast by a person or entity that does not hold a Claim in a Class that is entitled to vote to accept or reject the Plan;

          (d) any Ballot cast for a Claim scheduled as unliquidated, contingent or disputed for which no proof of claim was timely Filed;

          (e)  any facsimile Ballot; and

          (f)  any unsigned Ballot.

          Please see the attached Disclosure Statement Order for other provisions concerning solicitation and voting.

B.   The Confirmation Hearing.
     -------------------------

          The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing. The Confirmation Hearing in respect of the Plan has been scheduled for April 7, 2000, at 2:00 p.m., prevailing Eastern Time, before the Honorable Peter J. Walsh, Chief United States Bankruptcy Judge at the United States Bankruptcy Court, 84 Market Street, Fifth Floor, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing. Any objection to confirmation must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim. Any such objection must be Filed and served so that it is received by the Bankruptcy Court and the following parties on or before March 24, 2000, at 4:00 p.m., prevailing Eastern Time:

FAVORITE BRANDS INTERNATIONAL HOLDING CORP.
2121 Waukegan Road, Suite 300
Bannockburn, Illinois 60015
Telephone: (847) 374-0900
Facsimile: (847) 374-1790
Attn: Steven F. Kaplan

Counsel to Debtors:

SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
333 West Wacker Drive
Chicago, Illinois 60606-1285
Telephone: (312) 407-0700
Facsimile: (312) 407-0411
Attn: David S. Kurtz, Esq.

Counsel to Creditors' Committee:

PAUL, WEISS, RIFKIND, WHARTON & GARRISON
1285 Avenue to the Americas
New York, New York 10019-6064
Telephone: (212) 373-3000
Facsimile: (212) 757-3990
Attn: Alan W. Kornberg, Esq.

United States Trustee:

OFFICE OF THE UNITED STATES TRUSTEE
601 Walnut Street
Curtis Center, Suite 950 West
Philadelphia, Pennsylvania  19106
Attn: Daniel K. Astin, Esq.

Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014.

C.   Confirmation.
     -------------

          At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of a plan are that the plan is (a) accepted by all impaired classes of claims and equity interests or, if rejected by an impaired class, that the plan "does not discriminate unfairly" and is "fair and equitable" as to such class, (b) feasible and (c) in the "best interests" of creditors and stockholders that are impaired under the plan.

     1.   Unfair Discrimination and Fair and Equitable Tests.

          To obtain non-consensual confirmation of the Plan, it must be demonstrated to the Bankruptcy Court that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each impaired, non-accepting Class. The Bankruptcy Code provides a non-exclusive definition of the phrase "fair and equitable." The Bankruptcy Code establishes "cramdown" tests for secured creditors, unsecured creditors and equity holders, as follows:

          (a) Secured Creditors. Either (i) each impaired secured creditor retains its liens securing its secured claim and receives on account of its secured claim deferred cash payments having a present value equal to the amount of its allowed secured claim,
               (ii) each impaired secured creditor realizes the "indubitable equivalent" of its allowed secured claim, or (iii) the property securing the claim is sold free and clear of liens, with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds to be as provided in clause (i) or (ii) of this subparagraph.

          (b) Unsecured Creditors. Either (i) each impaired unsecured creditor receives or retains, under the plan, property of a value equal to the amount of its allowed claim or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the plan.

          (c) Equity Interests. Either (i) each holder of an equity interest will receive or retain, under the plan, property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled or the value of the interest or (ii) the holder of an interest that is junior to the non-accepting class will not receive or retain any property under the plan.

          As described above, holders of Claims and Interests in Classes 6 and 7 will not receive or retain any property under the Plan on account of their Claims and Interests in such Classes. Accordingly, under section 1126(g) of the Bankruptcy Code, such classes are presumed to have rejected the Plan. The Debtors (a) request confirmation of the Plan under section 1129(b) of the Bankruptcy Code notwithstanding the deemed rejection of the Plan by Classes 6 and 7 and (b) reserve the right to seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code notwithstanding the rejection of the Plan by the other Classes of Claims. The Debtors believe that the Plan may be confirmed pursuant to the above-described "cramdown" provisions, over the dissent of certain Classes of Claims and Interests, in view of the treatment proposed for such Classes. The Debtors believe that the treatment under the Plan of the holders of Claims and Interests in Classes 6 and 7 satisfies the "fair and equitable" test since, although no distribution will be made in respect of Claims and Interests in such Classes and, as a result, such classes will be deemed to have rejected the Plan, no class junior to such non-accepting Class will receive or retain any property under the Plan. In addition, the Debtors do not believe that the Plan unfairly discriminates against any dissenting Class because all dissenting Classes of equal rank are treated equally under the Plan, subject to enforcement of the Subordination Rights.

     2.   Best Interests Test.

          With respect to each impaired Class of Claims and Interests, confirmation of the plan requires that each holder of a Claim or Interest either
(a) accept the Plan or (b) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

          Substantially all of the Debtors' assets have already been liquidated pursuant to the Asset Purchase Agreement with Nabisco. Therefore, the Debtor's Estates consist of the remaining proceeds of the sale to Nabisco, Cash and minimal additional assets. Although the Plan's proposed liquidation and a chapter 7 liquidation would have the same goal of liquidating the remainder of the Debtors' Estates and distributing all of the proceeds to creditors, the Debtors believe that the Plan provides a more efficient vehicle to accomplish this goal. Liquidating the Debtors' Estates pursuant to a chapter 7 liquidation would require the appointment of a chapter 7 trustee. The appointment of the chapter 7 trustee, as well as any professionals retained by the chapter 7 trustee, would increase the operating costs associated with the liquidation of the Debtor's Estates. Further, like the Debtors, a chapter 7 trustee would complete the liquidation of the Debtors' remaining assets, resolve

Disputed Claims and make distributions to creditors. A chapter 7 trustee, however, would not have the benefit of the historical knowledge of the Debtors to resolve the Disputed Claims efficiently. Therefore, the Debtors believe that a chapter 7 trustee, on average, would settle Disputed Claims for higher amounts than the Debtors, as a result of the Debtors' knowledge of their business and the resulting Claims. The Debtors also believe that distributions would occur in a shorter time period pursuant to the Plan than if the Debtors' Estates were liquidated pursuant to a chapter 7 liquidation. A conversion to chapter 7 would take time. In addition, the chapter 7 trustee, once appointed, and any professionals hired by the chapter 7 trustee would need to gain familiarity with the Debtors and their creditors, thus delaying the initial distribution to creditors. Any delay in the initial distribution will result in additional accrual of postpetition interest on the Senior Notes, to the detriment to holders of Subordinated Notes in Class 4.

          After considering the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in the Chapter 11 Cases, the Debtors have determined that a chapter 7 liquidation would result in a substantial diminution in the value to be realized by the holders of certain Claims and a delay in making distributions to all Classes of Claims entitled to a distribution. The Debtors believe that the holders of Class 4 Subordinated Note Claims in particular would receive a significantly lower percentage recovery in a liquidation of the Debtors under chapter 7 of the Bankruptcy Code. The Debtors further believe that holders of Class 3 and Class 5 Claims would also receive less in a chapter 7 liquidation than under the Plan. Finally, the Debtors believe that holders of Claims and Interests in other Classes would receive the same distribution in a chapter 7 liquidation as under the Plan. Therefore, the Debtors believe that the Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code.

     3.   Feasibility.

          Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of the Plan not be likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successors to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan. The Plan proposed by the Debtors provides for a liquidation of the Debtors' remaining assets and a distribution of Cash to creditors in accordance with the priority scheme of the Bankruptcy Code and the terms of the Plan. The ability of Reorganized FBI to make the distributions described in the Plan does not depend on future earnings of the Debtors. Accordingly, the Debtors believe that the Plan is feasible and meets the requirements of section 1129(a)(11) of the Bankruptcy Code.

                      VIII. RISK FACTOR TO BE CONSIDERED
                            ----------------------------

          Holders of Claims against the Debtors should read and consider carefully the information set forth below, as well as the other information set forth in this Disclosure Statement (and the documents delivered together herewith and/or incorporated by reference), prior to voting to accept or reject the Plan. This information, however, should not be regarded as the only risk involved in connection with the Plan and its implementation.

          The holders of Class 3, 4 and 5 Unsecured Claims are subject to the risk of dilution if the amount of Claims is higher than the Debtors' estimate or if the purchase price received from Nabisco is reduced as a result of the working capital adjustment. A number of Disputed Claims are material and the total amount of all Claims, including Disputed Claims, is materially in excess of the total amount of Allowed Claims assumed in the development of the Plan. The actual amount of Allowed Claims may differ significantly from the estimates set forth in the table in Article II, "Overview of the Plan." Accordingly, the amount of distribution that will ultimately be received by any particular holder of an Allowed Class 3, 4 and 5 Unsecured Claim may be adversely affected by the aggregate amount of all Allowed Claims. Consequently distributions to holders of Allowed Class 3, 4 and 5 Unsecured Claims will be made on an incremental basis until all Disputed Claims have been resolved.


           IX.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN
                ---------------------------------------------------

A.  General
    -------

          A summary description of certain federal income tax consequences of the Plan is provided below. The description of tax consequences below is for informational purposes only and is subject to significant uncertainties. Only the principal consequences of the Plan for the Debtors and for the holders of Claims who are entitled to vote to confirm or reject the plan are described below. No opinion of counsel has been sought or obtained with respect to any tax consequences of the Plan, and no tax opinion is given by this disclosure Statement. No rulings or determinations of the Internal Revenue Service ("IRS") or any other tax authorities have been obtained or sought with respect to the Plan, and the description below is not binding upon the IRS or such other authorities.

          The following discussion of federal income tax consequences is based on the Internal Revenue Code (the "Code"), regulations promulgated and proposed thereunder, judicial decisions and published administrative rulings and pronouncements of the IRS as in effect on the date hereof. Legislative, judicial or administrative changes or interpretations enacted or promulgated in the future could alter or modify the analyses and conclusions set forth below. Any such changes or interpretations may be retroactive and could significantly affect the federal income tax consequences discussed below.

          This discussion does not address foreign, state or local tax consequences of the Plan, nor does it purport to address the federal tax consequences of the Plan to special classes of taxpayers (such as foreign entities, nonresident alien individuals, S corporations, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, broker-dealers and tax-exempt organizations). Furthermore, estate and gift tax issues are not addressed herein.

          No representations are made regarding the particular tax consequences of the Plan to any holder of a Claim or Interest. Each holder of a Claim or Interest is strongly urged to consult its own tax advisor regarding the federal, state, local and foreign tax consequences of the transactions described herein and in the Plan.

 B.  Federal Income Tax Consequences to the Debtors.
     ----------------------------------------------

     1.   Regular Federal Income Tax.

          Federal income taxes, like many other taxes, are priority claims. Accordingly, such claims must be satisfied before most other claims may be paid. With the possible exception of alternative minimum tax, the Debtors do not believe that any federal income taxes have accrued with respect to taxable years ending after the Petition Date because the Debtors have not, as an affiliated group filing consolidated tax returns, had positive taxable income for those periods. That conclusion applies even to the extent that the substantive consolidation is a taxable event.

          Generally, the discharge of a debt obligation by a debtor for an amount less than the adjusted issue price (in most cases, the amount the debtor received on incurring the obligation, with certain adjustments) gives rise to cancellation of debt ("COD") income, which must be included in the debtor's income. The Debtors should be able to utilize a special tax provision which excludes from income debts discharged in a chapter 11 case. If debts are discharged in a chapter 11 case, however, certain tax attributes otherwise available must be reduced, in most cases by the principal amount of the indebtedness forgiven. Tax attributes subject to reduction include net operating losses ("NOLs") and NOL carryforwards. If the Debtors have COD income as a result of the Plan, the Debtors' NOLs would first be available to offset any gains recognized on the liquidation of the Debtors' assets. Accordingly, it is not expected that the Debtors will owe regular federal income tax with respect to taxable years ending after the Petition Date. If, however, the IRS were to prevail in assessing federal income tax for any of these years, payments of such taxes would reduce the amounts otherwise available for distribution under the Plan.

          Any remaining NOLs would then be reduced as a result of the excluded COD income to the extent of such COD income. Because the Debtors are liquidating rather than continuing to operate in reorganized form, and because the Debtors' historic assets and businesses have been sold, any remaining NOLs will have no material value.

     2.   Alternative Minimum Tax.

          A corporation or a consolidated group of corporations may incur alternative minimum tax liability even where NOL carryovers and other tax attributes are sufficient to eliminate its taxable income as computed under the regular corporate income tax. It is possible that the Debtors will be liable for the alternative minimum tax.

 C.  Federal Income Tax Consequences to Holders of Claims.
     ----------------------------------------------------

          Holders of Claims should generally recognize gain (or loss) to the extent the amount realized under the Plan in respect of their Claims exceeds (or is exceeded by) their respective tax bases in their Claims. The amount realized for this purpose will generally equal the amount of cash received under the Plan in respect of their respective Claims.

          The tax treatment of holders of Claims and the character and amount of income, gain or loss recognized as a consequence of the Plan and the distributions provided for by the Plan will depend upon, amount other things,
(i) the manner in which a holder acquired a Claim; (ii) the length of time a Claim has been held; (iii) whether the Claim was acquired at a discount; (iv) whether the holder has taken a bad debt deduction in the current or prior years;
(v) whether the holder has previously included accrued but unpaid interest with respect to a Claim; (vi) the method of tax accounting of a holder; and (vii) whether a Claim is an installment obligation for federal income tax purposes. Therefore, holders of Claims should consult their own tax advisor for information that may be relevant to their particular situation and circumstances and the particular tax consequence to such holders as a result thereof.

 D.  Information Reporting and Backup Withholding.
     --------------------------------------------

          Certain payments, including the payments of Claims pursuant to the Plan, are generally subject to information reporting by the payor (the Debtors) to the IRS. Moreover, such reportable payments are subject to backup withholding under certain circumstances. Under the Code's backup withholding rules, a holder of a Claim may be subject to backup withholding at a rate of thirty-one percent (31%) with respect to distributions or payments made pursuant to the Plan, unless the holder: (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates this fact or (b) provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the taxpayer is not subject to backup withholding because of a failure to report all dividend and interest income.

 E.  Importance of Obtaining Professional Tax Assistance.
     ---------------------------------------------------

          THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE ABOVE DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER'S INDIVIDUAL CIRCUMSTANCES. ACCORDINGLY, HOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS ABOUT THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN.


                     X.  ALTERNATIVES TO CONFIRMATION AND
                           CONSUMMATION OF THE PLAN

          Since the Debtors have no ongoing operations, the alternatives to the Plan are very limited and not likely to benefit creditors. Although the Debtors could theoretically file a new plan, the most likely result if the Plan is not confirmed and consummated is that the Chapter 11 Cases will be converted to cases under chapter 7 of the Bankruptcy Code. The Debtors believe that conversion of these Chapter 11 Cases to chapter 7 would result in (i) significant delay in distributions to all creditors who would have received a distribution under the Plan and (ii) diminished recoveries for certain classes of creditors, particularly holders of Class 4 Claims and, to a lessor extent, holders of Class 3 and 5 Claims.


                      XI.  CONCLUSION AND RECOMMENDATION.

          The Debtors believe that confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will result in the greatest recoveries to holders of Claims. Other alternatives would involve significant delay, uncertainty and substantial additional administrative costs.

          Consequently, the Debtors urge all holders of Claims to vote to accept the Plan and to evidence their acceptance by duly completing and returning their Ballots so that they will be received on or before 5:00 p.m., prevailing Eastern Time, on March 24, 2000.

Dated: Wilmington, Delaware
       February 16, 2000
                                     Respectfully submitted,

                                     FAVORITE BRANDS INTERNATIONAL
                                     HOLDING CORP.
                                     (for itself and on behalf of
                                     the Subsidiary Debtors)

                                     By: /s/ Brooks Gruemmer
                                        --------------------------------------
                                     Name: Brooks Gruemmer
                                           -----------------------------------
                                     Title: Vice President of Administration
                                           -----------------------------------
                                       and General Counsel
                                     -----------------------------------------

                                     COUNSEL:
                                     David S. Kurtz (IL 03126561)
                                     Timothy R. Pohl (IL 06208157)
                                     Felicia Gerber Perlman (IL 06210753)
                                     SKADDEN, ARPS, SLATE, MEAGHER
                                     & FLOM (ILLINOIS)
                                     333 West Wacker Drive
                                     Chicago, Illinois 60606
                                     (312) 407-0700

                                     /s/ Gregg M. Galardi
                                     -----------------------------------------
                                     Gregg M. Galardi (I.D. No. 2991)
                                     Thomas G. Macauley (I.D. No. 3411)
                                     SKADDEN, ARPS, SLATE, MEAGHER
                                       & FLOM LLP
                                     One Rodney Square
                                     P.O. Box 636
                                     Wilmington, Delaware 19899-0636
                                     (302) 651-3000

                                     ATTORNEYS FOR DEBTORS AND
                                     DEBTORS IN POSSESSION

                                  EXHIBIT A
                FIRST AMENDED JOINT PLAN OF REORGANIZATION OF
                 FAVORITE BRANDS INTERNATIONAL HOLDING CORP.
                          AND ITS DEBTOR SUBSIDIARIES

                     IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE


- - - - - - - - - - - - - - --   X
                                 :
In Re                            :       Chapter 11
                                 :
FAVORITE BRANDS                  :       Case No. 99-726 (PJW)
INTERNATIONAL HOLDING CORP.,     :
  et al.,                        :       Jointly Administered
             Debtors.            :
                                 :
- - - - - - - - - - - - - - --   X


         FIRST AMENDED JOINT PLAN OF REORGANIZATION OF FAVORITE BRANDS
            INTERNATIONAL HOLDING CORP. AND ITS DEBTOR SUBSIDIARIES
            -------------------------------------------------------

David S. Kurtz (IL 03126561)
Timothy R. Pohl (IL 06208157)
Felicia Gerber Perlman (IL 06210753)
SKADDEN ARPS SLATE MEAGHER
  & FLOM (ILLINOIS)
333 West Wacker Drive
Chicago, Illinois 60606-1285
(312) 407-0700

Gregg M. Galardi (I.D. No. 2991)
Thomas G. Macauley (I.D. No. 3411)
SKADDEN, ARPS, SLATE, MEAGHER
  & FLOM LLP
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899-0636
(302) 651-3000

ATTORNEYS FOR DEBTORS AND
DEBTORS IN POSSESSION
Dated: Wilmington, Delaware
       February 16, 2000

                               TABLE OF CONTENTS

                                                                                                  PAGE
                                                                                                  ----
INTRODUCTION....................................................................................      2

                                                   ARTICLE I

         DEFINED TERMS AND RULES OF INTERPRETATION..............................................      2
         1.1      Administrative Claim..........................................................      2
         1.2      Administrative Claim Reserve..................................................      3
         1.3      ADR...........................................................................      3
         1.4      Allowed.......................................................................      3
         1.5      Allowed Claim.................................................................      3
         1.6      Amended Certificate of Incorporation and By-Laws..............................      4
         1.7      Asset Purchase Agreement......................................................      4
         1.8      Available Cash................................................................      4
         1.9      Ballot........................................................................      4
         1.10     Bankruptcy Code...............................................................      4
         1.11     Bankruptcy Court..............................................................      4
         1.12     Bankruptcy Rules..............................................................      5
         1.13     Bar Date......................................................................      5
         1.14     Bar Date Order................................................................      5
         1.15     Business Day..................................................................      5
         1.16     Cash..........................................................................      5
         1.17     Chapter 11 Cases..............................................................      5
         1.18     Claim.........................................................................      5
         1.19     Claims Objection Deadline.....................................................      5
         1.20     Class.........................................................................      6
         1.21     Collateral....................................................................      6
         1.22     Confirmation Date.............................................................      6
         1.23     Confirmation Hearing..........................................................      6
         1.24     Confirmation Order............................................................      6
         1.25     Creditors' Committee..........................................................      6
         1.26     Debtor(s).....................................................................      6
         1.27     Delaware General Corporate Law................................................      6
         1.28     DIP Credit Agreement..........................................................      6
         1.29     DIP Lenders...................................................................      6
         1.30     Disbursing Agent..............................................................      6

                                                                                                   PAGE
                                                                                                  -----
         1.31     Disclosure Statement........................................................        6
         1.32     Disputed Claim..............................................................        7
         1.33     Disputed Claim Amount.......................................................        7
         1.34     Disputed Claims Reserve.....................................................        8
         1.35     Distribution Date...........................................................        8
         1.36     Distribution Record Date....................................................        8
         1.37     Effective Date..............................................................        8
         1.38     Estate(s)...................................................................        8
         1.39     Favorite Brands.............................................................        8
         1.40     FBI.........................................................................        8
         1.41     Fee Claim...................................................................        8
         1.42     Fee Order...................................................................        9
         1.43     File, Filed or Filing.......................................................        9
         1.44     Final Order.................................................................        9
         1.45     General Unsecured Claim.....................................................        9
         1.46     Impaired....................................................................        9
         1.47     Indenture Trustee Fees and Expenses.........................................        9
         1.48     Initial Class 3 Distribution Amount.........................................        9
         1.49     Initial Class 4 Distribution Amount.........................................       10
         1.50     Initial Class 5 Distribution Amount.........................................       10
         1.51     Insured Claim...............................................................       10
         1.52     Intercompany Claim..........................................................       10
         1.53     Interest....................................................................       10
         1.54     IRC.........................................................................       10
         1.55     IRS.........................................................................       10
         1.56     Litigation Claims...........................................................       10
         1.57     Nabisco.....................................................................       11
         1.58     Nabisco Escrow..............................................................       11
         1.59     Non-Tax Priority Claim......................................................       11
         1.60     Old Common Stock............................................................       11
         1.61     Old Equity..................................................................       11
         1.62     Old Preferred Stock.........................................................       11
         1.63     Operating Reserve...........................................................       11
         1.64     Petition Date...............................................................       11
         1.65     Plan........................................................................       11
         1.66     Plan Administrator..........................................................       12
         1.67     Plan Administrator Agreement................................................       12

                                                                                                   PAGE
                                                                                                   ----
         1.68     Plan Committee..............................................................       12
         1.69     Plan Supplement.............................................................       12
         1.70     Priority Tax Claim..........................................................       12
         1.71     Pro Rata....................................................................       12
         1.72     Professional................................................................       12
         1.73     Purchase Price Adjustment...................................................       12
         1.74     Purchased Notes.............................................................       13
         1.75     Purchased Note Claim........................................................       13
         1.76     Quarter.....................................................................       13
         1.77     Quarterly Distribution Date.................................................       13
         1.78     Quarterly Class 3 Distribution Amount.......................................       13
         1.79     Quarterly Class 4 Distribution Amount.......................................       13
         1.80     Quarterly Class 5 Distribution Amount.......................................       14
         1.81     Reclamation Claims..........................................................       14
         1.82     Reorganized FBI.............................................................       14
         1.83     Reserves....................................................................       14
         1.84     Restricted Cash.............................................................       14
         1.85     Sale Order..................................................................       14
         1.86     Sathers.....................................................................       14
         1.87     Schedules...................................................................       14
         1.88     Secured Claim...............................................................       15
         1.89     Senior Note Claims..........................................................       15
         1.90     Senior Note Holders ........................................................       15
         1.91     Solicitation Order..........................................................       15
         1.92     Sponsor Note................................................................       15
         1.93     Sponsor Note Claim..........................................................       15
         1.94     Sponsor Note Holder ........................................................       15
         1.95     Subordinated Note Agreement.................................................       15
         1.96     Subordinated Note Claim.....................................................       15
         1.97     Subordinated Note Holder....................................................       16
         1.98     Subordinated Notes..........................................................       16
         1.99     Subordination Redistribution Amount.........................................       16
         1.100    Subordination Rights........................................................       16
         1.101    Subsidiary Debtors..........................................................       16
         1.102    Subsidiary Interests........................................................       16
         1.103    Substantive Consolidation Order.............................................       16
         1.104    10 3/4% Senior Note Claim...................................................       16

                                                                                                   PAGE
                                                                                                   ----
         1.105    10 3/4% Senior Note Holder ..................................................      16
         1.106    10 3/4% Senior Note Indenture ...............................................      17
         1.107    10 3/4% Senior Note Indenture Trustee .......................................      17
         1.108    10 3/4% Senior Notes.........................................................      17
         1.109    Tort Claim...................................................................      17
         1.110    TPG..........................................................................      17
         1.111    TPG Settlement...............................................................      17
         1.112    Trolli.......................................................................      17
         1.113    Unsecured Claim..............................................................      17
         1.114    Voting Deadline..............................................................      17
         1.115    Waived Interest Amount.......................................................      18
         1.116    Working Capital Reserve......................................................      18

                                              ARTICLE II

         CLASSIFICATION OF CLAIMS AND INTERESTS...............................................       18
         2.1      Unclassified Claims.........................................................       19
         2.2      Unimpaired Classes of Claims................................................       19
         2.3      Impaired Classes of Claims..................................................       19
         2.4      Impaired Class of Interests.................................................       20

                                              ARTICLE III

         TREATMENT OF CLAIMS AND INTERESTS...................................................        20
         3.1      Unclassified Claims........................................................        20
         3.2      Unimpaired Classes of Claims...............................................        21
         3.3      Impaired Classes of Claims.................................................        21
         3.4      Impaired Class of Interests................................................        23
         3.5      Special Provision Regarding Unimpaired Claims..............................        23

                                             ARTICLE IV

         MEANS FOR IMPLEMENTATION OF THE PLAN...............................................         24
         4.1      Substantive Consolidation.................................................         24
         4.2      Merger of Subsidiaries into FBI...........................................         25
         4.3      Continued Corporate Existence; Dissolution of Reorganized FBI.............         25
         4.4      Certificate of Incorporation and By-laws..................................         25

                                                                                                   PAGE
                                                                                                   ----
         4.5      Directors and Officers; Effectuating Documents; Further Transactions.....          25
         4.6      The Plan Administrator...................................................          26
         4.7      No Revesting of Assets...................................................          30
         4.8      Preservation of Rights of Action; Settlement of Litigation Claims........          30
         4.9      ADR......................................................................          31
         4.10     Creditors' Committee and Plan Committee..................................          31
         4.11     Cancellation of Securities, Instruments and Agreements
                  Evidencing Claims and Interests..........................................          33
         4.12     Sources of Cash for Plan Distributions...................................          33
         4.13     Release of Liens.........................................................          33
         4.14     Special Provisions Regarding Insured Claims..............................          34
         4.15     Exemption from Certain Transfer Taxes....................................          34

                                               ARTICLE V

         ACCEPTANCE OR REJECTION OF THE PLAN...............................................          34
         5.1      Classes Entitled to Vote.................................................          34
         5.2      Acceptance by Impaired Classes...........................................          35
         5.3      Cramdown.................................................................          35

                                              ARTICLE VI

         PROVISIONS GOVERNING DISTRIBUTIONS................................................          35
         6.1      Distributions for Claims Allowed as of the Effective Date................          35
         6.2      Interest on Claims.......................................................          36
         6.3      Distributions by Reorganized FBI.........................................          36
         6.4      Delivery of Distributions and Undeliverable or Unclaimed
                  Distributions............................................................          36
         6.5      Record Date for Distributions............................................          37
         6.6      Allocation of Plan Distributions Between Principal and Interest..........          37
         6.7      Means of Cash Payment....................................................          38
         6.8      Withholding and Reporting Requirements...................................          38
         6.9      Setoffs..................................................................          38
         6.10     Fractional Dollars; De Minimis Distributions.............................          38
         6.11     Release of Liens.........................................................          39

                                                                                                   PAGE
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                                              ARTICLE VII

         TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES............................           39
         7.1      Rejected Contracts and Leases...........................................           39
         7.2      Bar to Rejection Damages................................................           39

                                             ARTICLE VIII

         PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS............           40
         8.1      Objection Deadline; Prosecution of Objections...........................           40
         8.2      No Distributions Pending Allowance......................................           40
         8.3      Accounts; Escrows; Reserves.............................................           40
         8.4      Distributions After Allowance...........................................           41

                                              ARTICLE IX

         CONFIRMATION AND CONSUMMATION OF THE PLAN........................................           42
         9.1      Confirmation Date.......................................................           42
         9.2      Effective Date..........................................................           42
         9.3      Consequences of Non-Occurrence of Effective Date........................           42

                                                ARTICLE X

         EFFECT OF PLAN CONFIRMATION......................................................           43
         10.1     Binding Effect..........................................................           43
         10.2     Releases................................................................           43
         10.3     Discharge of Claims and Termination of Interests........................           44
         10.4     Exculpation and Limitation of Liability.................................           45
         10.5     Injunction..............................................................           45
         10.6     Term of Bankruptcy Injunction or Stays..................................           46
         10.7     Termination of Subordination Rights and Settlement of Related
                  Claims and Controversies................................................           46
         10.8     Continuation of ADR.....................................................           47
         10.9     Payment of Harshman Severance...........................................           47


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         10.10    TPG Settlement.............................................................        47

                                              ARTICLE XI

         RETENTION OF JURISDICTION...........................................................        49

                                             ARTICLE XII

         MISCELLANEOUS PROVISIONS............................................................        52
         12.1     Effectuating Documents and Further Transactions............................        52
         12.2     Corporate Action...........................................................        52
         12.3     Exemption from Transfer Taxes..............................................        52
         12.4     Bar Dates for Certain Claims...............................................        53
         12.5     Payment of Statutory Fees..................................................        53
         12.6     Amendment or Modification of the Plan......................................        54
         12.7     Severability of Plan Provisions............................................        54
         12.8     Successors and Assigns.....................................................        54
         12.9     Plan Supplement............................................................        54
         12.10    Revocation, Withdrawal or Non-Consummation.................................        55
         12.11    Notice.....................................................................        55
         12.12    Governing Law..............................................................        56
         12.13    Tax Reporting and Compliance...............................................        56
         12.14    Schedules..................................................................        56
         12.15    Filing of Additional Documents.............................................        57

                                      Vii

                                  INTRODUCTION

          Favorite Brands International Holding Corp., and the other above-captioned debtors and debtors in possession, as "proponents of the plan" within the meaning of section 1129 of title 11, United States Code, propose the following first amended joint plan of reorganization which contemplates the liquidation of the Debtors and the resolution of the outstanding claims against and interests in the Debtors pursuant to section 1121(a) of title 11, United States Code. Reference is made to the Disclosure Statement (as that term is defined herein), distributed contemporaneously herewith, for a discussion of the Debtors' history, business, properties and operations, a summary and analysis of the Plan, and certain related matters including, among other things, the proposed substantive consolidation of the Debtors' cases. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Fed. R. Bankr. P. 3019, the Debtors reserve the right, after consultation with and as agreed to by the Creditors' Committee or the Plan Committee as applicable, to alter, amend, modify, revoke or withdraw this plan prior to its substantial consummation.


                                   ARTICLE I

                   DEFINED TERMS AND RULES OF INTERPRETATION

          Defined Terms: As used herein, capitalized terms have the meanings set forth below. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

          1.1 Administrative Claim means a Claim for costs and expenses of administration of the Chapter 11 Cases Allowed under section 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) any actual and necessary costs and expenses incurred after the Petition Date of preserving the Debtors' Estates and operating the businesses of the Debtors (such as wages, salaries, commissions for services and payments for inventories, leased equipment and premises) and Claims of governmental units for taxes (including tax audit Claims related to tax years commencing after the Petition Date, but excluding Claims relating to tax periods, or portions thereof, ending on or before the Petition
Date); (b) compensation for legal, financial, advisory, accounting and other services and reimbursement of expenses Allowed by the Bankruptcy Court under section 330, 331 or 503(b) of the Bankruptcy Code to the extent incurred prior to the Effective Date; (c) the Indenture Trustee Fees and Expenses;

(d) all fees and charges assessed against the Debtors' Estates under section 1930, chapter 123 of title 28, United States Code; (e) Reclamation Claims to the extent not already paid; and (f) Claims under the DIP Credit Agreement.

          1.2 Administrative Claim Reserve means the reserve maintained by Reorganized FBI to pay Administrative Claims, Priority Tax Claims and Non-Tax Priority Claims that first become Allowed Claims after the Effective Date.

          1.3 ADR means the alternative dispute resolution procedure (if any) approved by the Bankruptcy Court prior to the Effective Date for the liquidation of Tort Claims.

          1.4 Allowed means an Allowed Claim in a particular Class or category specified. Any reference herein to a particular Allowed Claim includes both the secured and unsecured portions of such Claim.

          1.5  Allowed Claim means:

               (a) a Claim that has been listed by a Debtor on its Schedules as liquidated in amount and not disputed or contingent unless it is a Disputed Claim for which an objection or request for estimation has been Filed by the Claims Objection Deadline pursuant to Section 8.1 hereof; or

               (b) a Claim for which a proof of claim has been Filed by the applicable Bar Date, or otherwise has been deemed timely Filed under applicable law unless it is a Disputed Claim for which an objection or request for estimation has been Filed by the Claims Objection Deadline pursuant to Section
8.1 hereof (except for a Disputed Claim set forth in Section 1.32 hereof, for which no objection or request for estimation shall be required); or

               (c) a Claim that is Allowed (i) by a Final Order; (ii) by a Settlement Stipulation; or (iii) pursuant to the terms of this Plan; or

               (d) with respect to an Administrative Claim, an Administrative Claim for which a holder thereof Filed and served a request for payment of such Administrative Claim unless it is a Disputed Claim for which an objection or request for estimation has been Filed by the claims Objection Deadline pursuant to Section 8.1 hereof (except for a Disputed Claim set forth in Section 1.32 hereof, for which no objection or request for estimation shall be required); or

               (e) any Disputed Claim as to which no objection or request for estimation has been Filed by the Claims Objection Deadline; provided, however, that no objection or request for estimation as to any Disputed Claim set forth in Section 1.32 hereof need be Filed by the Claims Objection Deadline and, until its resolution, such Disputed Claim shall not be considered to be Allowed.

          The term "Allowed Claim" shall not, for purposes of computing distributions under this Plan, include interest on such Claim from and after the Petition Date, except as provided in section 506(b) of the Bankruptcy Code or as otherwise expressly set forth in this Plan.

          1.6 Amended Certificate of Incorporation and By-Laws means Reorganized FBI's certificate of incorporation and by-laws in effect under the laws of the State of Delaware, as amended by the Plan.

          1.7 Asset Purchase Agreement means the asset purchase agreement, dated as of September 28, 1999, as subsequently amended, between the Debtors as sellers and Nabisco as purchasers.

          1.8 Available Cash means all Cash held by Reorganized FBI as of the date ten (10) Business Days prior to the date of any distribution, other than
(a), with respect to distributions to be made on the Distribution Date, (i) Cash to be distributed on the Distribution Date to holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Non-Tax Priority Claims and Allowed Secured Claims that became Allowed Claims on or before the Effective Date and
(ii) Restricted Cash, and (b), with respect to distributions to be made on any Quarterly Distribution Date, Restricted Cash.

          1.9 Ballot means each of the ballot form or forms distributed to each holder of an Impaired Claim, on which the holder is to indicate acceptance or rejection of this Plan.

          1.10 Bankruptcy Code means title 11, United States Code, as now in effect or hereafter amended.

          1.11 Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware in which the Chapter 11 Cases were commenced on March 30, 1999, or any other court with jurisdiction over the Chapter 11 Cases.

          1.12 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.

          1.13 Bar Date means the applicable deadline by which a proof of claim must have been or must be Filed, as established by an order of the Bankruptcy Court, including the Bar Date Order and the Confirmation Order. The term "Bar Date" also includes the deadline for Filing Fee Claims established pursuant to
Article XII hereof, the deadline for filing Administrative Claims established pursuant to Article XII hereof and the deadline for Filing Claims arising from rejection of executory contracts and unexpired leases established pursuant to
Article VII hereof.

          1.14 Bar Date Order means the Order (I) Setting a Final Date for Filing Proofs of Claims and (II) Approving Form and Manner of Notice Thereof entered by the Bankruptcy Court on July 27, 1999, as the same may have been or hereafter may be amended, modified or supplemented.

          1.15 Business Day means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

          1.16 Cash means legal tender of the United States of America and equivalents thereof.

          1.17 Chapter 11 Cases means (a) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor in the Bankruptcy Court and (b) when used with reference to all Debtors, the chapter 11 cases pending for the Debtors in the Bankruptcy Court.

          1.18 Claim means a "claim," as defined in section 101(5) of the Bankruptcy Code.

          1.19 Claims Objection Deadline means the last day for Filing objections to Disputed Claims (other than Disputed Claims set forth in Section
1.32 hereof, for which no objection or request for estimation shall be required), which day shall be the later of (a) thirty (30) days after the Effective Date or (b) sixty (60) days after the Filing of a proof of claim for, or request for payment of, such Claim or such other date as the Bankruptcy Court may order.

          1.20 Class means a category of holders of Claims or Interests, as described in Article II hereof.

          1.21 Collateral means any property or interest in property of the Debtors' Estates that is subject to a valid and enforceable lien to secure a Claim.

          1.22 Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

          1.23 Confirmation Hearing means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

          1.24 Confirmation Order means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

          1.25 Creditors' Committee means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

          1.26 Debtor(s) means, individually, FBI or any of the Subsidiary Debtors and, collectively, all of the above-captioned debtors and debtors in possession.

          1.27 Delaware General Corporate Law means title 8 of the Delaware Code, in effect as of the date hereof.

          1.28 DIP Credit Agreement means the Revolving Credit and Guaranty Agreement dated as of March 30, 1999, between the Debtors, Chase Manhattan Bank and each of the Lenders signatory thereto, as amended, modified or supplemented.

          1.29 DIP Lenders means those entities identified as "Lenders" in the DIP Credit Agreement and their respective successors and assigns.

          1.30 Disbursing Agent means Reorganized FBI or any party designated by Reorganized FBI, in conjunction with the Creditors' Committee, to serve as disbursing agent under the Plan.

          1.31 Disclosure Statement means the written disclosure statement (including all schedules thereto or referenced therein) that relates to this Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, as the same may be amended, modified or supplemented.

          1.32 Disputed Claim means any Claim, including any Administrative Claim, which has not been Allowed pursuant to this Plan, a Final Order or a Settlement Stipulation, and

                (a) if no proof of claim has been Filed by the applicable Bar
Date: (i) a Claim that has been or hereafter is listed on the Schedules as disputed, contingent or unliquidated; or (ii) a Claim that has been or hereafter is listed on the Schedules as other than disputed, contingent or unliquidated, but as to which the Debtors, Reorganized FBI, the Plan Committee or any other party in interest has interposed a timely objection or request for estimation in accordance with this Plan, the Bankruptcy Code and the Bankruptcy Rules by the Claims Objection Deadline or, with respect to Fee Claims and Administrative Claims, the deadline set forth in Article XII hereof, as applicable, which objection or request for estimation has not been withdrawn or determined by a Final Order; or

               (b) if a proof of claim or request for payment of an Administrative Claim has been Filed by the applicable Bar Date: (i) a Claim for which no corresponding Claim has been or hereafter is listed on the Schedules;
(ii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as other than disputed, contingent or unliquidated, but the nature or amount of the Claim as asserted in the proof of claim varies from the nature and amount of such Claim as listed on the Schedules; (iii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as disputed, contingent or unliquidated; (iv) a Claim for which a timely objection or request for estimation is interposed by the Debtors, Reorganized FBI, the Plan Committee or any other party in interest in accordance with this Plan, the Bankruptcy Code and the Bankruptcy Rules by the Claims Objection Deadline or, with respect to Fee Claims and Administrative Claims, the deadline set forth in
Article XII hereof, as applicable, which objection or request for estimation has not been withdrawn or determined by a Final Order.

          1.33 Disputed Claim Amount means the lesser of (a) the liquidated amount set forth in the proof of claim relating to a Disputed Claim, (b) the amount estimated by the Bankruptcy Court for purposes of distributions in respect of such Disputed Claim in accordance with section 502(c) of the Bankruptcy Code pursuant to Section 8.3 hereof, and (c) the amount of such Disputed Claim Allowed by the Bankruptcy Court pursuant to section 502 of the Bankruptcy Code, or zero, if such

Disputed Claim is disallowed in its entirety by the Bankruptcy Court pursuant to such section, in either case, regardless of whether the order or judgment allowing or disallowing such Claim has become a Final Order; provided, however, that in the event a Claim has been disallowed, but the order of disallowance has not yet become a Final Order, the Bankruptcy Court may require the Disbursing Agent to reserve, and hold in trust for the benefit of each holder of such Claim, Cash in an amount equal to the Pro Rata distributions which the Bankruptcy Court, in its discretion, determines will protect the rights of such holder under all of the facts and circumstances relating to the order of disallowance and the appeal of such holder from such order.

          1.34 Disputed Claims Reserve means the reserve of Cash established and maintained by Reorganized FBI for holders of Class 3, 4 and 5 Unsecured Claims on account of Disputed Class 3, 4 and 5 Unsecured Claims.

          1.35 Distribution Date means the date, occurring as soon as possible after the Effective Date, upon which distributions from Reorganized FBI are made to holders of Class 3, 4 and 5 Claims.

          1.36  Distribution Record Date means the Confirmation Date.

          1.37 Effective Date means the Business Day the Plan becomes effective as provided in Article IX hereof.

          1.38 Estate(s) means, individually, the estate of FBI or any of the Subsidiary Debtors and, collectively, the estates of all of the Debtors created under section 541 of the Bankruptcy Code.

          1.39 Favorite Brands means Favorite Brands International, Inc., debtor and debtor-in-possession in Chapter 11 Case No. 99-727 (PJW) pending in the Bankruptcy Court .

          1.40 FBI means Favorite Brands International Holding Corp., a debtor and debtor-in-possession in Chapter 11 Case No. 99-726 (PJW) pending in the Bankruptcy Court.

          1.41 Fee Claim means an Administrative Claim under section 330(a), 331, 503 or 1103 of the Bankruptcy Code for compensation of a Professional or other entity for services rendered or expenses incurred in the Chapter 11 Cases on or prior to the Effective Date (including expenses of the members of the Creditors' Committee incurred as members of the Creditors' Committee in discharge of their duties as such).

          1.42 Fee Order means the order under 11 U.S.C. (S)(S) 105(a) and 331 Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals, dated March 30, 1999.

          1.43 File, Filed or Filing means file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

          1.44 Final Order means an order of the Bankruptcy Court as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or Reorganized FBI or, in the event that an appeal, writ of certiorari or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not preclude such order from being a Final Order.

          1.45 General Unsecured Claim means a Claim that is not an Administrative Claim, Priority Tax Claim, Non-Tax Priority Claim, Secured Claim, Senior Note Claim, Subordinated Note Claim or Intercompany Claim.

          1.46 Impaired means, when used in reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

          1.47 Indenture Trustee Fees and Expenses means the unpaid reasonable fees and out-of-pocket costs and expenses incurred by the 10 3/4% Senior Note Indenture Trustee under the 10 3/4% Senior Note Indenture.

          1.48 Initial Class 3 Distribution Amount means the amount of Available Cash equal to the sum of (a) the aggregate Pro Rata shares of Available Cash to which holders of Allowed Class 3 Claims are entitled plus (b) the Subordination Redistribution Amount.

          1.49 Initial Class 4 Distribution Amount means the amount of Available Cash equal to (a) the aggregate Pro Rata shares of Available Cash to which holders of Allowed Class 4 Claims are entitled minus (b) the Subordination Redistribution Amount.

          1.50 Initial Class 5 Distribution Amount means the amount of Available Cash equal to the aggregate Pro Rata shares of Available Cash to which holders of Allowed Class 5 Claims are entitled.

          1.51 Insured Claim means any Claim arising from an incident or occurrence that is covered under the Debtors' insurance policies.

          1.52 Intercompany Claim means (a) any account reflecting intercompany book entries by one (1) Debtor with respect to any other Debtor or (b) any Claim that is not reflected in such book entries and is held by a Debtor against any other Debtor.

          1.53 Interest means the legal, equitable, contractual and other rights of the holders of Old Equity, including the rights of any entity to purchase or demand the issuance of any of the foregoing, including (a) conversion, exchange, voting, participation and dividend rights; (b) liquidation preferences; (c) stock options, warrants and put rights; and (d) share-appreciation rights.

          1.54  IRC means the Internal Revenue Code of 1986, as amended.

          1.55  IRS means Internal Revenue Service of the United States of
America.

          1.56 Litigation Claims means the Claims, rights of action, suits or proceedings, whether in law or in equity whether known or unknown, that any Debtor or Estate may hold against any Person, including but not limited to the Claims, rights of action, suits and proceedings listed in the Plan Supplement, to be retained by Reorganized FBI pursuant to Section 4.8 of this Plan, but not including any claims, rights of action, suits or proceedings arising under or resulting from contractual subordination or section 510(b) of the Bankruptcy Code.

          1.57 Nabisco means, collectively, Nabisco, Inc., Nabisco Brands Company and Nabisco Technology Company.

          1.58  Nabisco Escrow means the escrow account established pursuant to section 2.02(b) of the Asset Purchase Agreement to satisfy the Debtors' obligations, if any, with respect to the Purchase Price Adjustment.

          1.59 Non-Tax Priority Claim means a Claim, other than an Administrative Claim or Priority Tax Claim, that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code.

          1.60 Old Common Stock means the Series A common stock and Series B common stock of Favorite Brands International Holding Corp. outstanding immediately prior to the Petition Date, including treasury stock and all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such common stock.

          1.61 Old Equity means, collectively, the Old Common Stock and the Old Preferred Stock.

          1.62 Old Preferred Stock means the Series A cumulative preferred stock and Series B cumulative preferred stock of Favorite Brands International Holding Corp. outstanding immediately prior to the Petition Date, including treasury stock and all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such preferred stock.

          1.63 Operating Reserve means the reserve account to be established and maintained by Reorganized FBI into which Reorganized FBI shall from time to time deposit Cash to fund, among other things, the expenses of the Plan Administrator and Reorganized FBI, as set forth more fully in the Plan Administrator Agreement.

          1.64 Petition Date means March 30, 1999, the date on which the Debtors filed the Petitions for relief commencing the Chapter 11 Cases.

          1.65 Plan means this chapter 11 plan of reorganization, including the Plan Supplement and all supplements, appendices and schedules thereto, either in its present form or as the same may be altered, amended or modified from time to time.

          1.66 Plan Administrator means the person designated by the Debtors after consultation with and as agreed to by the Creditors' Committee prior to the Confirmation Date and approved by the Bankruptcy Court pursuant to the Confirmation Order to administer the Plan in accordance with the terms of the Plan and the Plan Administrator Agreement and to take such other actions as may be authorized under the Plan Administrator Agreement, and any successor thereto.

          1.67 Plan Administrator Agreement means the agreement between and among the Debtor and the Plan Administrator, and subject to the approval of the Creditors' Committee, which approval will not be unreasonably withheld, specifying the rights, duties and responsibilities of and to be performed by the Plan Administrator under the Plan, in substantially the form set forth in the Plan Supplement.

          1.68 Plan Committee means the Creditors' Committee, as reconstituted after the Confirmation Date, to monitor implementation of the Plan, and to take such other actions as are set forth in the Plan or as may be approved by the Bankruptcy Court.

          1.69  Plan Supplement means the forms of documents specified in
Section 12.9 of the Plan.

          1.70 Priority Tax Claim means a Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

          1.71 Pro Rata means a proportionate share, so that the ratio of (a) the amount of property to be distributed on account of an Allowed Claim in Class 3, 4 and 5 (prior to giving effect to the redistribution of the Subordination Redistribution Amount) to (b) the amount to be distributed on account of all Allowed Claims in Classes 3, 4 and 5 is the same as the ratio of (A) such Allowed Claim to (B) the aggregate amount of all Allowed Claims in Classes 3, 4 and 5.

          1.72 Professional means (a) any professional employed in the Chapter 11 Cases pursuant to section 327 or 1103 of the Bankruptcy Code or otherwise and
(b) any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

          1.73 Purchase Price Adjustment means the adjustment in the purchase price paid by Nabisco for substantially all of the Debtors' assets as the result of the determination of the actual final working capital of the Debtors on November 19, 1999, pursuant to Section 1.09 of the Asset Purchase Agreement.

          1.74 Purchased Notes means the Subordinated Notes purchased by TPG on or after the Petition Date.

          1.75 Purchased Note Claim means the Claim of TPG arising under or as a result of the Purchased Notes. The aggregate amount of the Allowed Purchased Note Claim shall be the principal amount thereof which is $42 million.

          1.76 Quarter means the period beginning on the Effective Date and ending on the next June 30, September 30, December 31 and March 31, and each three-month period thereafter.

          1.77 Quarterly Distribution Date means the twentieth (20/th/) day after the end of the Quarter following the Quarter in which the Effective Date occurs and the twentieth (20/th/) day after the end of each subsequent Quarter.

          1.78 Quarterly Class 3 Distribution Amount means, with respect to each Quarterly Distribution Date, the amount of Available Cash equal to the sum of (a) the aggregate Pro Rata shares of Available Cash to which holders of Allowed Class 3 Claims are entitled plus (b) the Subordination Redistribution Amount, provided, however, that, upon receipt by the holders of Allowed Class 3 Claims (from the aggregate of any distributions pursuant to Sections 3.3(a) and 8.4) of (A) the amount of the Senior Note Claims plus (B) the Subordination Redistribution Amount, any amounts that would constitute the Pro Rata shares of Available Cash of holders of Allowed Class 3 Claims shall cease to constitute part of the Quarterly Class 3 Distribution Amount and shall become part of the Quarterly Class 4 Distribution Amount.

          1.79 Quarterly Class 4 Distribution Amount means, with respect to each Quarterly Distribution Date, the amount of Available Cash equal to (a) the aggregate Pro Rata shares of Available Cash to which holders of Allowed Class 4 Claims are entitled minus (b) the Subordination Redistribution Amount, provided, however, that, upon receipt by the holders of Allowed Class 3 Claims (from the aggregate of any distributions pursuant to Sections 3.3(a) and 8.4) of (A) the amount of the Senior Note Claims plus (B) the Subordination Redistribution Amount, any amounts that would constitute the Pro Rata shares of Available Cash of holders of Allowed 3 Claims shall cease to constitute part of the Quarterly Class 4 Distribution Amount and shall become part of the Quarterly Class 4 Distribution Amount.

          1.80 Quarterly Class 5 Distribution Amount means, with respect to each Quarterly Distribution Date, the amount of Available Cash equal to the aggregate Pro Rata shares of Available Cash to which holders of Allowed Class 5 Claims are entitled.

          1.81 Reclamation Claims means Claims for reclamation Allowed in accordance with section 546(c)(2) of the Bankruptcy Code and the Order under 11 U.S.C. (S) 546 and Fed. R. Bankr. P. 9019 Approving Uniform Procedures for Reconciliation and Payment of Reclamation Claims, entered by the Bankruptcy Court on July 8, 1999, as the same may have been or may hereafter be amended or modified, which Claims shall not include interest on any portion thereof.

          1.82 Reorganized FBI means the Favorite Brands International Holding Corp., a Delaware corporation, on or after the Effective Date.

          1.83 Reserves means, collectively, the Administrative Claims Reserve, Disputed Claims Reserve, Operating Reserve, Working Capital Reserve and Unclaimed Distribution Reserve.

          1.84 Restricted Cash means the Cash segregated (whether physically or merely on the books and records of Reorganized FBI) by Reorganized FBI to fund the Reserves.

          1.85 Sale Order means the Order under 11 U.S.C. (S)(S) 105(a), 363, 365 and 1146(c), and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014, (A) Approving
Asset Purchase Agreement; (B) Authorizing (i) Sale of Substantially all of Debtors' Assets Free and Clear of Liens, Claims, Interests and Encumbrances,
(ii) Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and (iii) Assumption of Certain Liabilities, entered by the Bankruptcy Court on November 18, 1999, authorizing the Debtors' sale of substantially all of their assets to Nabisco pursuant to the Asset Purchase Agreement.

          1.86 Sathers means Sathers Trucking Corporation, debtor and debtor-in-possession in Chapter 11 Case No. 99-727 (PJW) pending in the Bankruptcy Court.

          1.87 Schedules means the schedules of assets and liabilities, the list of holders of Interests and the statements of financial affairs Filed by the Debtors on May 20, 1999, as such schedules have been or may be further modified, amended or supplemented in accordance with Fed. R. Bankr. P. 1009 or Orders of the Bankruptcy Court.

          1.88 Secured Claim means a Claim (other than an Administrative Claim) that is secured by a lien on property in which a Debtor's Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of the setoff, pursuant to section 553 of the Bankruptcy Code.

          1.89 Senior Note Claims means, collectively, the 10 3/4% Senior Note Claim and the Sponsor Note Claim.

          1.90 Senior Note Holders means, collectively, the 10 3/4% Senior Note Holders and the Sponsor Note Holder.

          1.91 Solicitation Order means the order entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject this Plan.

          1.92 Sponsor Note means the 10% Senior Note due 2005, issued pursuant to that certain note, dated as of October 22, 1998, between Favorite Brands International, Inc. and TPG.

          1.93 Sponsor Note Claim means the Claim of TPG arising under or as a result of the Sponsor Note.

          1.94 Sponsor Note Holder means TPG as the sole holder of the Sponsor Note.

          1.95 Subordinated Note Agreement means the Amended and Restated Senior Subordinated Note Agreement, dated as of September 12, 1997, pursuant to which the Subordinated Notes were issued.

          1.96 Subordinated Note Claim means, individually, a Claim of a Subordinated Note Holder arising under or as a result of the Subordinated Notes and, collectively the Claims of all Subordinated Note Holders. The aggregate amount of the Allowed Subordinated Note Claims shall be $197,437,500.

          1.97 Subordinated Note Holder means a holder of one (1) or more of the Subordinated Notes.

          1.98 Subordinated Notes means the $195,000,000 Series A Subordinated Notes Due August 20, 2007, issued under the Subordinated Note Agreement.

          1.99 Subordination Redistribution Amount means the aggregate Pro Rata shares of Available Cash that, but for the Subordination Rights, would be payable to holders of Allowed Class 4 Claims up to the amount such that, when added to all other amounts received by holders of Allowed Class 3 Claims under the Plan, holders of Allowed Class 3 Claims will have received the sum of (a) the Allowed amount of the 10 3/4% Senior Note Claim, (b) the Allowed amount of the Sponsor Note Claim and (c) interest accruing subsequent to the Petition Date at the default rate set forth in the 10 3/4% Senior Note Indenture.

          1.100 Subordination Rights means the rights of the Senior Note Holders pursuant to Section 13.1 of the Subordinated Note Agreement.

          1.101 Subsidiary Debtors means, individually or collectively, a Debtor or Debtors other than FBI, as applicable.

          1.102 Subsidiary Interests means, collectively, the issued and outstanding shares of stock of the Subsidiary Debtors, as of the Petition Date.

          1.103 Substantive Consolidation Order means the order, or provision of the Confirmation Order, substantively consolidating the Chapter 11 Cases, as provided in Section 4.1 of the Plan.

          1.104 10 3/4% Senior Note Claim means, individually, a Claim of a 10 3/4% Senior Note Holder arising under or as a result of the 10 3/4% Senior Notes and collectively, the Claims of all 10 3/4% Senior Note Holders. The aggregate amount of the Allowed 10 3/4% Senior Note Claim shall be $208,062,500.

          1.105 10 3/4% Senior Note Holder means a holder of one (1) or more of the 10 3/4% Senior Notes.

          1.106 10 3/4% Senior Note Indenture means the Indenture, dated as of May 19, 1998, by and between Favorite Brands International, Inc., the Subsidiary Debtors party thereto, and LaSalle National Bank, as Trustee pursuant to which the 10 3/4% Senior Notes due 2006 were issued.

          1.107 10 3/4% Senior Note Indenture Trustee means Bank One Trust Company, N.A., as successor indenture trustee under the 10 3/4% Senior Note Indenture.

          1.108 10 3/4% Senior Notes means the 10 3/4% Senior Notes due 2006 issued on May 19, 1998, pursuant to that certain Indenture, dated as of May 19, 1998, by and between Favorite Brands International, Inc., the Subsidiary Guarantors party thereto, and LaSalle National Bank, as Trustee.

          1.109 Tort Claim means any Claim that has not been compromised and settled or otherwise resolved (a) relating to personal injury, wrongful death, property damage, products liability or other similar Claim asserted against any of the Debtors or (b) arising under any federal, state or local statute, rule, regulation or ordinance governing, regulating or relating to health, safety, hazardous substances or the environment.

          1.110 TPG means TPG Partners L.P. and any affiliated entities or entities under the direct or indirect or common control of TPG Partners L.P., including any entity holding a Sponsor Note or Purchased Note.

          1.111 TPG Settlement means the settlement between TPG and the Creditors' Committee with respect to the Sponsor Note Claim and the Purchased Note Claim as set forth in Section 10.10 of the Plan.

          1.112 Trolli means Trolli, Inc., debtor and debtor-in-possession in Chapter 11 Cases No. 99-728 (PJW) pending in the Bankruptcy Court.

          1.113 Unsecured Claim means any General Unsecured Claim, Senior Note Claim or Subordinated Note Claim.

          1.114 Voting Deadline means the last day for submitting Ballots to accept or reject this Plan in accordance with section 1126 of the Bankruptcy Code, as specified in the Solicitation Order.

          1.115 Waived Interest Amount means the amount of interest that TPG would have received on account of the Sponsor Note Claim, but for the TPG Settlement.

          1.116 Working Capital Reserve means the reserve account to be established and maintained by Reorganized FBI to fund any Purchase Price Adjustment; which reserve shall include the money in the Nabisco Escrow.

          Rules of Interpretation and Computation of Time. For purposes of this Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in this Plan to an existing document or schedule Filed or to be Filed means such document or schedule, as it may have been or may be amended, modified or supplemented pursuant to this Plan; (d) any reference to an entity as a holder of a Claim or Interest includes that entity's successors and assigns; (e) all references in this Plan to Sections, Articles and Schedules are references to Sections, Articles and Schedules of or to this Plan; (f) the words "herein," "hereunder" and "hereto" refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (h) subject to the provisions of any contract, certificates of incorporation, by-laws, instrument, release or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules; (i) the rules of construction set forth in section 102 of the Bankruptcy Code will apply; and (j) in computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) will apply.


                                  ARTICLE II

                    CLASSIFICATION OF CLAIMS AND INTERESTS

          All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section

1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described below, have not been classified.

          This Plan constitutes a single plan of liquidation for all Debtors. A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released or otherwise settled prior to the Effective Date.

          2.1  Unclassified Claims (not entitled to vote on the Plan).

               (a)  Administrative Claims

               (b)  Priority Tax Claims

          2.2 Unimpaired Classes of Claims (deemed to have accepted the Plan and, therefore, not entitled to vote).

               (a) Class 1: Non-Tax Priority Claims. Class 1 consists of all Non-Tax Priority Claims.

               (b) Class 2: Secured Claims. Class 2 consists of all Secured Claims.

          2.3 Impaired Classes of Claims. (Classes 3, 4 and 5 are entitled to vote on the Plan; Class 6 is deemed to have rejected the Plan and, therefore, is not entitled to vote).

               (a) Class 3: Senior Note Claims. Class 3 consists of all Senior Note Claims.

               (b) Class 4: Subordinated Note Claims. Class 4 consists of all Subordinated Note Claims.

               (c) Class 5: General Unsecured Claims. Class 5 consists of all General Unsecured Claims.

               (d) Class 6: Intercompany Claims. Class 6 consists of all Intercompany claims.

          2.4 Impaired Class of Interests (deemed to have rejected the Plan and, therefore, not entitled to vote).

          Class 7: Old Equity. Class 7 consists of all Interests directly arising from or under, or relating in any way to, any of the Old Equity.


                                  ARTICLE III

                       TREATMENT OF CLAIMS AND INTERESTS

          3.1  Unclassified Claims.

               (a) Administrative Claims. Except as otherwise provided for herein, and subject to the requirements of Article XII hereof, on, or as soon as reasonably practicable after (i) the Distribution Date if such Administrative Claim is an Allowed Administrative Claim as of the Effective Date or (ii) the first Quarterly Distribution Date after the date such Administrative Claim becomes an Allowed Administrative Claim, each holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Administrative Claim (A) Cash equal to the unpaid portion of such Allowed Administrative Claim or (B) such other treatment as to which the Debtors or Reorganized FBI and the holder of such Allowed Administrative Claim shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

               (b) Priority Tax Claims. On, or as soon as reasonably practicable after (i) the Distribution Date if such Priority Tax Claim is an Allowed Priority Tax Claim as of the Effective Date or (ii) the first Quarterly Distribution Date after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, each holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Priority Tax Claim (A) Cash equal to the amount of such Allowed Priority Tax Claim or (B) such other treatment as to which the Debtors or Reorganized FBI and the holder of such Allowed Priority Tax Claims shall have agreed upon in writing; provided, however, that any Claim or demand for payment of a penalty (other than a penalty of the type specified in section 507(a)(8)(G) of the Bankruptcy Code) shall be disallowed pursuant to this Plan, and the holder of an Allowed Priority Tax Claim shall not assess or attempt to collect such penalty from the Debtors or their Estates, Reorganized FBI, the Plan Administrator or their property.

          3.2  Unimpaired Classes of Claims.

               (a) Class 1. Non-Tax Priority Claims. On, or as soon as reasonably practicable after (i) the Distribution Date if such Non-Tax Priority Claim is an Allowed Non-Tax Priority Claim as of the Effective Date or (ii) the first Quarterly Distribution Date after the date such Non-Tax Priority Claim becomes an Allowed Non-Tax Priority Claim, each holder of an Allowed Non-Tax Priority Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Non-Tax Priority Claim (A) Cash equal to the amount of such Allowed Non-Tax Priority Claim or (B) such other treatment as to which the Debtors or Reorganized FBI and the holder of such Allowed Non-Tax Priority Claim have agreed upon in writing.

               (b) Class 2: Secured Claims. On, or as soon as reasonably practicable after (i) the Distribution Date if such Secured Claim is an Allowed Secured Claim as of the Effective Date or (ii) the first Quarterly Distribution Date after the date such Secured Claim becomes an Allowed Secured Claim, the holder of an Allowed Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Secured Claim (A) Cash equal to the amount of such Allowed Secured Claim or (B) such other treatment as to which the Debtors or Reorganized FBI and the holder of such Allowed Secured Claim have agreed upon in writing.

          3.3  Impaired Classes of Claims.

               (a)  Class 3:  Senior Note Claims

              On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class 3 Claim shall receive its Pro Rata share of the Initial Class 3 Distribution Amount. On each ensuing Quarterly Distribution Date, each holder of an Allowed Class 3 Claim shall receive its Pro Rata share of the Quarterly

Class 3 Distribution Amount. All such amounts paid on account of the 10 3/4% Senior Note Claim shall be paid to the 10 3/4% Senior Note Indenture Trustee for distribution to holders of Allowed 10 3/4% Senior Note Claims.

          All amounts distributed to holders of Allowed Senior Note Claims shall be allocated, first, to the outstanding principal indebtedness of such Allowed Senior Note Claim, second, to the extent the amount of the distributions exceed such principal indebtedness, to accrued prepetition interest with respect to the 10 3/4% Senior Notes and, if applicable the Sponsor Note, and third, to the extent the amount of the distributions exceed the amount of the Allowed Senior Note Claims, to postpetition interest with respect to the 10 3/4% Senior Notes as provided in the definition of Subordination Redistribution Amount.

          The Sponsor Note Claim shall be Allowed (a) in the amount of $17 million, which is equal to the principal amount of the Sponsor Note, if the holders of Class 4 Claims vote to accept the Plan; and (b) in the amount of $17,746,111, which is equal to the principal amount of the Sponsor Note plus accrued prepetition interest, if the holders of Class 4 Claims do not vote to accept the Plan.

          The 10 3/4% Senior Note Claims shall be Allowed in the amount of $208,062,500 and shall not be subject to any disallowance, reduction, subordination, avoidance or Litigation Claims, all of which claims and remedies against the 10 3/4% Senior Note Claims are expressly waived and released.

               (b)  Class 4:  Subordinated Note Claims

          On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class 4 Claim shall receive its Pro Rata share of the Initial Class 4 Distribution Amount. On each ensuing Quarterly Distribution Date, each holder of an Allowed Class 4 Claim shall receive its Pro Rata share of the Quarterly Class 4 Distribution Amount.

          Provided that, notwithstanding anything in this Section to the contrary, after the payment of the Subordination Redistribution Amount to the holders of Class 3 Senior Note Claims, the subsequent distributions up to the Waived Interest Amount shall be distributed on a Pro Rata basis to all holders of Class 4 and Class 5 Claims except for TPG on account of the Purchased Note Claim. The Purchased

Note Claim will not receive any distribution on account of the Waived Interest Amount.

          Further provided, notwithstanding anything in this Section to the contrary, in no event shall the distributions received by TPG on account of the Purchased Note Claim (after giving effect to the Subordination Redistribution Amount) exceed $3.5 million. Upon receipt by TPG of $3.5 million on account of the Purchased Note Claim (after giving effect to the Subordination Redistribution Amount) (a) no further distributions shall be made to TPG on account of the Purchased Note Claim and (b) all distributions that, but for this Section, would have been distributed to TPG on account of the Purchased Note Claim shall be distributed on a Pro Rata basis to the remaining holders of Class 4 and Class 5 Claims.

          The Subordinated Note Claims shall be Allowed in the amount of $197,437,500 and shall not, except as otherwise provided herein, be subject to any disallowance, reduction, subordination (other than subordination in favor of the Senior Note Claims as provided herein), avoidance or Litigation Claims, all of which claims and remedies against the Subordinated Note Claims are expressly waived and released.

               (c) Class 5: General Unsecured Claims. On, or as soon as reasonably practicable after (i) the Distribution Date if such General Unsecured Claim is an Allowed General Unsecured Claim as of the Effective Date or (ii) the first Quarterly Distribution Date after the date a Class 5 Claim becomes an Allowed Class 5 Claim, each holder of an Allowed Class 5 Claim shall receive its Pro Rata share of the Initial Class 5 Distribution Amount. On each ensuing Quarterly Distribution Date, each holder of an Allowed Class 5 Claim shall receive its Pro Rata share of the Quarterly Class 5 Distribution Amount.

               (d) Class 6: Intercompany Claims. In connection with, and as a result of, the substantive consolidation of the Debtors' Estates and Chapter 11 Cases, on the Confirmation Date or such other date as may be set by an order of the Bankruptcy Court, but subject to the occurrence of the Effective Date, all Intercompany Claims shall be eliminated and the holders of Class 6 shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Claims.

          3.4  Impaired Class of Interests.

               (a) Class 7: Old Equity. In connection with, and as a result of, the substantive consolidation of the Debtors' Estates and Chapter 11 Cases, on the Confirmation Date or such other date as may be set by an order of the Bankruptcy Court, but subject to the occurrence of the Effective Date, all Subsidiary Interests shall be eliminated. On the Effective Date, the Old Equity (including Subsidiary Interests) shall be canceled and the holders of Old Equity (including Subsidiary Interests) shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Old Equity.

          3.5 Special Provision Regarding Unimpaired Claims. Except as otherwise provided in the Plan, nothing shall affect the Debtors' or Reorganized FBI's rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.


                                  ARTICLE IV

                     MEANS FOR IMPLEMENTATION OF THE PLAN

          4.1  Substantive Consolidation.

               (a) Consolidation of the Chapter 11 Cases. The Plan contemplates and is predicated upon entry of an order substantively consolidating the Debtors' Estates and Chapter 11 Cases for the purposes of all actions associated with confirmation and consummation of the Plan. On the Confirmation Date or such other date as may be set by an order of the Bankruptcy Court, but subject to the occurrence of the Effective Date, (i) all Intercompany Claims by, between and among the Debtors shall be eliminated, (ii) all assets and liabilities of the Subsidiaries shall be merged or treated as if they were merged with the assets and liabilities of FBI, (iii) any obligation of a Debtor and all guarantees thereof by one (1) or more of the other Debtors shall be deemed to be one (1) obligation of FBI, (iv) the Subsidiary Interests shall be cancelled, and (v) each Claim filed or to be filed against any Debtor shall be deemed filed only against FBI and shall be deemed a single Claim against and a single obligation of FBI. On the Confirmation Date, and in accordance with the terms of the Plan and the consolidation of the assets and liabilities of the Debtors, all Claims based upon guarantees of collection, payment or performance made by the

Debtors as to the obligations of another Debtor shall be released and of no further force and effect.

               (b) Substantive Consolidation Order. Unless the Bankruptcy Court has approved the substantive consolidation of the Chapter 11 Cases by a prior order, this Plan shall serve as, and shall be deemed to be, a motion for entry of an order substantively consolidating the Debtors' Chapter 11 Cases. If no objection to substantive consolidation is timely filed and served by any holder of an Impaired Claim affected by the Plan as provided herein on or before the Voting Deadline or such other date as may be established by the Bankruptcy Court, the Substantive Consolidation Order (which may be the Confirmation Order) may be entered by the Bankruptcy Court. If any such objections are timely filed and served, a hearing with respect to the substantive consolidation of the Chapter 11 Cases and the objections thereto shall be scheduled by the Bankruptcy Court, which hearing may, but is not required to, coincide with the Confirmation Hearing.

          4.2 Merger of Subsidiaries into FBI. On the Effective Date or as soon thereafter as practicable, (a) the members of the board of directors of each of the Subsidiary Debtors shall be deemed to have resigned, (b) each of the Subsidiary Debtors shall be deemed merged with and into FBI and (c) the Chapter 11 Cases of the Subsidiary Debtors shall be closed, following which any and all proceedings that could have been brought or otherwise commenced in the Chapter 11 Case of any Subsidiary Debtor shall be brought or otherwise commenced in FBI's Chapter 11 Case.

          4.3 Continued Corporate Existence; Dissolution of Reorganized FBI. FBI shall continue to exist as Reorganized FBI after the Effective Date in accordance with the laws of the State of Delaware and pursuant to the certificate of incorporation and by-laws in effect prior to the Effective Date, except to the extent such certificate of incorporation and by-laws are amended under this Plan, for the limited purpose of distributing all of the assets of the Debtors' Estates. As soon as practicable after the Plan Administrator exhausts the assets of the Debtors' Estates by making the final distribution of Cash under this Plan and the Plan Administrator Agreement, the Plan Administrator shall (a) effectuate the dissolution of Reorganized FBI in accordance with the laws of the State of Delaware and (b) resign as the sole officer and sole director of Reorganized FBI.

          4.4 Certificate of Incorporation and By-laws. The certificate of incorporation and by-laws of FBI shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code. The certificate of incorporation of Reorganized FBI shall be amended to, among other things: (a) authorize one
(1) share of New Common Stock, $0.01 par value per share, (b) provide, pursuant to section 1123(a)(6) of the Bankruptcy Code, for a provision prohibiting the issuance of non-voting equity securities, and (c) limit the activities of Reorganized FBI to matters related to the implementation of the Plan. The forms of the documents relating to the Amended Certificate of Incorporation and By-Laws shall be contained in the Plan Supplement and will be filed with the Bankruptcy Court as described in Section 12.9 of the Plan.

          4.5 Directors and Officers; Effectuating Documents; Further Transactions. From and after the Effective Date, the Plan Administrator shall serve as the sole officer and sole director of Reorganized FBI. The Plan Administrator shall be authorized to execute, deliver, file or record such documents, instruments, releases and other agreements and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

          4.6  The Plan Administrator.

               (a) Appointment. From and after the Effective Date, an entity to be designated by the Debtors prior to the Confirmation Date, after consultation with and as agreed to by the Creditors' Committee, shall serve as the Plan Administrator pursuant to the Plan Administrator Agreement and the Plan, until death, resignation or discharge and the appointment of a successor Plan Administrator in accordance with the Plan Administrator Agreement.

               (b) Rights, Powers and Duties of Reorganized FBI and the Plan Administrator. Reorganized FBI shall retain and have all the rights, powers and duties necessary to carry out its responsibilities under the Plan. Such rights, powers and duties, which shall be exercisable by the Plan Administrator on behalf of Reorganized FBI pursuant to the Plan and the Plan Administrator Agreement, shall include, among others:

                    (i) investing Reorganized FBI's Cash, including, but not limited to, the Cash held in the Reserves in (A) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which are guaranteed by the full faith and credit of the United States of America; (B) money market deposit accounts, checking accounts, savings accounts or certificates of deposit, or other time deposit accounts that are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof; or (C) any other investments that may be permissible under (I) section 345 of the Bankruptcy Code or (II) any order of the Bankruptcy Court entered in the Debtors' Chapter 11 cases;

                    (ii) calculating and paying of all distributions to be made under the Plan, the Plan Administrator Agreement and other orders of the Bankruptcy Court to holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Non-Tax Priority Claims, Allowed Secured Claims and Allowed Unsecured Claims;

                    (iii) employing, supervising and compensating professionals retained to represent the interests of and serve on behalf of Reorganized FBI;

                    (iv) making and filing tax returns for any of the Debtors or Reorganized FBI;

                    (v) as provided in Section 4.6(g) hereof objecting to Claims or Interests filed against any of the Debtors' Estates on any basis;

                    (vi) seeking estimation of contingent or unliquidated claims under 11 U.S.C. (S) 502 (c);

                    (vii) seeking determination of tax liability under 11 U.S.C. (S) 505;

                    (viii) prosecuting avoidance actions under 11 U.S.C. (S)(S) 544, 545, 547, 548, 549 and 553;

                    (ix) prosecuting turnover actions under 11 U.S.C. (S)(S) 542 and 543;

                    (x)    implementing the ADR;

                    (xi) prosecuting, settling, dismissing or otherwise disposing of the Litigation Claims;

                    (xii)  dissolving Reorganized FBI;

                    (xiii) exercising all powers and rights, and taking all actions, contemplated by or provided for in the Plan Administrator Agreement; and

                    (xiv) taking any and all other actions necessary or appropriate to implement or consummate this Plan and the provisions of the Plan Administrator Agreement.

               (c) Compensation of the Plan Administrator. The Plan Administrator shall be compensated from the Operating Reserve pursuant to the terms of the Plan Administrator Agreement. Any professionals retained by the Plan Administrator shall be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred from the Operating Reserve. The payment of the fees and expenses of the Plan Administrator and its retained professionals shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court but shall be subject to reasonable review and objection by the Plan Committee.

               (d) Indemnification. Reorganized FBI shall indemnify and hold harmless the Plan Administrator and its professionals, or any duly designated agent or representative thereof (in its capacity as such), from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including but not limited to attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to Reorganized FBI or the implementation or administration of the Plan, if the Plan Administrator, its professionals or any duly designated agent or representative thereof (in its capacity as such) acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Reorganized FBI, and, with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful. To the extent Reorganized FBI indemnifies and holds harmless the Plan Administrator and its professionals, or any duly designated agent or representative thereof (in its capacity as such), as provided above, the legal fees and related costs incurred by counsel to the Plan Administrator in monitoring and participating in the defense of such claims giving rise to the right of indemnification shall be paid out of the Operating Reserve.

          In addition, Reorganized FBI and the Estates shall, to the fullest extent permitted by the laws of the State of Delaware, indemnify and hold harmless the Plan Administrator (in its capacity as such and as officer and director of Reorganized FBI) and the Plan Administrator's and Reorganized FBI's agents, representatives, professionals and employees (collectively the "Indemnified Parties") from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including but not limited to attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to Reorganized FBI and the Estates or the implementation or administration of the Plan and the Plan Administrator Agreement if the Indemnified Party acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Reorganized FBI and the Estates and, with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful. To the extent Reorganized FBI and the Estates indemnify and hold harmless the Indemnified Parties as provided above, the legal fees and related costs incurred by counsel to the Plan Administrator in monitoring and participating in the defense of such claims giving rise to the right of indemnification shall be paid out of the Operating Reserve. The indemnification provisions of the Plan Administrator Agreement shall remain available to and be binding upon any former Plan Administrator or the estate of any decedent Plan Administrator and shall survive the termination of the Plan Administrator Agreement.

               (e) Insurance. The Plan Administrator shall be authorized to obtain all reasonably necessary insurance coverage for itself, its agents, representatives, employees or independent contractors, and Reorganized FBI, including, but not limited to, coverage with respect to (i) any property that is or may in the future become the property of Reorganized FBI and (ii) the liabilities, duties and obligations of the Plan Administrator and its agents, representatives, employees or independent contractors under the Plan Administrator Agreement (in the form of an errors and omissions policy or otherwise), the latter of which insurance coverage may, at the sole option of the Plan Administrator, remain in effect for a reasonable period (not to exceed seven years) after the termination of the Plan Administrator Agreement.

               (f) Successor in Interest to Creditors' Committee. Reorganized FBI shall be the successor in interest to (and assignee of) any and all causes of action, rights, claims or defenses, including objections to Claims and Interests, or proceedings to subordinate or recharacterize Claims and Interests, of the Creditors' Committee.

               (g) Authority to Object to Claims and Interests and to Settle Disputed Claims. From and after the Effective Date, Reorganized FBI and the Plan Administrator shall be authorized, with respect to those Claims or Interests which are not Allowed hereunder or by Court order, (i) to object to any Claims or Interests filed against any of the Debtors' Estates and (ii) pursuant to Fed.
R. Bankr. P. 9019(b) and section 105(a) of the Bankruptcy Code, to compromise and settle Disputed Claims, in accordance with the following procedures, which shall constitute sufficient notice in accordance with the Bankruptcy Code and the Bankruptcy Rules for compromises and settlements of claims:

                    (i) If the resulting settlement is valued at a sum less than or equal to $50,000, Reorganized FBI and the Plan Administrator may settle the Disputed Claim and execute necessary documents, including a stipulation of settlement or release, in its sole discretion and without notice to any party.

                    (ii) If the resulting settlement is valued at a sum greater than $50,000 but no more than $750,000, Reorganized FBI and the Plan Administrator shall be authorized and empowered to settle such Disputed Claim and execute necessary documents, including a stipulation of settlement or release, subject to notifying the Plan Committee of the terms of the settlement agreement. If (a) the Plan Committee indicates its approval in writing or (b) the Plan Committee does not provide counsel for Reorganized FBI and the Plan Administrator with written notice of an objection to the respective settlement agreement within ten (10) days after the date such notice is mailed, Reorganized FBI and the Plan Administrator shall be authorized to accept and consummate the settlement agreement and record an allowed claim in the settled amount.

          4.7 No Revesting of Assets. The property of the Debtors' Estates shall not be revested in the Debtors on or following the Confirmation Date or the Effective Date but shall remain property of the Estate(s) and continue to be subject to the jurisdiction of the Bankruptcy Court following confirmation of the Plan until distributed to holders of Allowed Claims in accordance with the provisions of the

Plan, Plan Administrator Agreement and Confirmation Order. From and after the Effective Date, all such property shall be distributed in accordance with the provisions of the Plan, the Plan Administrator Agreement and the Confirmation Order.

          4.8  Preservation of Rights of Action; Settlement of Litigation
Claims.

               (a) Preservation of Rights of Action. Except as otherwise provided in the Plan, the Confirmation Order, or in any document, instrument, release or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors and their Estates shall retain the Litigation Claims. Reorganized FBI, as the successor in interest to the Debtors and the Estates, may, in consultation with the Plan Committee, enforce, sue on, settle or compromise (or decline to do any of the foregoing) any or all of the Litigation Claims. The failure of the Debtors to list a claim, right of action, suit or proceeding in the Plan Supplement shall not constitute a waiver or release by the Debtors or their Estates of such claim, right of action, suit or proceeding.

               (b) Settlement of Litigation Claims. At any time after the Confirmation Date and before the Effective Date, notwithstanding anything in this Plan to the contrary, Reorganized FBI may settle any or all of the Litigation Claims with the approval of the Bankruptcy Court pursuant to Fed. R. Bankr. P. 9019.

          4.9  ADR.    The Debtors have requested or may request that the
Bankruptcy Court establish the ADR for the liquidation and payment of Tort Claims. Any ADR so established will be implemented prior to the Confirmation Date but shall continue after the Confirmation Date and the Effective Date. The Debtors anticipate that, pursuant to any ADR that may be established, each Tort Claim will be subjected to a process designed to produce a settlement with respect to such Tort Claim. If unsuccessful, the holder of the Tort Claim would then be entitled to obtain relief from the Bankruptcy Court to pursue the Tort Claim in an appropriate forum, which may include the Bankruptcy Court, if so requested by Reorganized FBI.

          4.10 Creditors' Committee and Plan Committee.

               (a) Dissolution of Creditors' Committee. The Creditors' Committee shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code and shall perform such other duties as it may have been assigned by the Bankruptcy

Court prior to the Effective Date. On the Effective Date, the Creditors' Committee shall be dissolved and its members shall be deemed released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation, and the retention or employment of the Creditors' Committee's attorneys, accountants and other agents shall terminate, except with respect to (i) all Fee Claims and (ii) any appeals of the Confirmation Order. All expenses of Creditors' Committee members and the fees and expenses of their professionals through the Effective Date shall be paid in accordance with the terms and conditions of the Fee Order. Counsel to the Creditors' Committee shall be entitled to reasonable compensation and reimbursement of actual, necessary expenses for post-Effective Date activities authorized hereunder upon the submission of invoices to Reorganized FBI.

               (b) Creation of Plan Committee; Procedures. On the Effective Date, the Plan Committee shall be formed and constituted. The Plan Committee shall consist of three (3) Creditors' Committee members who shall be appointed by the Creditors' Committee and whose identities shall be disclosed to the Bankruptcy Court. In the event that no one is willing to serve on the Plan Committee or there shall have been no Plan Committee members for a period of thirty (30) consecutive days, then the Plan Administrator may, during such vacancy and thereafter, ignore any reference in the Plan, the Plan Administrator Agreement or the Confirmation Order to a Plan Committee, and all references to the Plan Committee's ongoing duties and rights in the Plan, the Plan Administrator Agreement and the Confirmation Order shall be null and void.

               (c) Function and Duration; Compensation and Expenses. The Plan Committee (i) shall be responsible for (A) instructing and supervising Reorganized FBI and the Plan Administrator with respect to their responsibilities under the Plan and the Plan Administrator Agreement, (B) reviewing the prosecution of adversary and other proceedings, if any, including proposed settlements thereof, (C) reviewing objections to and proposed settlements of Disputed Claims, (D) performing such other duties that may be necessary and proper to assist the Plan Administrator and its retained professionals, and (ii) shall remain in existence until such time as the final distributions under the Plan have been made by Reorganized FBI. The members of the Plan Committee shall serve without compensation for their performance of services as members of the Plan Committee, except that they shall be entitled to reasonable compensation and reimbursement of actual, necessary expenses upon the submission of invoices to Reorganized FBI.

          (d) Liability; Indemnification. Neither the Plan Committee, nor any of its members or designees, nor any duly designated agent or representative of the Plan Committee, or their respective employees, shall be liable for the act or omission of any other member, designee, agent or representative of the Plan Committee, nor shall any member be liable for any act or omission taken or omitted to be taken in its capacity as a member of the Plan Committee, other than acts or omissions resulting from such member's willful misconduct or gross negligence. Reorganized FBI shall indemnify and hold harmless the Plan Committee and its members and designee, and any duly designated agent or representative thereof (in their capacity as such), from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including but not limited to attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, other than as a result of their willful misconduct or gross negligence, with respect to Reorganized FBI or the implementation or administration of the Plan. To the extent Reorganized FBI indemnifies and holds harmless the Plan Committee and its members and designees, or any duly designated agent or representative thereof (in their capacity as such), as provided above, the legal fees and related costs incurred by counsel to the Plan Committee in monitoring and participating in the defense of such claims giving rise to the right of indemnification shall be paid out of the Operating Reserve.

          4.11 Cancellation of Securities, Instruments and Agreements Evidencing Claims and Interests. Except as otherwise provided in the Plan and in any contract, instrument or other agreement or document created in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to this Article IV, the promissory notes, share certificates (including treasury stock), other instruments evidencing any Claims or Interests, and all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such Interests shall be deemed canceled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order or rule, and the obligations of the Debtors under the notes, share certificates and other agreements and instruments governing such Claims and Interests shall be discharged. The holders of or parties to such canceled notes, share certificates and other agreements and instruments shall have no rights arising from or relating to such notes, share certificates and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to the Plan.

          4.12 Sources of Cash for Plan Distributions. Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for Reorganized FBI and the Plan Administrator to make payments pursuant to the Plan shall be obtained from the Debtors' cash balances and the liquidation of the Debtors' and the Estates' remaining non-Cash assets, if any. Cash payments to be made pursuant to the Plan shall be made by Reorganized FBI (or any successor thereto) or, if the Disbursing Agent is an entity other than Reorganized FBI, the Disbursing Agent.

          4.13 Release of Liens. Except as otherwise provided in the Plan, the Confirmation Order or in any document, instrument or other agreement created in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, liens or other security interests against the property of the Estates shall be released.

          4.14 Special Provisions Regarding Insured Claims. Distributions under the Plan to each holder of an Allowed Insured Claim shall be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified; provided, however, that the maximum amount of any distribution under the Plan on account of an Allowed Insured Claim shall be limited to an amount equal to (a) the applicable deductible under the relevant insurance policy minus (b) any reimbursement obligations of the Debtors to the insurance carrier for sums expended by the insurance carrier on account of such Claim (including defense costs). Nothing in this Article IV shall constitute a waiver of any claim, right or cause of action the Debtors may hold against any Person, including the Debtors' insurance carriers, or is intended to, shall or shall be deemed to preclude any holder of an Allowed Insured Claim from seeking and/or obtaining a distribution or other recovery from any insurer of the Debtors in addition to any distribution such holder may receive pursuant to the Plan.

          4.15 Exemption from Certain Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from the Debtors to Reorganized FBI or otherwise pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

                                   ARTICLE V

                      ACCEPTANCE OR REJECTION OF THE PLAN

          5.1 Classes Entitled to Vote. Each Impaired Class of Claims that will (or may) receive or retain property or any interest in property under the Plan shall be entitled to vote to accept or reject the Plan. Ballots shall be cast and tabulated on a consolidated basis, in accordance with the expected substantive consolidation of the Debtors' Estates and Chapter 11 Cases. By operation of law, each Unimpaired Class of Claims is deemed to have accepted the Plan and, therefore, is not entitled to vote to accept or reject the Plan. Because holders of Class 6 Claims, and Class 7 Interests are not entitled to receive or retain any property under the Plan, Classes 6 and 7 are presumed to have rejected the Plan and, therefore, are not entitled to vote on the Plan.

          5.2 Acceptance by Impaired Classes. An Impaired Class of Claims shall have accepted the Plan if (a) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds (2/3) in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half ( 1/2) in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

          5.3 Cramdown. The Debtors will request Confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code with respect to Classes 6 and 7, which are deemed to have rejected the Plan. In addition, if any other impaired Class of Claims entitled to vote shall not accept the Plan by the requisite majorities provided in section 1126(c) or 1126(d) of the Bankruptcy Code, as applicable, the Debtors reserve the right to amend the Plan in accordance with Section 12.6 hereof or to undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code or both.

                                  ARTICLE VI

                      PROVISIONS GOVERNING DISTRIBUTIONS

          6.1 Distributions for Claims Allowed as of the Effective Date. Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Distribution Date or as soon thereafter as is practicable. Any distribution to be made on the Effective Date pursuant to this Plan shall be deemed as having been made on the Effective Date if such distribution is made on the Effective Date or as soon thereafter as is practicable. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to the terms and conditions of the Plan Administrator Agreement and Articles III, VI and VIII of this Plan.

          6.2 Interest on Claims. Unless otherwise specifically provided for in the Plan or Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.

          6.3 Distributions by Reorganized FBI. Reorganized FBI shall make all distributions of Cash required to be distributed under the applicable provisions of the Plan and the Plan Administrator Agreement. Reorganized FBI and the Plan Administrator may employ or contract with other entities to assist in or make the distributions required by the Plan and the Plan Administrator Agreement.

          6.4 Delivery of Distributions and Undeliverable or Unclaimed Distributions.

               (a) Delivery of Distributions in General. Distributions to holders of Allowed Claims shall be made at the addresses set forth in the Schedules unless such addresses are superseded by proofs of claim or transfers of claim filed pursuant to Bankruptcy Rule 3001 (or at the last known addresses of such holders if the Debtors or Reorganized FBI has been notified in writing of a change of address).

               (b)  Undeliverable and Unclaimed Distributions.

                    (i)    Holding and Investment of Undeliverable and Unclaimed
                           -----------------------------------------------------
          Distributions.  If the distribution to any holder of an Allowed
          -------------
          Claim is returned to the Disbursing Agent as undeliverable or is otherwise unclaimed, no further distributions shall be made to such holder unless and until the Disbursing Agent is notified in writing of such holder's then-current address. Undeliverable and unclaimed distributions shall be deposited in a segregated, interest-bearing account, designated as an "unclaimed distribution reserve" (the "Unclaimed Distribution Reserve"), for the benefit of all such similarly situated Persons until such time as a distribution becomes deliverable or is claimed.

                    (ii)   After Distributions Become Deliverable. On each
                           --------------------------------------
          Quarterly Distribution Date, Reorganized FBI shall make all distributions that have become deliverable or have been claimed since the Distribution Date or the immediately preceding Quarterly Distribution Date, as the case may be, together with any interest actually earned thereon.

                    (iii)  Failure to Claim Undeliverable Distributions.  Any
                           --------------------------------------------
          holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable or unclaimed distribution within one (1) year after the Effective Date shall be deemed to have forfeited its claim for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed distribution against the Debtors and the Estates, Reorganized FBI, the Plan Administrator or their property. In such cases, any Cash in the Unclaimed Distribution Reserve for distribution on account of such claims for undeliverable or unclaimed distributions shall become the property of the Estates free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary, and shall be distributed in accordance with the terms of the Plan Administrator Agreement. Nothing contained in the Plan or the Plan Administrator Agreement shall require any Disbursing Agent, including, but not limited to, the Plan Administrator or Reorganized FBI, to attempt to locate any holder of an Allowed Claim.

          6.5 Record Date for Distributions. The Disbursing Agent will have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim that occurs after the close of business on the Distribution Record Date, and will be entitled for all purposes herein to recognize and distribute only to those holders of Allowed Claims who are holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date. The Disbursing Agent and Reorganized FBI shall instead be entitled to recognize and deal for all purposes under the Plan with only those record holders stated on the official claims register as of the close of business on the Distribution Record Date.

          6.6 Allocation of Plan Distributions Between Principal and Interest. To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the claim, to the portion of such Claim representing accrued but unpaid interest.

          6.7 Means of Cash Payment. Payments of Cash made pursuant to the Plan shall be in U.S. dollars and shall be made, at the option and in the sole discretion of Reorganized FBI, by (a) checks drawn on or (b) wire transfer from a domestic bank selected by Reorganized FBI. If so requested in a writing received by Reorganized FBI no later than five (5) Business Days after the Confirmation Date, Cash payments of $500,000.00 or more to be made pursuant to the Plan shall be made by wire transfer from a domestic bank. Cash payments to foreign creditors may be made, at the option of Reorganized FBI, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

          6.8 Withholding and Reporting Requirements. In connection with the Plan and all distributions thereunder, Reorganized FBI shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.

          6.9 Setoffs. Reorganized FBI may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy laws, but shall not be required to, set off against any Claim and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or Reorganized FBI may have against the holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by Reorganized FBI of any such claim that the Debtors or Reorganized FBI may have against such holder.

          6.10 Fractional Dollars; De Minimis Distributions. Notwithstanding any other provision of the Plan or the Plan Administrator Agreement, (a) neither the Plan Administrator nor Reorganized FBI shall be required to make distributions or payments of fractions of dollars, and whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down, and (b) the Plan Administrator shall have no obligation to make a distribution on account of an Allowed Claim from any Reserve or account (i) to any holder of an Allowed Claim if the aggregate amount of all distributions authorized to be made from all such Reserves or accounts on the Quarterly Distribution Date in question is less than $250,000 or (ii) to a specific holder of an Allowed Claim if the amount to be distributed to that holder on the particular Distribution Date or Quarterly Distribution Date (1) does not constitute a final distribution to such holder and (2) is less than $50.00.

          6.11 Release of Liens. Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document created or assumed in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article VI, all mortgages, deeds of trust, liens, pledges or other security interests against the property of any Debtor's Estate shall be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, liens, pledges or other security interests shall revert to Reorganized FBI and its successors and assigns.

                                  ARTICLE VII

                       TREATMENT OF EXECUTORY CONTRACTS
                             AND UNEXPIRED LEASES

          7.1 Rejected Contracts and Leases. Except as otherwise provided in the Plan, or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, each of the prepetition executory contracts and unexpired leases to which any Debtor is a party, to the extent such contracts or leases are executory contracts or unexpired leases, is rejected by the applicable Debtor effective on and subject to the occurrence of the Confirmation Date, unless such contract or lease previously (a) shall have been assumed or rejected by the Debtors (including, but not limited to, those executory contracts and unexpired leases assumed and assigned to Nabisco) or (b) shall have expired or terminated pursuant to its own terms; provided, however, that neither the inclusion by the Debtors of a contract or lease in the Plan Supplement nor anything contained in this Article VII shall constitute an admission by any Debtor that such contract or lease is an executory contract or unexpired lease or that any Debtor or its successors and assigns has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the rejections described in this Article VII, pursuant to section 365 of the Bankruptcy code, as of the Confirmation Date.

          7.2 Bar to Rejection Damages. If the rejection of an executory contract or unexpired lease pursuant to Section 7.1 above gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the applicable Debtor or its Estate, Reorganized FBI, the Plan Administrator or their respective successors or properties unless a proof of Claim is filed and served on Reorganized FBI and counsel for Reorganized FBI within thirty (30) days after service of a notice of entry of the Confirmation Order or such other date as prescribed by the Bankruptcy Court.


                                  ARTICLE VII

                      PROCEDURES FOR RESOLVING DISPUTED,
                      CONTINGENT AND UNLIQUIDATED CLAIMS

          8.1 Objection Deadline; Prosecution of Objections. No later than the Claims Objection Deadline (unless extended by an order of the Bankruptcy Court), the Debtors, Reorganized FBI, the Creditors' Committee or the Plan Committee, as the case may be, shall file objections to Claims with the Bankruptcy Court and serve such objections upon the holders of each of the Claims to which objections are made. Nothing contained herein, however, shall limit Reorganized FBI's right to object to Claims, if any, filed or amended after the Claims Objection Deadline. Subject to the limitations set forth in the Plan Administrator Agreement and Section 4.6 of this Plan, and the oversight of the Plan Committee, Reorganized FBI and the Plan Administrator shall be authorized to, and shall, resolve all Disputed Claims by withdrawing or settling such objections thereto, or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction the validity, nature and/or amount thereof.

          8.2 No Distributions Pending Allowance. Notwithstanding any other provision of the Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

          8.3 Accounts; Escrows; Reserves. Reorganized FBI and the Plan Administrator shall, subject to and in accordance with the provisions of the Plan Administrator Agreement, (a) establish one or more general accounts into which shall be deposited all funds not required to be deposited into any other account, Reserve or Escrow and (b) create, fund and withdraw funds from, as appropriate, the Operating Reserve, Working Capital Reserve, Administrative Claims Reserve, Disputed Claims Reserve and Unclaimed Distributions Reserve. Reorganized FBI may sell non-Cash assets, if any, in accordance with the provisions of this Plan and the Plan Administrator Agreement. The net proceeds of any such sales shall be deposited in an account or Reserve pursuant to the terms of the Plan Administrator Agreement.

               (a) Disputed Claims Reserve. On the Effective Date (or as soon thereafter as is practicable) and each Quarterly Distribution Date, Reorganized FBI shall create and fund the Disputed Claims Reserve with an amount of the Estates' Cash equal to one hundred percent (100%) of distributions to which holders of Disputed Unsecured Claims would be entitled under the Plan as of such date if such Disputed Unsecured Claims were Allowed Claims in their Disputed Claims Amount, provided, however, that the Debtors or Reorganized FBI may, at any time, File Motion(s) pursuant to section 502(c) of the Bankruptcy Code for order(s) estimating and limiting the amount of Cash which shall be deposited in the Disputed Claims Reserve in respect of any Disputed Claims, with notice and an opportunity to be heard to the affected holders of such Disputed Claims and the Plan Committee, further provided, that the Debtors must within thirty (30) days of the Effective Date (or such other date as the Bankruptcy Court may order) file a motion(s) seeking to estimate any contingent or unliquidated Claims, with a notice and an opportunity to be heard to the affected holders of such Disputed Claims and the Plan Committee. The Disputed Claims Reserve shall be fully funded no later than ten (10) days after the Bankruptcy Court has entered an order resolving such motion(s).

               (b) Administrative Claims Reserve. On the Effective Date (or as soon thereafter as is practicable) and each Quarterly Distribution Date Reorganized FBI shall, after consultation with and as agreed to by the Creditors' Committee or Plan Committee, as applicable, create and fund the Administrative Claims Reserve with an amount of the Estates' Cash equal to the aggregate Disputed Claim Amount of all Disputed Administrative Claims, Disputed Priority Tax Claims, Disputed Non-Tax Priority Claims and Disputed Secured Claims, based on its sole discretion.

          8.4 Distributions After Allowance. Reorganized FBI shall make payments and distributions from the appropriate Reserves to the holder of any Disputed Administrative Claim, Disputed Priority Tax Claim, Disputed Non-Tax Priority Claim or Disputed Unsecured Claim that has become an Allowed Claim, on the first Quarterly Distribution Date following the date that such Disputed Administrative Claim, Disputed Priority Tax Claim, Disputed Non-Tax Priority Claim or Disputed Unsecured Claim becomes an Allowed Claim. Such distributions shall be made in accordance with the Plan and the Plan Administrator Agreement. With respect to Disputed Unsecured Claims, such distribution shall be based upon the cumulative distributions that would have been made to such holder under the Plan if the Disputed Unsecured Claim had been Allowed on the Effective Date (with any post-Effective Date interest thereon earned by the Disbursing Agent) and shall not be limited by the Disputed Claim Amounts previously reserved with respect to such Disputed Unsecured Claim to the extent that additional amounts are available therefor from the Disputed Claims Reserve, but only to the extent that such additional amounts have not yet been distributed to holders of Allowed Unsecured Claims.

                                  ARTICLE IX

                   CONFIRMATION AND CONSUMMATION OF THE PLAN

          9.1 Confirmation Date. The Bankruptcy Court shall not enter the Confirmation Order unless and until (a) the Confirmation Order shall be reasonably acceptable in form and substance to the Debtors and the Creditors' Committee and (b) the Substantive Consolidation Order, which may be the Confirmation Order, shall be reasonably acceptable in form and substance to the Debtors and the Creditors' Committee and shall have been entered by the Bankruptcy Court prior to or contemporaneously with the Confirmation Order.

          9.2 Effective Date. The Debtors intend to request that the Confirmation Order include a finding by the Bankruptcy Court that, notwithstanding Rule 3020(e) of the Federal Rules of Bankruptcy Procedure, the Confirmation Order shall take effect immediately upon its entry.

          9.3 Consequences of Non-Occurrence of Effective Date. If the Effective Date does not occur within sixty (60) days of the Confirmation Date, or by such later date, after notice and hearing, as is proposed by the Debtors and the Creditors' Committee, then upon motion by the Debtors or the Creditors' Committee and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the filing of such motion, the Confirmation Order may not be vacated if the Effective Date occurs before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to this Section 9.3, (a) the Plan shall be null and void in all respects; (b) any settlement of Claims provided for hereby shall be null and void without further order of the Bankruptcy Court; and (c) the time within which the Debtors may assume and assign, or reject all executory contracts and unexpired leases shall be extended for a period of thirty (30) days after the date the Confirmation Order is vacated.

                                   ARTICLE X

                          EFFECT OF PLAN CONFIRMATION

          10.1 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims and Interests, and their respective successors and assigns, including, but not limited to, Reorganized FBI.

          10.2 Releases.

               (a) Releases by the Debtors.

          On the Effective Date, each of the Debtors shall release unconditionally, and hereby is deemed to forever release unconditionally (i) the Creditors' Committee and the Plan Committee and, solely in their respective capacities as members or representatives of the Creditors' Committee and the Plan Committee, as applicable (and not as individual lenders or creditors to or on behalf of the Debtors), each member of the Creditors' Committee and the Plan Committee; (ii) the Plan Administrator; (iii) the DIP Lenders; and (iv) the respective agents, advisors, accountants, investment bankers, consultants, attorneys and other representatives (including the respective current and former directors, officers, employees, members, shareholders and professionals) of any of the foregoing or of the Debtors, solely in their respective capacities as such, from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (other than the right to enforce the performance of their respective obligations, if any, to the Debtors or Reorganized FBI under the Plan, the Plan Administrator Agreement and the contracts, instruments, releases and other agreements delivered under the Plan and the Plan Administrator Agreement), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, the Plan or the Disclosure Statement.

               (b) Releases by Holders of Claims and Interests.

          On the Effective Date, to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, in consideration for the obligations of the Debtors and Reorganized FBI under the Plan and the Cash and other contracts, instruments, releases, agreements or documents to be delivered in connection with the Plan, each entity (other than a Debtor) that has held, holds or may hold a Claim or Interest, as applicable, will be deemed to forever release, waive and discharge all claims, demands, debts, rights, causes of action or liabilities (other than the right to enforce the Debtors' or Reorganized FBI's obligations under the Plan, the Plan Administrator Agreement and the contracts, instruments, releases, agreements and documents delivered under the Plan and the Plan Administrator Agreement), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, the Plan or the Disclosure Statement that such entity has, had or may have against the Creditors' Committee, the Plan Committee or their respective attorneys, accountants and financial advisors, acting in such capacity, the DIP Lenders and any Debtor and its present and former directors, officers, shareholders, employees, agents, advisors, accountants, investment bankers, consultants, attorneys and other representatives, solely in their respective capacities as such.

               (c) Injunction Related to Releases.

          The Confirmation Order will permanently enjoin the commencement or prosecution by any entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released pursuant to the Plan, including, but not limited to the claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released in this Section 10.2 and
Section 10.10 of the Plan.

          10.3 Discharge of Claims and Termination of Interests.  Pursuant to
section 1141(d)(3) of the Bankruptcy Code, Confirmation will not discharge Claims against the Debtors; provided, however, that no holder of a Claim against any Debtor may, on account of such Claim, seek or receive any payment or other distribution from, or seek recourse against, any Debtor, Reorganized FBI, their respective successors or their respective property, except as expressly provided herein.

          10.4 Exculpation and Limitation of Liability. Neither the Debtors nor the Creditors' Committee, nor any of their respective present or former members, officers, directors, shareholders, employees, advisors, attorneys or agents acting in such capacity, shall have or incur any liability to, or be subject to any right of action by, any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, shareholders, employees, representatives, financial advisors, attorneys or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Debtors' Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence, and in all respects shall be entitled to rely reasonably upon the advice of counsel with respect to their duties and responsibilities under the Plan.

          10.5 Injunction. (a) Except as otherwise provided in the Plan, the Confirmation Order shall provide, among other things, that from and after the Confirmation Date all Persons who have held, hold or may hold Claims against or Interests in the Debtors are (i) permanently enjoined from taking any of the following actions against the Estate(s), the Plan Administrator, or any of their property on account of any such Claims or Interests and (ii) preliminarily enjoined from taking any of the following actions against any of the Debtors, Reorganized FBI or their property on account of such Claims or Interests: (A) commencing or continuing, in any manner or in any place, any action or other proceeding; (B) enforcing attaching, collecting or recovering in any manner any judgment, award, decree or order; (C) creating, perfecting or enforcing any lien or encumbrance;
(D) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (E) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that (x) nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of this Plan and (y) the preliminary injunction of actions against the Debtors, Reorganized FBI and their property (if any) shall be dissolved and terminate one (1) day following the termination of the Plan Administrator Agreement in accordance with the terms of such agreement.

               (b) By accepting distributions pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this Section 10.5.

          10.6 Term of Bankruptcy Injunction or Stays. All injunctions or stays provided for in the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until all property of the Estates of Reorganized FBI and the other Debtors has been distributed and Reorganized FBI has been dissolved.

          10.7 Termination of Subordination Rights and Settlement of Related Claims and Controversies.

               (a) The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all subordination rights, whether arising under general principles of equitable subordination, section 510(b) or 510(c) of the Bankruptcy Code, or otherwise. All subordination rights that a holder of a Claim or Interest may have with respect to any distribution to be made pursuant to the Plan will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Accordingly, distributions pursuant to the Plan to holders of Allowed Claims or Allowed Interests will not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights.

               (b) All Claims of the Senior Note Holders and Subordinated Note Holders against the Debtors and all rights and claims between or among the Senior Note Holders and Subordinated Note Holders relating in any manner whatsoever to claimed subordination rights, "make-whole" rights, rights to postpetition or default interest, or similar rights, if any (collectively "Subordination-Related Rights"), shall be deemed satisfied by the distributions under, described in, contemplated by, and/or implemented by this Plan to holders of such Claims (i.e., holders of Senior Note Claims and Subordinated Note Claims), and such rights shall be deemed waived, released, discharged and terminated as of the Effective Date, and all actions related to the enforcement of such Subordination-Related Rights shall be permanently enjoined. Distributions under, described in, contemplated by and/or implemented by this Plan shall not be subject to levy, garnishment, attachment or like legal process by any holder of a Claim, including, but not limited to, holders of Senior Note Claims and Subordinated Note Claims, by reason of any claimed Subordination-Related Rights or otherwise, so that each holder of a Claim shall have and receive the benefit of the distributions in the manner set forth and described in this Plan.

               (c) Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a holder of a Claim including, but not limited to, a holder of a Senior Note Claim or a Subordinated Note Claim may have or any distribution to be made pursuant to the Plan on account of such Claim. Entry of the Confirmation Order will constitute the Bankruptcy Court's approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtors, Reorganized FBI, and their respective properties and holders of Claims and Interests, and is fair, equitable and reasonable.

          10.8 Continuation of ADR. Notwithstanding Confirmation of the Plan, the holder of any unliquidated Tort Claim must first exhaust the remedies in the ADR (if any) before such holder may pursue its Damage Claim in an appropriate forum.

          10.9 Payment of Harshman Severance. Pursuant to Bankruptcy Rule 9019 and section 1123(b)(3) of the Bankruptcy Code and in consideration for the distributions and other benefits provided under the Plan, on the Effective Date, or as soon thereafter as is reasonably practicable, Reorganized FBI shall pay Richard Harshman ("Harshman") a lump sum equal to $1,200,000 minus severance payments already made pursuant to section 7 of the employment agreement, dated May 18, 1999, between the Debtors and Harshman (the "Harshman Employment Agreement") plus the balance of Harshman's deferred compensation account in full satisfaction and release of all claims, demands, debts, rights, causes of action or liabilities against the Debtors, in full settlement of all Harshman's claims and causes of action under the Harshman Employment Agreement.

          10.10  TPG Settlement.

                 (a) Pursuant to Bankruptcy Rule 9019 and section 1123(b)(3) of the Bankruptcy Code and in consideration for the distributions and other benefits provided under the Plan, the Debtors, the Creditors' Committee and TPG have agreed upon the following which shall be effective on the Effective Date. Pursuant to the TPG Settlement which constitutes a good faith compromise and settlement, (i) the TPG Sponsor Note Claim shall be Allowed in the amount of $17,746,111, which is equal to the principal amount of the Sponsor Note plus interest accrued prior to the Petition Date; (ii) if the holders of Class 4 Claims vote to accept the Plan, then the Allowed amount of the TPG Sponsor Note Claim shall be reduced to $17 million, which is the principal amount of the Sponsor Note and TPG shall waive any right to accrued prepetition interest;
(iii) TPG shall waive the right to recover any amount from the Subordination Redistribution Amount over the Allowed amount of the Sponsor Note Claim; (iv) TPG's recovery on account of the Purchased Note Claim shall be limited to $3.5 million; and (v) TPG shall not recover any portion of the Waived Interest Amount on account of the Purchased Note Claim.

                 (b) In exchange for the good and valuable consideration, including the consideration provided by TPG pursuant to the terms of the TPG Settlement, the Debtors shall forever release, waive and discharge all claims, demands, debts, rights, causes of action, or liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, the Sponsor Note, the Subordinated Notes, the Plan or the Disclosure Statement that such entity has, had or may have against TPG and its present and former directors, officers, shareholders, employees, agents, advisors, accountants, investment bankers, consultants, attorneys and other representatives solely in their capacity as such.

                 (c) In exchange for the good and valuable consideration, including the consideration provided by TPG pursuant to the terms of the TPG Settlement, (i) each holder of a Claim that votes in favor of the Plan, (ii) each holder of a Claim that receives a distribution under the Plan and (iii) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, each entity that has held, holds or may hold a Claim or Interest or at any time was a creditor or stockholder of any Debtor that does not vote on the Plan or votes against the Plan or receives a distribution under the Plan will be deemed to forever release, waive and discharge all claims, demands, debts, rights, caused of action, or liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, the Sponsor Note, the Subordinated Notes, the Plan or the Disclosure Statement that such entity has, had or may have against TPG and its present and former directors, officers, shareholders, employees, agents, advisors, accountants, investment bankers, consultants, attorneys and other representatives solely in their capacity as such.

                                  ARTICLE XI

                           RETENTION OF JURISDICTION

          Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

               (a) Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

               (b) Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan for periods ending on or before the Effective Date;

               (c) Resolve any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which any Debtor is a party or with respect to which any Debtor or Reorganized FBI may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

               (d) Ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

               (e) Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

               (f) Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

               (g) Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or any contract, instrument, release or other agreement or document that is executed or created pursuant to the Plan, or any entity's rights arising from or obligations incurred in connection with the Plan or such documents;

               (h) Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;

               (i) Hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under sections 330, 331 503(b), 1103 and 1129(c)(9) of the Bankruptcy Code, provided, however, that from and after the Effective Date the payment of fees and expenses of Reorganized FBI, the Plan Committee and the Plan Administrator, including counsel fees, shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court.

               (j) Hear and determine matters concerning the Plan Committee and its members and their respective professionals;

               (k) Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

               (l) Hear and determine the causes of action by or on behalf of the Debtors or Reorganized FBI;

               (m) Hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

               (n) Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated or distributions pursuant to the Plan are enjoined or stayed;

               (o) Implement the ADR;

               (p) Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

               (q) Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

               (r) Hear and determine all disputes or other matters arising in connection with the interpretation, implementation or enforcement of the Asset Purchase Agreement and the Sale Order;

               (s) Hear and determine all matters related to (i) the property of the Estates from and after the Confirmation Date, (ii) the winding up of the Debtors' affairs and (iii) the activities of Reorganized FBI and the Plan Administrator, including (A) challenges to or approvals of Reorganized FBI's or the Plan Administrator's activities, (B) resignation, incapacity or removal of the Plan Administrator and selection of a successor Plan Administrator, (C) reporting by, termination of and accounting by Reorganized FBI and the Plan Administrator and (D) release of the Plan Administrator from its duties;

               (t) Hear and determine disputes with respect to compensation of
(i) Reorganized FBI's professional advisors, (ii) the Plan Administrator and its professional advisors, and (iii) the Plan Committee, its members and its professional advisors;

               (u) Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under the Bankruptcy Code; and

               (v) Enter an order closing the Chapter 11 Cases.

                                  ARTICLE XII

                           MISCELLANEOUS PROVISIONS

          12.1 Effectuating Documents and Further Transactions. Each of the Debtors or Reorganized FBI is authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

          12.2 Corporate Action. Prior to, on or after the Effective Date (as appropriate), all matters provided for under the Plan that would otherwise require approval of the stockholders or directors of one (1) or more of the Debtors or

Reorganized FBI shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the applicable general corporation law of the states in which the Debtors or Reorganized FBI are incorporated without any requirement of further action by the stockholders or directors of the Debtors or Reorganized FBI.

          12.3 Exemption from Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, (a) the issuance, transfer or exchange of notes or equity securities under the Plan; (b) the creation of any mortgage, deed of trust, lien, pledge or other security interest; (c) the making or assignment of any lease or sublease; or (d) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, any merger agreements; agreements of consolidation, restructuring, disposition, liquidation or dissolution; deeds; bills of sale; transfers of tangible property, will not be subject to any stamp tax, recording tax, personal property tax, real estate transfer tax, sales or use tax or other similar tax. Unless the Bankruptcy Court orders otherwise, all sales, transfers and assignments of owned and leased property, approved by the Bankruptcy Court on or prior to the Effective Date, shall be deemed to have been in furtherance of, or in connection with, the Plan.

          12.4  Bar Dates for Certain Claims.

                (a) Administrative Claims. The Confirmation Order will establish an Administrative Claims Bar Date for filing Administrative Claims, which date will be thirty (30) days after the Confirmation Date. Holders of asserted Administrative Claims, except for Fee Claims, not paid prior to the Confirmation Date shall submit proofs of Claim on or before such Administrative Claims Bar Date or forever be barred from doing so. The notice of Confirmation to be delivered pursuant to Fed. R. Bankr. P. 3020(c) and 2002(f) will set forth such date and constitute notice of this Administrative Claims Bar Date. The Debtors, Reorganized FBI, or the Creditors' Committee or the Plan Committee as the case may be, shall have thirty (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims.

                (b) Professional Fee Claims; Substantial Contribution Claims. All requests for compensation or reimbursement of Fee Claims pursuant to section 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtors prior to the Effective Date (including requests under section 503(b)(4) of the Bankruptcy Code by any Professional or other entity for making a substantial contribution in the Chapter 11 Cases) shall file and serve on Reorganized FBI and counsel for Reorganized FBI an application for final allowance of compensation and reimbursement of expenses no later than sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on Reorganized FBI, counsel for Reorganized FBI and the requesting Professional or other entity no later than sixty (60) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable request for compensation or reimbursement was served.

          12.5 Payment of Statutory Fees. All fees payable pursuant to section 1930 of title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date, and neither the Debtors, their Estates, Reorganized FBI nor the Plan Administrator shall thereafter be liable for the payment from additional fees under 28 U.S.C. (S) 1930 other than with respect to FBI's Chapter 11 Case.

          12.6 Amendment or Modification of the Plan. Subject to section 1127 of the Bankruptcy Code and, to the extent applicable, sections 1122, 1123 and 1125 of the Bankruptcy Code, the Debtors reserve the right, after consultation with the Creditors' Committee or the Plan Committee as applicable, to alter, amend or modify the Plan at any time prior to or after the Confirmation Date but prior to the substantial consummation of the Plan. A holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim or Interest of such holder.

          12.7 Severability of Plan Provisions. If, prior to the Confirmation Date, any term or provision of the Plan is determined by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

          12.8 Successors and Assigns. The Plan shall be binding upon and inure to the benefit of the Debtors, and their respective successors and assigns, including, without limitation, Reorganized FBI. The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such entity.

          12.9 Plan Supplement. The Plan Supplement comprised of among other things the forms of the documents relating to the Amended Certificate of Incorporation and By-Laws and the Plan Administrator Agreement, shall be filed with the Bankruptcy Court not later than ten (10) days prior to the Voting Deadline. Upon its filing, the Plan Supplement may be inspected in the office of the clerk of the Bankruptcy Court or its designee during normal business hours. Holders of Claims and Interests may obtain a copy of the Plan Supplement upon written request to FBI in accordance with Section 12.11 of the Plan. The documents contained in the Plan Supplement shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.

          12.10 Revocation, Withdrawal or Non-Consummation. The Debtors reserve the right, after consultation with the Creditors' Committee, to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if Confirmation or Consummation as to any or all of the Debtors does not occur, then, with respect to such Debtors, (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void, and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person,
(ii) prejudice in any manner the rights of such Debtors or any other Person, or
(iii) constitute an admission of any sort by the Debtors or any other Person.

          12.11 Notice. All notices, requests and demands to or upon the Debtors or Reorganized FBI to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

          If to the Debtors:

          FAVORITE BRANDS INTERNATIONAL HOLDING CORP.
          2121 Waukegan Road, Suite 300
          Bannockburn, Illinois 60015
          Telephone:  (847) 374-0900
          Facsimile:  (847) 374-1790
          Attn: Steven F. Kaplan

          with copies to:

          SKADDEN ARPS SLATE
             MEAGHER & FLOM (ILLINOIS)
          333 West Wacker Drive
          Chicago, Illinois  60606-1285
          Telephone:  (312) 407-0700
          Facsimile:  (312) 407-0411
          Attn:  David S. Kurtz, Esq.

          If to the Creditors' Committee or the Plan Committee:

          PAUL, WEISS, RIFKIND, WHARTON & GARRISON
          1285 Avenue of the Americas
          New York, New York 10019-6064
          Telephone:  (212) 373-3000
          Facsimile:  (212) 757-3990
          Attn:  Alan W. Kornberg, Esq.

          12.12 Governing Law. Except to the extent the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent a Schedule to the Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of Delaware, without giving effect to the principles of conflicts of law of such jurisdiction.

          12.13 Tax Reporting and Compliance. In connection with the Plan and all instruments issued in connection therewith and distributions thereof, the Debtors, and

Reorganized FBI, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements. Reorganized FBI is hereby authorized, on behalf of each of the Debtors, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods ending after the Petition Date through, and including, the Effective Date.

          12.14 Schedules. All Schedules to the Plan and the Plan Supplement are incorporated and are a part of the Plan as if set forth in full herein.

          12.15 Filing of Additional Documents. On or before substantial consummation of the Plan, the Debtors shall File such agreements and other documents, in form and substance acceptable the Creditors' Committee, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

Dated:  Wilmington, Delaware
        February 16, 2000      Respectfully submitted,
                               FAVORITE BRANDS INTERNATIONAL HOLDING CORP.
                               (for itself and on behalf of the Subsidiary
                               Debtors)



                               By:/s/ Brooks Gruemmer
                                  ----------------------------------------
                               Name:Brooks Gruemmer
                                    --------------------------------------
                               Title:Vice President of Administration
                                     -------------------------------------
                               and General Counsel
                               -------------------------------------------

                               Counsel:

                               David S. Kurtz (IL 03126561)
                               Timothy R. Pohl (IL 06208157)
                               Felicia Gerber Perlman (IL 06210753)
                               SKADDEN ARPS SLATE MEAGHER
                                & FLOM (ILLINOIS)
                               333 West Wacker Drive
                               Chicago, Illinois 60606-1285
                               (312) 407-0700


                               /s/ Gregg M. Galardi
                               -------------------------------------------
                               Gregg M. Galardi (I.D. No. 2991)
                               Thomas G. Macauley (I.D. No. 3411)
                               SKADDEN, ARPS, SLATE, MEAGHER
                                & FLOM LLP
                               One Rodney Square
                               P.O. Box 636
                               Wilmington, Delaware 19899-0636
                               (302) 651-3000

                               ATTORNEYS FOR DEBTORS
                               AND DEBTORS IN POSSESSION

                                   EXHIBIT B
                          DISCLOSURE STATEMENT ORDER

                     IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE


- - - - - - - - - - - - - - -    x
                                 :
In re                            :       Chapter 11
                                 :
FAVORITE BRANDS INTERNATIONAL    :       Case No. 99-726 (PJW)
HOLDING CORP., et al.,           :
                                 :       Jointly Administered
                Debtors.         :
                                 :
- - - - - - - - - - - - - - -    x

           ORDER (A) APPROVING THE FORM AND MANNER OF NOTICE OF THE
          DISCLOSURE STATEMENT HEARING AND THE DISCLOSURE STATEMENT;
         (B) ESTABLISHING A RECORD DATE; (C) ESTABLISHING NOTICE AND
              OBJECTION PROCEDURES FOR CONFIRMATION OF THE PLAN;
       (D) APPROVING SOLICITATION PACKAGES AND PROCEDURES FOR
                 DISTRIBUTION; (E) APPROVING FORMS OF BALLOTS
              AND ESTABLISHING PROCEDURES FOR VOTING ON THE PLAN;
               AND (F) APPROVING THE DUTIES OF THE VOTING AGENT
               ------------------------------------------------

     This matter coming before the Court on the Motion of Debtors and Debtors in Possession for an Order (a) Approving the Form and Manner of Notice of the Disclosure Statement Hearing and the Disclosure Statement; (b) Establishing a Record Date; (c) Establishing Notice and Objection Procedures for Confirmation of the Plan; (d) Approving Solicitation Packages and Procedures for Distribution; (e) Approving Forms of Ballots And Establishing Procedures for Voting on the Plan; and (f) Approving the Duties of the Voting Agent (the "Motion") filed by the above-captioned debtors and debtors in possession (the "Debtors"); the Court having reviewed the

Motion; the Court finding that (a) the Court has jurisdiction over this matter pursuant to 28 U.S.C. (S)(S) 157 and 1334, (b) this is a core proceeding pursuant to 28 U.S.C. (S) 157(b)(2)(A), (c) notice of this Motion was sufficient under the circumstances and (d) capitalized terms not otherwise defined herein have the meaning given to them in the Motion; and the Court having determined that the legal and factual basis set forth in the Motion establish just cause for the relief granted herein;

     THE COURT FURTHER FINDS THAT:


     A. The Disclosure Statement contains adequate information within the meaning of section 1125 of the Bankruptcy Code.

     B. The form of the ballots attached to the Motion as Exhibits C-1 through C-5 (collectively, the "Ballots") are sufficiently consistent with Official Form No. 14 and adequately address the particular needs of these chapter 11 cases and are appropriate for each class of Claims entitled under the Plan to vote to accept or reject the Plan.

     C. Ballots need not be provided to the following classes because they are not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code: Classes 1 and 2 are unimpaired and are, therefore, conclusively presumed to accept the Plan. Classes 6 and 7 retain and receive no property under the Plan and are, therefore, deemed to reject the Plan.

     D. The time period, set forth below, during which the Debtors may solicit acceptances to the Plan is a reasonable period of time for creditors to make an informed decision to accept or reject the Plan.

     E. The procedures for the solicitation and tabulation of votes to accept or reject the Plan (as more fully set forth in the Motion) provide for a fair and equitable voting process and are consistent with section 1126 of the Bankruptcy Code.

     F. The procedures set forth below regarding the Confirmation Hearing Notice and the contents of the Solicitation Package comply with Bankruptcy Rules 2002 and 3017 and constitute sufficient notice to all interested parties. Accordingly,

     IT IS HEREBY ORDERED THAT:
          1.   The Motion is GRANTED.
          2.   The Disclosure Statement is APPROVED.
          3. The appropriate Ballots are to be distributed to holders of Claims in the following classes under the Plan, which are those classes entitled to vote to accept or reject the Plan:

          Ballot No. 1  Beneficial Owner Ballot for holders of the 10 3/4%
          ------------
                        Senior Note Claims.

          Ballot No. 2  Master Ballot for Beneficial Owners of 10 3/4% Senior
          ------------
                        Notes.

          Ballot No. 3  Ballot for holders of Class 3 10 3/4% Senior Note Claims
          ------------
                        and Sponsor Note Claims (collectively, the Senior Note Claims).

          Ballot No. 4  Ballot for holders of Class 4 Subordinated Note Claims.
          ------------

          Ballot No. 5  Ballot for holders of Class 5 General Unsecured Claims,
          ------------
                        which are Claims that are not an Administrative Claim, Priority Tax Claim, Non-Tax Priority Claim, Secured Claim, Senior Note Claim, Subordinated Note Claim or Intercompany Claim.

          4. All Ballots must be properly executed, completed and delivered to the Logan & Company, Inc. ("Logan") (a) by mail, in the return envelope provided with each Ballot, (b) by overnight courier, or (c) by personal delivery so that they are received by the Logan no later than 5:00 p.m., prevailing Eastern Time, on March 24, 2000 (the "Voting Deadline"); provided, however, that beneficial owners of 10 3/4% Senior Notes who receive Ballot No. 1 from a bank or brokerage firm (or its agent) shall return the Ballot to such bank or brokerage firm (or its agent) by the Voting Deadline.

          5. All Master Ballots must be properly executed, completed and delivered to Logan no later than 5:00 p.m. prevailing Eastern Time on March 31, 2000 (the "Master Ballot Voting Deadline").

          6. Solely for the purpose of voting to accept or reject the Plan and not for the purposes of the allowance of, or distribution on account of, a Claim and without prejudice to the rights of the Debtors or other parties in interest in any other context, each Claim within a class of Claims entitled to vote to accept or reject the Plan will be temporarily allowed in an amount equal to the amount of such Claim as set forth in a timely filed proof of claim, or, if no proof of claim was filed, the amount of such Claim as set forth in the Schedules, provided that:

                    (1) If a Claim is deemed Allowed in accordance with the
                        Plan, such Claim shall be Allowed for voting purposes in the deemed Allowed amount set forth in the Plan;

                    (2) If a Claim for which a proof of claim has been timely
                        filed is marked as contingent, unliquidated or disputed, such Claim shall be temporarily Allowed for voting purposes only, and not for purposes of allowance or distribution, at $1.00;

                    (3) If a Claim has been estimated or otherwise Allowed for voting purposes by order of the Court, such Claim shall be temporarily Allowed in the amount so estimated or Allowed by the Court for voting purposes only, and not for purposes of allowance or distribution;

                    (4) If a Claim is listed in the Schedules as contingent,
                        unliquidated or disputed and a proof of claim was not
                        (i) filed by the Bar Date or (ii) deemed timely filed by an order of the Bankruptcy Code prior to the Voting Deadline, such Claim shall be disallowed for voting purposes and for purposes of allowance and distribution pursuant to Bankruptcy Rule 3003(c); and

                    (5) If the Debtors have served and Filed an objection to a
                        Claim at least ten (10) days before the Voting Deadline, such Claim shall be temporarily disallowed for voting purposes only and not for the purposes of the allowance or distribution, except to the extent and in the manner as may be set forth in the objection.

          7. If any creditor seeks to challenge the allowance of its Claim for voting purposes in accordance with the above procedures, such creditor is directed to serve on the Debtors and file with the Court on or before the tenth (10/th/) day after the later of (a) service of the Confirmation Hearing Notice and (b) service of notice of an objection, if any, to such Claim, a motion for an order pursuant to Bankruptcy Rule 3018(a) temporarily allowing such Claim in a different amount for purposes of voting to accept or reject the Plan. As to any creditor filing such a motion, such creditor's Ballot is not to be counted unless temporarily allowed by the Court for voting purposes after notice and a hearing.

          8. Any Ballot that is properly completed, executed and timely returned to Logan but does not indicate an acceptance or rejection of the Plan, or indicates both an acceptance and a rejection of the Plan, is deemed to be a vote to accept the Plan. If no votes to accept or reject the Plan are received with respect to a particular class or subclass, such class or subclass is deemed to have voted to accept the Plan. Whenever a creditor casts more than one (1) Ballot voting the same Claim before the Voting Deadline, the last Ballot received before the Voting Deadline is deemed to reflect the voter's intent and thus to supersede any prior Ballots. Creditors must vote all of their Claims within a particular class under the Plan either to accept or reject the Plan and may not split their vote, and thus, a Ballot that partially rejects and partially accepts the Plan will not be counted; provided, however, that creditors holding acquired Claims need not combine such Claims and may vote their Claims separately.

          9. The following types of Ballots will not be counted in determining whether the Plan has been accepted or rejected: (a) any Ballot received after the Voting Deadline unless the Debtors have granted an extension of the Voting Deadline with respect to such Ballot; (b) any Ballot that is illegible or contains insufficient information to permit the identification of the creditor; (c) any Ballot cast by a person or entity that does not hold a Claim in a class that is entitled to vote to accept or reject the Plan; (d) any Ballot cast for a Claim identified as unliquidated, contingent or disputed for which no proof of claim was timely filed; (e) any facsimile Ballot; and (f) any unsigned Ballot.

          10. All banks and brokerage firms (or their agents) through which beneficial owners hold 10 3/4% Senior Notes are required to receive and summarize on a Master Ballot all beneficial owner Ballots cast by the beneficial owners for which they serve and then return the Master Ballot to Logan by the Master Ballot Voting Deadline. Banks and brokerage firms (or their agents) shall retain for inspection by the Court the Ballots cast by beneficial owners for one (1) year following the Voting Deadline.

          11. To avoid double counting, (i) votes cast by Senior Note Holders and transmitted by means of a Master Ballot must be applied against the positions held by such banks or brokerage firms in the 10 3/4% Senior Notes, as evidenced by the record list of holders of the 10 3/4% Senior Notes, and (ii) the votes submitted by a bank or brokerage firm (or their agents) on a Master Ballot must not be counted in excess of the position maintained by the respective bank or brokerage firm on the Record Date (as defined in the Motion) in the 10 3/4% Senior Notes.

          12. To the extent that conflicting votes or overvotes are submitted on a Master Ballot, Logan shall attempt to resolve the conflict or overvote prior to the Voting Deadline. To the extent that overvotes on a Master Ballot are not reconcilable prior to the Master Ballot Voting Deadline, Logan shall count votes in respect of such Master Ballot in the same proportion as the votes to accept and reject the Plan submitted on the Master Ballot that contained the overvote, but only to the extent of the applicable bank's or brokerage firm's position on the Record Date in the 10 3/4% Senior Notes.

          13. Banks and brokerage firms (or agents thereof) are authorized to complete multiple Master Ballots, and the votes reflected by such multiple Master Ballots should be counted, except to the extent that they are duplicative of other Master Ballots. If two (2) or more Master Ballots submitted are inconsistent in whole or in part, the latest Master Ballot received prior to the Master Ballot Voting Deadline will, to the extent of such inconsistency, supersede and revoke any prior Master Ballot, subject to the Debtors' right to object to the validity of the second Master Ballot on any basis permitted by law, including under Fed. R. Bank. P. 3018(a), and, if such objection is sustained, the first Master Ballot will then be counted.

          14. Each record holder or beneficial owner of a 10 3/4% Senior Note will be deemed to have voted the full principal amount of its Claim relating to the 10 3/4% Senior Notes, notwithstanding anything to the contrary on any Ballot.

          15. Pursuant to section 12.9 of the Plan, the Debtors will file with the Bankruptcy Court and serve on counsel to the Creditors' Committee a Plan Supplement no later than ten (10) days before the Voting Deadline.

          16. The Confirmation Hearing will be held at 2:00 p.m. prevailing Eastern Time on April 7, 2000. The Confirmation Hearing may be continued from time to time by the Court without further notice.

          17. Any objections to confirmation of the Plan must be in writing, and must (a) state the name and address of the objecting party and the nature of the Claim or interest of such party, (b) state with particularity the basis and nature of any objection or proposed modification, and (c) be filed, together with proof of service, with the Court and served so that they are received no later than 4:00 p.m., prevailing Eastern Time, on March 24, 2000 by the Court, the Debtors and counsel to the Creditors' Committee. Objections not timely filed and served in the manner set forth above shall not be considered and shall be overruled. The Debtors must file and serve replies to such objections and responses by no later than 4:00 p.m. prevailing Eastern Time on April 3, 2000.

          18. The Confirmation Hearing Notice annexed to the Motion as Exhibit B is APPROVED. As set forth in paragraph 27 of the Motion, the Debtors will provide to all creditors and equity holders, simultaneously with the distribution of the Solicitation Packages, a copy of the Confirmation Hearing Notice.

          19. February 17, 2000 is the Record Date for purposes of determining which creditors are entitled to vote on the Plan.

          20. The Debtors are directed to mail or cause to be mailed Solicitation Packages containing a copy of this Order, the Confirmation Hearing Notice, the Disclosure Statement, together with all exhibits thereto, including the Plan, and such letters as the Creditors' Committee or the Indenture Trustee for the 10 3/4% Senior Notes may wish to have included to: (a) all persons or entities that have filed proofs of claim or equity interests on or before the Record Date, except to the extent a Claim was expunged by prior order of the Bankruptcy court, (b) all persons or entities listed in the

Schedules as holding liquidated, noncontingent, undisputed claims as of the Record Date, (c) all persons or entities listed in the Debtors' list of equity holders, (d) other known holders of Claims or equity interests against the Debtors, if any, as of the Record Date, (e) all banks or brokerage firms identified by Logan as an entity through which the beneficial owners hold the 10 3/4% Senior Notes, (f) any parties in interest that have filed a notice in accordance with Bankruptcy rule 2002 in the Debtors' chapter 11 cases, (g) the Creditors' Committee and (h) the Office of the United States Trustee.

          21. In addition, holders of Claims in classes entitled to vote to accept or reject the Plan are to receive as part of their Solicitation Packages an appropriate form of Ballot and a Ballot return envelope and such other materials as the Court may direct. Pursuant to sections 1126(f) and 1126(g) of the Bankruptcy Code and Bankruptcy Rule 3017(d), Solicitation Packages for holders of Claims against or interests in any Debtor in a class under the Plan that is conclusively presumed to accept or is deemed to reject the Plan under section 1126(f) or 1126(g) of the Bankruptcy Code will not include a Ballot.

          22. The Debtors shall transmit the Solicitation Package to holders of the Debtors' 10 3/4% Senior Notes as follows: (a) the Solicitation Package will be mailed no later than February 25, 2000, (i) to each holder of record of the 10 3/4% Senior Notes as of the Record Date and each party included by the Indenture Trustee for the 10 3/4% Senior Notes on a supplemental list and (ii) to each bank or brokerage firm (or the agent therefor) identified by Logan as an entity through which beneficial owners hold the 10 3/4% Senior Notes. Bank One Trust Company (as Indenture Trustee for the 10 3/4% Senior Notes) shall, within two (2) business days after the Record Date, provide Logan a list containing the names, addresses and holdings of the respective holders of record as of the Record Date and any supplemental list it may wish to provide. In addition, the banks and brokerage firms (or their agents) through which beneficial owners hold the Senior Notes shall distribute the Solicitation Packages to the beneficial owners for which they hold such securities within three (3) days of receipt of the Solicitation Packages.

          23. The banks, brokerage firms or agents shall forward the Solicitation Packages to the beneficial owners of the 10 3/4% Senior Notes for voting and include a return envelope provided by and addressed to the bank, brokerage firm or agent, so that the beneficial owners may return the completed beneficial owner Ballot to that entity. The bank, brokerage firm or agent shall then summarize the individual votes of its respective beneficial owners from their Beneficial Owner

Ballots on the Master Ballot, and then return the Master Ballot to Logan.

          24. The Debtors are to publish the Confirmation Hearing Notice not less than twenty (20) days before the Confirmation Hearing in the national editions of either The Wall Street Journal or The New York Times and the daily edition of the Chicago Tribune.

          25. With respect to addresses from which notices of the Disclosure Statement Hearing were returned as undeliverable by the United States Postal Service, the Debtors are excused from mailing Solicitation Packages to those entities listed at such addresses unless the Debtors are provided with accurate addresses for such entities before February 24, 2000. Failure to mail Solicitation Packages to such entities will not constitute inadequate notice of the Confirmation Hearing or the Voting Deadline or violation of Bankruptcy Rule 3017(d).

          26. The Debtors are authorized to take or refrain from taking any action necessary or appropriate to implement the terms of and the relief granted in this Order without seeking further Order of the Court.

Dated:    Wilmington, Delaware
          February 17, 2000



                            /s/ Peter J. Walsh
                            ------------------------------
                            United States Bankruptcy Judge